UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TEGNA Inc.

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June 29, 2023

Dear Fellow Shareholders:

Our talented and dedicated team at TEGNA demonstrated impressive focus throughout 2022, enabling us to achieve record top- and bottom-line performance and generate significant business momentum. Despite the increased efforts and uncertainty surrounding the now-terminated merger, TEGNA achieved record full-year total company revenue, as well as record subscription revenue, net income, and Adjusted EBITDA. We also delivered record political revenue for a non-presidential election year.

This performance demonstrates the resilience of our strategy, the value of our portfolio of local station brands and TEGNA’s continued focus on operational excellence. We are uniquely positioned within the broadcast sector with an industry-leading balance sheet, and have the lowest leverage levels since we became a pure-play broadcasting company in 2017. With our attractive broadcast assets and strong balance sheet, TEGNA is well positioned to generate strong shareholder value.

Our leading portfolio of high-quality local station and digital brands fills a critical role in markets across the country, diversified by both geographic regions and network affiliations. The differentiated, non-substitutable programming we provide, including live local news, live local and national sports and first run, popular network programs, remains some of the most highly viewed content available.

We strive to be the most trusted source of news in our communities and to make an impact by being agents of change in the markets we serve. Through our national VERIFY brand, our journalists are tackling an increasingly complex landscape of misinformation and disinformation. Our stations are reaching consumers in new ways, including through the introduction of streaming apps for Roku and Amazon’s Fire TV. Our stations’ apps logged more than 1 billion minutes of viewing in 2022.

Through thoughtful acquisitions over the years, TEGNA has built a strategic position in key battleground states and large markets, which will serve us well as we approach the 2024 presidential election cycle. Additionally, Premion, our first-to-market and industry-leading OTT advertising platform, continues to deliver differentiated solutions to both local and national advertisers.

Howard D. Elias	David T. Lougee

Key Financial Highlights:

•  $3.3 billion record total company
revenue

•
$1.5 billion record subscription revenue

•  $341 million in political revenue, a record for a non-presidential year

•  GAAP net income was a record $631 million

•  $1.1 billion record Adjusted EBITDA*, a 19% increase over 2021

•  Record net revenue for Premion, our over-the-top (OTT) advertising platform

Across our company, we also continued to make strides in accelerating the pace of racial diversity and inclusion. In 2022, we continued to make progress towards our 2025 DE&I goals to increase representation of Black, Indigenous and People of Color (BIPOC) in our content teams, content leadership, and company leadership. We evolved our measurable multi-year Inclusive Journalism Program to ensure our coverage and storytelling, imagery, and language resonates with and honors the communities we serve. We also launched a DE&I and community-centered investing initiative with CNote, an organization that helps companies invest capital in underserved communities at scale, and through the program we have already made investments in twelve Community Development Financial Institutions in the communities TEGNA serves. Through our stations’ community engagement efforts, we were honored for a third consecutive year in the 2022 Civic 50, which recognizes the most community-minded companies in the U.S. and were the Telecommunications Sector leader.

On May 22, 2023, after a protracted regulatory review, we announced the termination of our merger agreement with Standard General, L.P. Anticipating this possible outcome in the months leading up to the termination, our Board of Directors and management were focused on our standalone plan so that we could hit the ground running following termination of the agreement. Accordingly, we announced a $300 million accelerated share repurchase program and a 20 percent increase in our quarterly dividend. These initial actions were taken to return excess capital accumulated during the pending merger to you, our shareholders. In addition, on June 2, 2023, Standard General transferred TEGNA shares it held to us to satisfy the $136 million termination fee due to TEGNA under the terms of the merger agreement. We continue to actively review our strategy to further enhance shareholder value and to return additional excess capital.

Our success in 2022 and our strong outlook are a testament to the dedication and focus of our TEGNA colleagues. We are incredibly proud of our achievements during 2022, our steadfast commitment to generating long-term shareholder value, and the ongoing fulfillment of our purpose to serve the greater good of our communities. We look forward to building on these many successes in the years ahead.

*

Reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the Company’s results as reported under accounting principles generally accepted in the United States may be found in the Company’s Form 10-K, filed February 27, 2023: adjusted EBITDA – page 32.

Howard D. Elias Board Chair	Dave Lougee President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

To Our Shareholders: The 2023 Annual Meeting of Shareholders of TEGNA Inc. will be held for the following purposes:	MEETING INFORMATION DATE: August 17, 2023 TIME: 10:00 a.m. LOCATION: Via a live webcast at: www.meetnow.global/MA7WFZQ. There is no physical location for the Annual Meeting.
to consider and act upon a proposal to elect nine director nominees to the Company’s Board of Directors to hold office until the Company’s 2024 Annual Meeting of Shareholders;
to consider and act upon a Company proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year;
to consider and act upon a Company proposal to approve, on an advisory basis, the compensation of our named executive officers;

to conduct a non-binding advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers;
to consider and act upon a shareholder proposal regarding shareholder ratification of termination pay; and
to transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Your Board of Directors unanimously recommends that you vote FOR all nine nominees listed on the enclosed proxy card or voting instruction form, FOR proposals 2 and 3, 1 YEAR on proposal 4, and AGAINST proposal 5.

We have enclosed the annual report, proxy statement (together with the notice of Annual Meeting), and proxy card or voting instruction form. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card or voting instruction form to vote by Internet, telephone, or by mail. We encourage shareholders to submit their proxies electronically – by telephone or by Internet – whenever possible.

The Board of Directors has set the close of business on June 22, 2023 as the record date to determine the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By Action of the Board of Directors,

Marc S. Sher

Vice President, Associate General Counsel and Secretary

Tysons, Virginia

June 29, 2023

Notice of Annual Meeting of Shareholders

Your Vote Is Important. Please vote by proxy TODAY to ensure that your shares are represented at the Annual Meeting whether or not you currently plan to attend. You do not need to attend the meeting to vote if you vote your shares before the meeting. If you are a record holder, you may vote your shares by mail, telephone or the Internet. If you later decide to attend the meeting, your vote will revoke any proxy previously submitted. If your shares are held by a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee to vote your shares and you may not vote your shares by ballot at the meeting unless you provide a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the meeting. Please review “Questions and Answers about the Proxy Materials and the Annual Meeting” beginning on page 75 of the Proxy Statement for information about attending and voting at the Annual Meeting.

We will hold the Annual Meeting virtually online via a live webcast at www.meetnow.global/MA7WFZQ. To participate in the Annual Meeting, you must enter the 16 digit control number included in your proxy card or voting instruction form. Online access to the Annual Meeting will open approximately 15 minutes prior to the start of the Annual Meeting. You will not be able to attend the Annual Meeting in person at a physical location. For purposes of attendance at the Annual Meeting, all references in this proxy statement to “present” shall mean virtually present at the Annual Meeting.

INTERNET	TELEPHONE	MAIL	ONLINE

Access the website indicated on the enclosed proxy card or voting instruction form.	Call the number indicated on the enclosed proxy card or voting instruction form.	Sign, date and return the enclosed proxy card or voting instruction form in the postage-paid envelope provided.	Attend the virtual meeting via live webcast at www.meetnow.global/MA7WFZQ/ and vote by ballot online.

This Notice of Annual Meeting and Proxy Statement is first being delivered to shareholders on or about June 29, 2023.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Shareholders

to be Held Virtually on August 17, 2023 at 10:00 a.m., Eastern Time.

The proxy statement and annual report to shareholders are available at www.envisionreports.com/TGNA.

Proxy Statement Summary		i

PROPOSAL 1 – ELECTION OF DIRECTORS

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Page

1	Your Board of Directors

1	Board Leadership Structure

2	The TEGNA Nominees

7	Committees of the Board of Directors

9	Committee Charters

10	Corporate Governance

10	Shareholder Engagement

11	The Board’s Role in Risk Oversight

12	The Board’s Role in the Oversight of Cybersecurity and Data Privacy

13	The Board’s Role in Corporate Strategy

14	Board Oversight of Corporate Social Responsibility

14	Board Oversight of Diversity, Equity and Inclusion

15	Corporate Social Responsibility

22	Annual Board Performance Evaluation

22	Ethics Policy

23	Related Transactions; Compensation Committee Interlocks and Insider Participation
23	Report of the Audit Committee

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Page

25

EXECUTIVE COMPENSATION

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Page

26	Compensation Discussion and Analysis

27	Executive Summary

30	Overview of Executive Compensation Program

30	How the Committee Determines NEO Compensation

47	Leadership Development and Compensation Committee Report

48	Summary Compensation Table

49	Grants of Plan-Based Awards

50	Outstanding Equity Awards at Fiscal Year-End

51	Option Exercises and Stock Vested

51	Pension Benefits

52	Non-Qualified Deferred Compensation

53	Other Potential Post-Employment Payments

59	CEO Pay Ratio
60	Pay Versus Performance

PROPOSAL 3 – APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Page

63

PROPOSAL 4 – NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Page

64

PROPOSAL 5 – SHAREHOLDER PROPOSAL REGARDING RATIFICATION OF TERMINATION PAY

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Page

65

DIRECTOR COMPENSATION	68

OUTSTANDING DIRECTOR EQUITY AWARDS AT FISCAL YEAR-END	70

EQUITY COMPENSATION PLAN INFORMATION	71

SECURITIES BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS	72

INVESTMENT IN TEGNA STOCK BY DIRECTORS AND EXECUTIVE OFFICERS	73

COST OF SOLICITING PROXIES	74

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING	75

ADDITIONAL INFORMATION	81

TEGNA Inc.

2023 Proxy Statement Summary

This summary highlights information about TEGNA Inc. (“TEGNA” or the “Company”) and the upcoming 2023 annual meeting of shareholders (the “Annual Meeting”). Please review the complete Proxy Statement and TEGNA’s annual report for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) before you vote. The Proxy Statement and the 2022 Annual Report will first be mailed or released to shareholders on or about June 29, 2023.

ANNUAL MEETING OF SHAREHOLDERS

• Time and Date: • Record Date: • Admission:

10:00 a.m. ET on August 17, 2023

June 22, 2023

You are entitled to attend the Annual Meeting if you were a TEGNA shareholder as of the close of business on the record date. If you plan to attend the meeting, you must register in advance by following the procedures described in “Questions and Answers about the Proxy Materials and the Annual Meeting” beginning on page 75 and abide by the agenda and procedures for the Annual Meeting (which will be available on the virtual Annual Meeting site). If your shares are held by a broker, bank or other holder of record in “street name” (including shares held in certain TEGNA employee benefit plans), you must also provide proof of your ownership of the shares as of the record date in order to attend the meeting. See “Questions and Answers About the Proxy Materials and Annual Meeting – What must I do if I want to attend the Annual Meeting?” on page 75 of this Proxy Statement for additional information and instructions.

2023 PROXY STATEMENT	|	i

2023 Proxy Statement Summary: Voting Matters and Board Recommendations

Voting Matters and Board Recommendations

Voting Matter		Voting Standard	Board Vote Recommendation	See Page

Proposal 1	Election of Directors	To be elected, a director nominee must receive more votes “for” than votes “against” with respect to the nominee.	FOR ALL NOMINEES	1

Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of the votes that could be cast by the shareholders present in person or represented by proxy.	FOR	25

Proposal 3	Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers	Majority of the votes that could be cast by the shareholders present in person or represented by proxy.	FOR	63

Proposal 4	Non-binding advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers.	The choice that receives the highest number of votes will be considered by the Company as the shareholders’ recommendation.	1 YEAR	64

Proposal 5	Shareholder Proposal regarding Shareholder Ratification of Termination Pay	Majority of the votes that could be cast by the shareholders present in person or represented by proxy.	AGAINST	65

ii	|	2023 PROXY STATEMENT

2023 Proxy Statement Summary: Snapshot of 2023 Director Nominees

Snapshot of 2023 Director Nominees

Director Nominees

The Board of Directors is currently composed of eleven directors, including the nine continuing directors nominated for reelection as further described below. Two of our current Board members, Lidia Fonseca and Bruce Nolop, have informed the Company that they do not desire to stand for reelection at the 2023 Annual Meeting. As a result, the Board of Directors has nominated the director candidates below. All director nominees have stated that they are willing to serve if elected. Personal information about each director nominee is available beginning on page 2 of this Proxy Statement.

Name & Principal Occupation	Age	Director Since	Diversity[1] Identifier	Status	Committee Memberships
Gina L. Bianchini Founder and CEO, Mighty Networks	51	2018	W	Independent	Nominating and Governance; Public Policy and Regulation
Howard D. Elias Chair of TEGNA; Retired President, Services and Digital, Dell Technologies	66	2008	W	Independent	Executive (Chair); Leadership Development and Compensation
Stuart J. Epstein Strategic Advisor, Meadowlark Media	60	2018	W	Independent	Audit (financial expert)
Karen H. Grimes Retired Partner, Senior Managing Director and Equity Portfolio Manager, Wellington Management Company	67	2020	W	Independent	Audit (financial expert); Nominating and Governance
David T. Lougee President and CEO, TEGNA Inc.	64	2017	W	Executive	Executive
Scott K. McCune Founder, MS&E Ventures; Former Vice President of Global Media and Integrated Marketing, The Coca-Cola Company	66	2008	W	Independent	Audit; Executive; Leadership Development and Compensation (Chair)
Henry W. McGee Senior Lecturer, Harvard Business School; Former President, HBO Home Entertainment	70	2015	B	Independent	Executive; Nominating and Governance (Chair); Public Policy and Regulation
Neal Shapiro President and CEO, public television company WNET	65	2007	W	Independent	Nominating and Governance; Public Policy and Regulation
Melinda C. Witmer Founder and CEO, Foiye, Inc.; Former Executive Vice President, Chief Video & Content Officer; Time Warner Cable	62	2017	W	Independent	Executive; Leadership Development and Compensation; Public Policy and Regulation (Chair)

[1]	This column only relates to Racial & Ethnicity diversity, as follows: B – Black or African American; W – White or Caucasian.

2023 PROXY STATEMENT	|	iii

2023 Proxy Statement Summary: Snapshot of 2023 Director Nominees

Our director nominees have a diverse set of qualifications, skills and experiences and also reflect diversity of age, tenure, gender and race/ethnicity. The Board regularly evaluates its composition to ensure that the skills and experience of the directors as a whole enhance the ability of the Board to provide independent oversight of management as they execute on strategic initiatives to create sustainable stockholder value. The following graphics include additional information regarding our director nominees.

Gender Diversity	Racial & Ethnic Diversity

Age	Tenure

iv	|	2023 PROXY STATEMENT

2023 Proxy Statement Summary: Snapshot of 2023 Director Nominees

Director Nominees Skills Matrix

See the director nominee biographies beginning on Page 2 of this Proxy Statement for further detail. The absence of a “•” for a particular skill does not mean that the director nominee does not possess that qualification, skill, or experience. We look to each director to be knowledgeable in these areas; however, the mark indicates that the item is a particularly prominent qualification, skill or experience that the director brings to the Board.

2023 PROXY STATEMENT	|	v

2023 Proxy Statement Summary: Corporate Governance Highlights

Corporate Governance Highlights

Board and Governance Practices

▶ 8 of 9 director nominees are independent

▶ Board gender diversity – 3 female director nominees (33% of Board)

▶ All Standing Board Committees are fully independent: Audit, Leadership Development and Compensation, Nominating and Governance, Public Policy and Regulation

▶ Independent Board Chair enhances oversight of management

▶ All directors stand for election annually

▶ One-vote-per-share capital structure with all shareholders entitled to vote for director nominees

▶ Majority voting standard for uncontested director elections with a director resignation policy

▶ No shareholder rights plan (poison pill) in place

▶ Annual review by the Board of TEGNA’s major risks with certain oversight delegated to Board committees

▶ Clear CEO and executive officer succession plan

Board Refreshment and Evaluation

▶ Ongoing board refreshment process

▶  Robust director nominee selection process

▶  Annual board performance evaluation

Social Responsibility Practices

▶ Public Policy and Regulation Committee provides independent oversight of sustainability, environmental matters and social responsibility

▶ Enhanced reporting of environmental, social and governance (“ESG”) disclosures, including disclosure under the SASB Media and Entertainment framework

▶ Our environmental policy and practices ensure we are being responsible stewards of our resources and helping to build a sustainable future for all stakeholders

▶ We continue to make sustained progress on diversity and inclusion, including our Inclusive Journalism program

▶ Separate areas of oversight regarding the Company’s approach to diversity for each Board committee

▶ We have established and continue to make progress against our 2025 goals to increase Black, Indigenous and People of Color representation in content teams, news leadership and management roles

Executive Compensation Practices

▶ A significant percentage of the compensation we provide to our NEOs is performance-based.

▶ Maximum annual bonus payouts and performance share payouts are capped at 200% of target.

▶ Compensation recoupment (“clawback”) policy covering restatements and misconduct applicable to all current and former executive officers

▶ Hedging and pledging of TEGNA securities by TEGNA employees and directors is prohibited

▶ All new change-in-control arrangements are “double trigger”

▶ We limit cash severance payments for executives to three times base salary plus annual bonus

Shareholder Engagement

▶ TEGNA maintains a long-standing shareholder engagement program, involving year-round active dialogue and the participation of its independent directors; shareholder feedback is shared with the full Board

▶ Several changes implemented in response to feedback gathered during shareholder engagement in recent years, including adoption of proxy access, changes to executive compensation program and enhancements to ESG reporting

Director Engagement

▶ 9 Board meetings in 2022; overall attendance at all of the meetings of the Board and Board committees was 93.8%

▶ Frequent meetings of non-management directors in executive session without any TEGNA officer present

▶ Directors prohibited from serving on more than three other public company boards

vi	|	2023 PROXY STATEMENT

Proposal 1—Election of Directors

(Proposal 1 on the proxy card)

Your Board of Directors

The Board of Directors is currently composed of eleven directors, including the nine directors nominated for reelection. Lidia Fonseca and Bruce Nolop have informed the Company that they do not desire to stand for reelection at the 2023 Annual Meeting. The Board of Directors held nine meetings during 2022. Each of the directors attended, in the aggregate, at least 75% of the meetings of the Board and its committees on which he or she served that were held during the period for which he or she served as a director or committee member, as applicable, during 2022. All directors then serving on the Board virtually attended the 2022 Annual Meeting in accordance with the Company’s policy that all directors attend the Annual Meeting.

Nominees elected to our Board at the 2023 Annual Meeting will serve until the Company’s 2024 Annual Meeting of Shareholders. The Board, upon the recommendation of its Nominating and Governance Committee, has nominated the following individuals: Gina L. Bianchini, Howard D. Elias, Stuart J. Epstein, Karen H. Grimes, David T. Lougee, Scott K. McCune, Henry W. McGee, Neal Shapiro and Melinda C. Witmer. The Board believes that each of the nominees will be available and able to serve as a director. Each of the nominees has consented to being named in this Proxy Statement and to serve on the Board, if elected. If any nominee becomes unable or unwilling to serve, the Board may do one of three things: recommend a substitute nominee, reduce the number of directors to eliminate the vacancy, or fill the vacancy later. The shares represented by all valid proxies may be voted for the election of a substitute if one is nominated.

Under the Company’s By-laws, the 2023 director nominees will be elected by the vote of a majority of the votes cast with respect to the director at the meeting. If an incumbent nominee does not receive an affirmative majority of the votes cast, he or she is required to submit a letter of resignation to the Board’s Nominating and Governance Committee, which would recommend to the Board the action to be taken with respect to the letter of resignation. The Board is required to act on the Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified.

Board Leadership Structure

Our Board regularly reviews the Company’s Board leadership structure, how the structure is functioning and whether the structure continues to be in the best interest of our shareholders. Our Board has determined that having an independent director serve as the Chair of the Board is currently the best leadership structure for the Company. Separating the positions of Chair and CEO allows the CEO to focus on executing the Company’s strategic plan and managing the Company’s operations and performance and permits improved communications between the Board, the CEO and other senior leaders of the Company.

The duties of the Chair of the Board include:

•	presiding over all meetings of the Board and all executive sessions of non-management directors;

•

serving as liaison on Board-wide issues between the CEO and the non-management directors, although Company policy also provides that all directors shall have direct and complete access to the CEO at any time as they deem necessary or appropriate, and vice versa;

•	in consultation with the CEO, reviewing and approving Board meeting schedules, agendas and materials;

•	calling meetings of the non-management directors, if desired; and

•	being available when appropriate for consultation and direct communication if requested by shareholders.

2023 PROXY STATEMENT	|	1

Proposal 1—Election of Directors: Information about the TEGNA Nominees

The TEGNA Nominees

The following director nominees are currently serving on the Board and have been nominated by the Board on the unanimous recommendation of the Nominating and Governance Committee to stand for re-election at the Company’s 2023 Annual Meeting for a term expiring on the date of the Company’s 2024 Annual Meeting. The principal occupation and business experience of each TEGNA nominee, including the reasons the Board believes each of them should be re-elected to serve another term on the Board, are described below.

The Board of Directors recommends that shareholders “FOR” each of the TEGNA nominees by following the voting instructions contained on the enclosed proxy card.

Gina L. Bianchini Founder and CEO, Mighty Networks Age: 51 Director since: 2018	TEGNA Committees: • Nominating and Governance • Public Policy and Regulation

Professional Experience:

Ms. Bianchini is Founder and Chief Executive Officer of Mighty Networks (formerly known as Mighty Software, Inc.), a position she has held since September 2010. She served as Chief Executive Officer of Ning, Inc. from 2004 to March 2010. Ms. Bianchini also served as a director of Scripps Networks Interactive, Inc. through 2018, as a director of Empower Ltd until July 2021, and as a director of Empower’s successor, Holley Inc., until May 2022.

Qualifications and Strategy-Related Experience:

•	Expertise, vision and creativity in the rapidly evolving world of digital media
•	Deep knowledge of social media and community building technology platforms
•	Experience with oversight of acquisitions, equity investments, and investor relations
•	Significant digital and start-up experience

2	|	2023 PROXY STATEMENT

Proposal 1—Election of Directors: Information about the TEGNA Nominees

Howard D. Elias Chair of TEGNA; Retired Chief Customer Officer and President, Services and Digital, Dell Technologies Age: 66 Director since: 2008	TEGNA Committees: • Executive (Chair) • Leadership Development and Compensation

Professional Experience:

Mr. Elias was named the Chair of TEGNA in April 2018 and recently retired from his position as President, Services and Digital, of Dell Technologies, a position he had held since September 2016. Prior to that, he served as President and Chief Operating Officer, EMC Global Enterprise Services from January 2013 to September 2016 and was President and Chief Operating Officer, EMC Information Infrastructure and Cloud Services from September 2009 to January 2013. From October 2015 through September 2016, Mr. Elias was also responsible for leading the development of EMC Corporation’s integration plans in connection with its transaction with Dell Inc. Previously, Mr. Elias served as President, EMC Global Services and Resource Management Software Group; Executive Vice President, EMC Corporation from September 2007 to September 2009; and Executive Vice President, Global Marketing and Corporate Development, at EMC Corporation from October 2003 to September 2007.

Qualifications and Strategy-Related Experience:

•	Extensive operational, managerial, and leadership experience in cloud computing, supply chain management, marketing, corporate development and global customer support
•	Experience overseeing M&A, new business development and incubation, and integration of acquisitions
•	Comprehensive global business and management experience in information technology

Stuart J. Epstein Strategic Advisor, Meadowlark Media Age: 60 Director since: 2018	TEGNA Committees: • Audit

Professional Experience:

Since April 2023, Mr. Epstein has served as Strategic Advisor at Meadowlark Media, a premium content studio and creator network, focused primarily on sports. Previously, he was a Board Member and Chief Financial Officer of DAZN Group, the global live sports streaming service, a position he held from June 2018 to January 2022. He served as Co-Managing Partner of Evolution Media (within CAA) from September 2015 to September 2017, and as Executive Vice President and CFO of NBCUniversal from September 2011 to April 2014. Prior to that, Mr. Epstein held various positions during his 23-year career at Morgan Stanley, including Managing Director and Global Head of the Media & Communications Group within the investment banking division.

Qualifications and Strategy-Related Experience:

•	Extensive knowledge of media, technology and capital markets
•	Deep transactional experience with complex deals involving a range of constituencies
•	Experience in overseeing local broadcast television stations
•	Significant expertise in overseeing strategic business initiatives

2023 PROXY STATEMENT	|	3

Proposal 1—Election of Directors: Information about the TEGNA Nominees

Karen H. Grimes Retired Partner, Senior Managing Director and Equity Portfolio Manager, Wellington Management Company Age: 67 Director since: 2020	TEGNA Committees: • Audit • Nominating and Governance Other Public Company Directorships: • Corteva • Toll Brothers, Inc.

Professional Experience:

Ms. Grimes held the position of Senior Managing Director, Partner, and Equity Portfolio Manager at Wellington Management Company LLP, an investment management firm, from January 2008 through December 2018. Prior to joining Wellington Management Company in 1995, she held the position of Director of Research and Equity Analyst at Wilmington Trust Company, a financial investment and banking services firm, from 1988 to 1995. Before that, Ms. Grimes was a Portfolio Manager and Equity Analyst at First Atlanta Corporation from 1983 to 1986 and at Butcher and Singer from 1986 to 1988. Ms. Grimes holds the Chartered Financial Analyst designation.

Qualifications and Strategy-Related Experience:

•	Financial acumen, investment expertise and a returns-focused mindset, including in media and advertising
•	Extensive executive-level experience and leadership abilities
•	Deep understanding of financial accounting and internal financial controls
•	Significant risk management experience
•	Provides a valuable investor-oriented perspective

David T. Lougee President and CEO,TEGNA Inc. Age: 64 Director since: 2017	TEGNA Committees: • Executive

Professional Experience:

Mr. Lougee became President and Chief Executive Officer and a director of TEGNA in June 2017. He previously served as the President of TEGNA Media from July 2007 to May 2017. Prior to joining TEGNA, he served as Executive Vice President, Media Operations for Belo Corp. from 2005 to 2007. Mr. Lougee is a past chairman of the National Association of Broadcasters (NAB) as well as the NBC Affiliates Board of Directors and the Television Bureau of Advertising (TVB) Board of Directors. He is currently vice chairman of the Broadcast Music, Inc. Board of Directors and serves on the Board of the Broadcasters Foundation of America.

Qualifications and Strategy-Related Experience:

•	Extensive expertise in management and operations
•	Experience in oversight of strategic acquisitions
•	Deep and intimate knowledge of the media industry
•	25 years of experience in a variety of senior leadership roles

4	|	2023 PROXY STATEMENT

Proposal 1—Election of Directors: Information about the TEGNA Nominees

Scott K. McCune Founder, MS&E Ventures; Former VP, Global Media and Integrated Marketing, The Coca Cola Company Age: 66 Director since: 2008	TEGNA Committees: • Audit • Executive • Leadership Development and Compensation (Chair)

Professional Experience:

Mr. McCune is the Founder of MS&E Ventures, a firm focused on creating new business value for brands through media, sports and entertainment. Prior to his retirement in March 2014, Mr. McCune spent 20 years at The Coca-Cola Company serving in a variety of roles, including Vice President, Global Partnerships & Experiential Marketing from 2011-2014, Vice President Global Media and Integrated Marketing from 2005-2011, and Vice President, Global Media, Sports & Entertainment Marketing and Licensing from 1994-2004. He also spent 10 years at Anheuser-Busch Inc. where he held a variety of positions in marketing and media. Mr. McCune also serves as a director of First Tee of Atlanta and the College Football Hall of Fame.

Qualifications and Strategy-Related Experience:

•	Significant experience as a marketing executive, with an outstanding record of creating value, developing people and building organizational capabilities
•	Deep knowledge of multiple aspects of marketing, including integrated marketing media, advertising, digital, licensing, sports & entertainment and experiential
•	Experience building global brands, leading and inspiring diverse organizations, planning and executing complex operations innovating new approaches to business, driving productivity and managing P&L

Henry W. McGee Senior Lecturer, Harvard Business School Age: 70 Director since: 2015	TEGNA Committees: • Executive • Nominating and Governance (Chair) • Public Policy and Regulation Other Public Company Directorships: • AmerisourceBergen Corporation

Professional Experience:

Mr. McGee has been a Senior Lecturer at Harvard Business School since July 2013. Previously, he served as a consultant to HBO Home Entertainment from April 2013 to August 2013 after serving as President of HBO Home Entertainment from 1995 until his retirement in March 2013. Mr. McGee held the position of Senior Vice President, Programming, HBO Video, from 1988 to 1995 and prior to that, Mr. McGee served in leadership positions in various divisions of HBO. Mr. McGee also serves as a director of The Black Filmmaker Foundation. He is also a former President of the Alvin Ailey Dance Theater Foundation and the Film Society of Lincoln Center. He was recognized by Savoy Magazine in 2016 and 2017 as one of the Most Influential Black Corporate Directors and in 2018 the National Association of Corporate Directors named Mr. McGee to the Directorship 100 as one of the country’s most influential boardroom members.

Qualifications and Strategy-Related Experience:

•	Significant business, leadership and management experience in media industry
•	Expertise in new business planning, operations, marketing and wholesale distribution
•	Deep understanding of the use of technology in and all aspects of wholesale distribution and international market
•	Extensive knowledge of leadership, corporate governance and corporate accountability

2023 PROXY STATEMENT	|	5

Proposal 1—Election of Directors: Information about the TEGNA Nominees

Neal Shapiro President and CEO, The WNET Group Age: 65 Director since: 2007	TEGNA Committees: • Nominating and Governance • Public Policy and Regulation

Professional Experience:

Mr. Shapiro is President and CEO of the public television company WNET, which operates three public television stations in the largest market in the country: Thirteen/WNET, WLIW and NJTV. He is an award-winning producer and media executive with a more than 35-year career spanning print, broadcast, cable and online media. Before joining WNET in February 2007, Mr. Shapiro served in various executive capacities with the National Broadcasting Company beginning in 1993 and was president of NBC News from May 2001 to September 2005. During his career, Mr. Shapiro has won numerous journalism awards, including 32 Emmys, 31 Edward R. Murrow Awards and 3 Columbia DuPont awards. He also serves on the Board of Trustees at Tufts University and as a member of the Board of Trustees of American Public Television.

Qualifications and Strategy-Related Experience:

•	Strong broadcast industry experience
•	Expertise in overseeing operations and strategy of news networks
•	Expertise in news production and reporting, journalism and First Amendment issues
•	Deep experience in programming and content sharing

Melinda C. Witmer Founder and CEO, Foiye, Inc.; Former Executive Vice President, Chief Video & Content Officer, Time Warner Cable Age: 62 Director since: 2017	TEGNA Committees: • Executive • Leadership Development and Compensation • Public Policy and Regulation (Chair)

Experience:

Ms. Witmer is the Founder and CEO of Foiye Inc., a social entertainment platform for real estate and home enthusiasts operating as foiye.com, a position she has held since May 2021. Foiye is the successor to Look Left Media, a startup company Ms. Witmer founded in March 2018 that was focused on the development of new real estate technology and media products. From January 2012 until May 2016, Ms. Witmer served as Executive Vice President, Chief Video & Content Officer of Time Warner Cable and Chief Operating Officer of Time Warner Cable Networks, which followed a five-year period starting in January 2007 as Time Warner Cable’s Executive Vice President and Chief Programming Officer. Prior to joining Time Warner Cable in 2001, Ms. Witmer was Vice President and Senior Counsel at Home Box Office, Inc.

Qualifications and Strategy-Related Experience:

•	Significant experience in the industry including media operations, telecommunications programming and content
•	Expert in the negotiation of content distribution agreements, including retransmission consent agreements with local broadcaster groups
•	Deep understanding of the changing media landscape
•	Experience in capitalizing on market opportunities, new technologies and emerging platforms in the media space, including innovative consumer experiences

6	|	2023 PROXY STATEMENT

Proposal 1—Election of Directors: Committees of the Board of Directors

Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board and its four standing committees: the Audit Committee, Leadership Development and Compensation Committee, Nominating and Governance Committee, and Public Policy and Regulation Committee. The Board also has an Executive Committee (not shown on the chart below) made up of the Board Chair, the CEO and each of the Board committee chairs, that may exercise the authority of the Board between meetings, as required. The chart below shows the current membership and chairperson of each of the standing Board committees and the number of committee meetings held during 2022. Each member of the Audit, Leadership Development and Compensation, Nominating and Governance, and Public Policy and Regulation Committee meets the applicable independence requirements of the SEC and NYSE for service on the Board and each committee on which she or he serves. In addition, Susan Ness, whose term as a director ended at the Company’s 2022 annual meeting of shareholders because she had reached the Company’s mandatory retirement age for non-management directors, qualified as an independent director in accordance with applicable NYSE listing and SEC rules while serving on our Board

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of financial reporting practices and the quality and integrity of the financial reports of the Company, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee appoints and is responsible for setting the compensation of the Company’s independent registered public accounting firm. The Audit Committee reviews the Company’s independent registered public accounting firm’s qualification, performance and independence on an annual basis.

The Audit Committee also provides oversight of the Company’s internal audit function and oversees the adequacy and effectiveness of the Company’s accounting and financial controls and the guidelines and policies that govern the process by which the Company undertakes financial, accounting and audit risk assessment and risk management. In connection with the Ethics Policy, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of any accounting or auditing concerns. In addition, the Committee monitors the Company’s finance- and investment-related diversity and inclusion efforts, including the Company’s investment, procurement and purchasing involving minority-owned businesses.

The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm.

The Board has determined that each of Bruce P. Nolop, Stuart J. Epstein and Karen H. Grimes is an audit committee financial expert, as that term is defined under SEC rules, and is independent, as defined in the NYSE listing rules.

Executive Committee

The Executive Committee may exercise the authority of the Board between Board meetings, except as limited by Delaware law. In 2022, the full board was able to review all items requiring Board oversight or approval, and did not require the Executive Committee to act in its stead.

2023 PROXY STATEMENT	|	7

Proposal 1—Election of Directors: Committees of the Board of Directors

Leadership Development and Compensation Committee

As further described in the “Compensation Discussion and Analysis” (CD&A) section of this Proxy Statement, the Leadership Development and Compensation Committee discharges the Board’s responsibilities relating to the compensation of the Company’s executives and has overall responsibility for the Company’s compensation plans, principles and programs. The Committee also monitors the Company’s human resources practices, including its performance in diversity, inclusion and equal employment opportunity, and supports the Company’s commitment to diversity and inclusion and the continuation of the Company’s successful efforts to gain and maintain diversity among its employees and management.

Under its charter, the Committee may, in its sole discretion, engage, retain and compensate any compensation consultant, independent legal counsel or other adviser it deems necessary. In selecting a consultant, counsel or adviser, the Committee evaluates its independence by considering the independence factors set forth in applicable SEC and NYSE rules and any other factors the Committee deems relevant to the adviser’s independence from management.

The Committee retains Meridian Compensation Partners, LLC (Meridian) as its consultant to advise it on executive compensation matters. The Committee has determined that Meridian is an independent compensation consultant based on a review of the independence factors reviewed by the Committee.

Meridian participates in Committee meetings as requested by the chair of the Committee and communicates directly with the chair and other members of the Committee outside of meetings. Meridian specifically has provided the following services to the Committee:

•	Consulted on various compensation plans, policies and practices;

•	Participated in Committee executive sessions without management present;

•	Assisted in analyzing executive compensation practices and trends and other compensation-related matters;

•	Consulted with management and the Committee regarding market data used as a reference for pay decisions;

•	Consulted on the structure of the equity award program; and

•	Reviewed the CD&A and other compensation related disclosures contained in this Proxy Statement.

Nominating and Governance Committee

The Nominating and Governance Committee regularly monitors the composition of the Board to ensure that it has the necessary mix of skills and experience to support the Company’s strategic focus, including diversity of thought, age, experience and racial, ethnic, and gender diversity. The Committee is charged with identifying individuals qualified to become Board members, recommending to the Board candidates for election or re-election to the Board, and considering from time to time the Board committee structure and makeup. The Committee also monitors and takes a leadership role with respect to the Company’s corporate governance practices.

The Nominating and Governance Committee charter sets forth certain criteria for the Committee to consider in evaluating potential director nominees. In addition to evaluating a potential director’s independence, the Committee considers whether director candidates have relevant experience and skills to assure that the Board has the necessary breadth and depth to perform its oversight function effectively. The charter also encourages the Committee to work to maintain a board that reflects the diversity, in terms of gender, age, race, ethnicity and other self-identified diversity attributes of the communities the Company serves, and to support that goal through appropriate board-level self-assessment, nomination and recruitment processes. The Committee evaluates potential candidates against these requirements and objectives. For those director candidates who appear upon first consideration to meet the Committee’s criteria, the Committee will engage in further research to evaluate their candidacy.

The Nominating and Governance Committee periodically retains search firms to assist in the identification of potential director nominee candidates based on criteria specified by the Committee and in evaluating and pursuing individual candidates at the direction of the Committee. The Committee will also consider timely written suggestions from shareholders. In addition to satisfying the requirements under our By-Laws, to comply with the SEC’s universal proxy rules, shareholders who intend to

8	|	2023 PROXY STATEMENT

Proposal 1—Election of Directors: Committee Charters

solicit proxies in support of director nominees other than the Company’s nominees at any annual meeting of shareholders must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) no later than 60 days prior to the anniversary of the previous year’s annual meeting date, except that, if we did not hold an annual meeting during the previous year, or if the date of the meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which we first announce the date of the annual meeting. See “How do I submit a shareholder proposal or nominate a director for election at the 2024 Annual Meeting?” on page 28 for additional information.

The By-laws of the Company establish a mandatory retirement age of 73 for directors who have not been executives of the Company and 65 for directors who have served as executives, except that the Board of Directors may extend the retirement age beyond 65 for directors who are or have been the CEO of the Company. The Company’s Principles of Corporate Governance also provide that a director who retires from, or has a material change in responsibility or position with, the primary entity by which that director was employed at the time of his or her election to the Board of Directors shall offer to submit a letter of resignation to the Nominating and Governance Committee for its consideration. The Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken.

In July 2022, Mr. Epstein resigned from his position with DAZN Group and in February 2023, Mr. Elias informed the Board that he was retiring from Dell Technologies, effective May 5, 2023. In accordance with the procedures outlined in the Company’s Principles of Corporate Governance, Mr. Epstein and Mr. Elias each offered to submit a letter of resignation to the Committee for consideration in connection with their respective changes in employment status. In both cases the Committee recommended that the Board not accept the resignation offers and the Board accepted the Committee’s recommendations. With respect to Mr. Epstein, it was the sense of the Committee, and the Board more generally, that Mr. Epstein’s extensive knowledge of media, technology and capital markets, as well as his deep transactional experience, expertise in overseeing strategic business initiatives and financial acumen would continue to make him a valuable member of the Board. With respect to Mr. Elias, it was the sense of the Committee, and the Board more generally, that Mr. Elias is an exemplary leader of the Board, as most notably illustrated by the valuable strategic guidance he provided in connection with the negotiations relating to the merger agreement with certain affiliates of Standard General L.P., and that Mr. Elias’s extensive experience overseeing M&A and new business development and his comprehensive global business and management experience in information technology, would continue to make him an invaluable asset to the Board.

Public Policy and Regulation Committee

The Public Policy and Regulation Committee assists the Board in its oversight of risks relating to legal, regulatory, compliance, public policy and corporate social responsibility matters that may impact the Company’s operations, performance or reputation. The Committee’s duties and responsibilities include reviewing and providing guidance to the Board about legal, regulatory and compliance matters concerning media, antitrust and data privacy and monitoring legislative and regulatory trends and public policy developments that may affect the Company’s operations, strategy, performance or reputation. The Public Policy and Regulation Committee also is responsible for reviewing compliance with the Company’s Ethics Policy and assuring appropriate disclosure of any waiver of or change in the Ethics Policy for executive officers, and for reviewing the Ethics Policy on a regular basis and proposing or adopting additions or amendments to the Ethics Policy as appropriate. In addition, the Committee monitors the Company’s policies and programs relating to corporate social responsibility, sustainability, and ESG-related matters within its purview, and periodically discusses with management the Company’s initiatives for promoting racial and ethnic diversity in its news and other content.

Committee Charters

The written charters governing the Audit Committee, the Leadership Development and Compensation Committee, the Nominating and Governance Committee and the Public Policy and Regulation Committee, as well as the Company’s Principles of Corporate Governance, are posted on the Corporate Governance page of the Company’s website at www.tegna.com under the “Investors” menu. You may also obtain a copy of any of these documents without charge by writing to: TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary.

2023 PROXY STATEMENT	|	9

Proposal 1—Election of Directors: Corporate Governance

Corporate Governance

The Board and the Company have instituted strong corporate governance practices to ensure that the Company operates in ways that support the long-term interests of our shareholders. Important corporate governance practices of the Company include the following:

✓  All of our directors are elected annually.

✓  Eight of the nine TEGNA nominees are independent.

✓  We have a robust shareholder engagement program pursuant to which our independent directors and senior management typically engage with investors.

✓  We have an independent Board chair.

✓  We maintain an ongoing board refreshment process.

✓  Our directors and senior executives are subject to stock ownership guidelines.

✓  We do not have a shareholder rights plan (poison pill) in place.

✓  We have a majority vote standard for uncontested director elections and a director resignation policy.

✓  Our Board has adopted a proxy access by-law provision.

✓  Mergers and other business combinations involving the Company generally may be approved by a simple majority vote.

Additional information regarding the Company’s corporate governance practices is included in the Company’s Principles of Corporate Governance posted on the Corporate Governance page under the “Investors” menu of the Company’s website at www.tegna.com. See the “Compensation Discussion and Analysis” section of this Proxy Statement for a discussion of the Company’s compensation-related governance practices.

Shareholder Engagement

The Company is committed to acting in the best interests of its shareholders, and has always viewed ongoing dialogue with shareholders as a critical component of the Company’s corporate governance program. Regular engagement with shareholders fosters an open exchange of ideas and perspectives for both the Company and its shareholders. Members of management and the Board have in the past undertaken outreach to many of the Company’s shareholders with the goal of better understanding their perspectives on a range of issues relating to the Company, including governance, business performance and strategy. In addition, the Company has always welcomed constructive feedback and input from its shareholders.

In light of the termination of the proposed merger with Standard General, L.P. (“Standard General”) on May 22, 2023 due to regulatory constraints, the Company intends to renew its engagement and outreach to shareholders in order to better understand the priorities and perspectives of the Company’s current shareholder base. These efforts will include targeted engagement to better understand current perspectives regarding a shareholder proposal concerning a shareholder right to call a special meeting, which received majority shareholder support at the Company’s 2022 annual meeting. The Company believes that further engagement on this matter is prudent and advisable for several reasons:

First, the context in which shareholders evaluated whether or not to support a shareholder right to call a special meeting has changed significantly, which may in turn have impacted shareholder perspectives on this matter. The 2022 annual meeting took place during the pendency of the Standard General transaction. If the transaction had been consummated, the Company would have become a private company with no public shareholders, and the shareholder proposal concerning the special meeting right would have been rendered moot or irrelevant. Additionally, we believe the Company’s shareholder base may have changed significantly since the 2022 annual meeting in connection with the termination of the Standard General transaction. As such, the Company believes that those of its shareholders who expressed their view at the 2022 annual meeting on a shareholder right to call a special meeting may have had expectations regarding the future of the Company that are no longer current or aligned with the views of the Company’s current shareholder base.

10	|	2023 PROXY STATEMENT

Proposal 1—Election of Directors: The Board’s Role in Risk Oversight

Second, the vote on the shareholder right to call a special meeting at the 2022 annual meeting took place without the benefit of significant shareholder engagement. In a typical year, members of management and the Board actively engage with our shareholders through in-person and telephonic meetings in order to fully understand their viewpoints concerning the Company, to garner feedback on areas for improvement, to better understand our shareholders’ evolving expectations relating to corporate governance, and to help our shareholders better understand our performance and long-term strategic plan to generate shareholder value. For instance, in 2021 the Company actively reached out to shareholders representing, in the aggregate, approximately 54% of our outstanding shares in order to understand their viewpoints concerning a variety of topics.

However, 2022 was not a typical year for the Company. The Company’s outreach to its shareholders was relatively limited during the pendency of the Standard General transaction, as we focused our attention on obtaining regulatory approval of the transaction.

Given the importance and consequence of the rights identified in the proposal, the Company believes that, before taking any definitive action, it is best to take additional steps to understand the rationale of shareholders who supported the 2022 proposal and the perspectives of the Company’s current shareholder base. This will be most effectively accomplished by addressing the specific elements of any such shareholder right (e.g., ownership threshold, holding period, required information, etc.) through direct communication with the Company’s shareholders.

Moving forward, the Company intends to take a holistic approach in managing its governance structure and business profile, with the benefit of proactive shareholder engagement to occur after the 2023 annual meeting and in advance of the Company’s 2024 proxy statement filing. The Company is committed to including a management proposal in its 2024 proxy statement regarding a shareholder right to call a special meeting, at which time the Company anticipates it will have completed the engagement referred to above. Such proposal will be responsive to shareholder concerns, and subject to a vote of the Company’s shareholders.

For those who are unable to attend any of our investor meetings, transcripts of all management presentations are available on our website at www.tegna.com. Any shareholder who has an inquiry or meeting request is invited to contact Julie Heskett, Senior Vice President, Financial Planning and Business Operations, at (703) 873-6747.

The Board’s Role in Risk Oversight

The Board is primarily responsible for overseeing the Company’s approach to major risks and the Company’s risk management function in the context of the Company’s strategic plan and operations. In addition, the Company has implemented an enterprise risk management (ERM) program to enhance the Board’s and management’s ability to identify, assess, manage and respond to enterprise-wide strategic, market, operational and compliance risks facing the Company.

Company management has day-to-day responsibility for (1) identifying risks and assessing them in relation to Company strategies and objectives, (2) implementing suitable risk mitigation plans, processes and controls, and (3) appropriately managing risks in a manner that serves the best interests of the Company, its shareholders and other stakeholders. Management regularly reports to the Board on its risk assessments and risk mitigation strategies for the major risks of our business. Senior management and other employees also report to the Board and its committees from time to time on risk-related issues. As part of our ERM program, our Board communicates to management its expectations for evaluating Company strategy and the risks inherent in that strategy, while management provides the Board with the information necessary to evaluate risk. Our ERM program is updated on a regular basis in order to identify potential risk exposures.

2023 PROXY STATEMENT	|	11

Proposal 1—Election of Directors: The Board’s Role in the Oversight of Cybersecurity and Data Privacy

Further, each committee of the Board also considers risk within its area of responsibility, with committee chairs reporting regularly to the entire Board on their committees’ efforts and findings, as noted in the following:

Responsibilities
Full Board

Primary responsibility for overseeing the Company’s risk management function and reviewing the steps management has taken to monitor and control the Company’s significant business risks, including potential financial, operational, privacy, cybersecurity, business continuity, legal and regulatory, and reputational exposures.

Audit Committee

Reviews and discusses with management the guidelines and policies developed and implemented by management to assess and manage the Company’s exposure to risk. Also reviews financial, accounting and audit risks, including risks relating to accounting and financial controls, and oversees the Company’s ERM program generally.

Leadership Development and Compensation Committee

Oversees and evaluates risks associated with the compensation and development of the Company’s executives and succession planning, including review of the Company’s compensation plans, policies and programs to confirm they are not structured to encourage unnecessary risk taking by executives.

Nominating and Governance Committee	Oversees and monitors the Company’s risks related to Board structure and composition, and corporate governance.
Public Policy and Regulation Committee

Oversees the Company’s risk exposure associated with media, antitrust and data privacy laws, rules and regulations, compliance with the Company’s ethics policy and public policy and corporate social responsibility, sustainability and “ESG”-related matters, in coordination with the other Committees of the Board.

With respect to risks relating to compensation matters, the Leadership Development and Compensation Committee, with the assistance of its independent compensation consultant, has reviewed the Company’s executive compensation program and has concluded that the program does not create risks that are reasonably likely to have a material adverse effect on the Company.

The Board’s Role in the Oversight of Cybersecurity and Data Privacy

Protecting the Company’s systems and our data from cyberattacks and unintentional or malicious breaches is a priority for the Company’s leaders and the Board. The Board provides oversight and receives regular updates and reports about the Company’s cybersecurity programs and policies. Information Technology (IT) leaders also provide quarterly and annual cybersecurity updates to the Board.

Cybersecurity Highlights:

•	The Company uses the NIST Cybersecurity Framework and has clearly defined policies and standards for all employees and technical systems.

•

Following the NIST Cybersecurity Framework, the Company utilizes policies, software, training programs and hardware solutions to protect and monitor our environment, including multifactor authentication on all critical systems, firewalls, intrusion detection and prevention systems, vulnerability and penetration testing and identity management systems.

•	The Company has an extensive patching and software update program, and performance metrics are reported to our Board on a regular basis.

•	We conduct annual security awareness training for all employees, and regularly conduct internal email phishing tests to validate training.

•	The Company has documented and tested incident response plans, which are updated annually and verified by an outside law firm with cybersecurity expertise.

12	|	2023 PROXY STATEMENT

Proposal 1—Election of Directors: The Board’s Role in Corporate Strategy

•	We undertake frequent business impact analysis to review our technology infrastructure, partners and process dependencies and to prioritize the recovery planning governance.

•

We review our vendors’ cybersecurity practices before we enter into business transactions with them, and we seek to contractually obligate vendors to operate their environments in accordance with strict cybersecurity standards. We also develop contingency plans to ensure business continuity if our vendors are subject to a cyberattack that impacts our use of their systems.

The Board, through its Public Policy and Regulation Committee (the “PPRC”), also oversees the Company’s efforts to comply with data privacy laws and regulations. Our Chief Privacy Officer works closely with our information technology security team and our management to address privacy issues when they arise. The PPRC reviews TEGNA’s privacy policy with the Chief Privacy Officer on at least an annual basis to ensure our standards reflect applicable legal requirements and our current data practices. Our Chief Privacy Officer also provides regular reports to the PPRC regarding developments in the privacy law landscape.

Data Privacy Highlights:

•

The Company’s employee data, including human resources and payroll data, is generally maintained by outside vendors under long-term contracts. These vendors’ data security programs are vetted by Company IT personnel, and contracts include requirements regarding the protection of our data, including reasonable assurances that data is encrypted while at rest. The Company also requires access to annual SOC-1 and/or SOC-2 compliance reports whenever available.

•

All of the Company’s digital properties have a privacy policy that discloses how we collect, maintain and use consumer information and describes the ways in which our audience can limit and/or opt out of our collection and use of their data. The Company also complies with applicable state consumer privacy laws, including laws enacted in California, Virginia, Connecticut, Colorado, and Utah, including by allowing residents of those states and other visitors to our digital properties to exercise the rights afforded under those laws, as further described in our privacy policy. As part of our efforts to honor user choice, we have integrated the OneTrust preference center into our television station desktop and mobile websites and mobile apps to facilitate our users’ ability to opt out of the sale and/or sharing of personal information in connection with ad targeting.

•

The Company strives to comply with the Payment Card Industry Data Security Standards (PCI DSS). In its efforts, the Company uses a third-party vendor to process all credit card transactions with our advertising customers. As a result, the Company does not intentionally collect its customers’ payment card data, helping us to limit the risk of exposing such data in the event of a security incident.

The Board’s Role in Corporate Strategy

The Board of Directors is actively involved in overseeing, reviewing and guiding the Company’s corporate strategy. Strategic business issues, including developments in our industry and industry positioning, opportunities for growth, multiyear strategic plans, investments and capital allocation, including M&A-related decisions, are discussed as a matter of regular course at our Board meetings. The Board also discusses corporate strategy throughout the year with management, both formally and informally, and during executive sessions of the Board, as appropriate.

The Board discusses the Company’s performance and results relative to our operating plan and expectations periodically throughout the year. At regular Board meetings, senior Company management makes presentations to the Board to facilitate a further in-depth and comprehensive discussion and review of the Company’s strategic and operational plans, initiatives and goals over the long, medium and short-term, as well as paths, options and alternatives to achieving such goals.

Board and committee-level discussions are also regularly infused with strategic and business themes. For example, the Public Policy and Regulation Committee regularly discusses the potential impact of regulatory developments on the Company’s strategy and operations and the Leadership Development and Compensation Committee seeks to ensure that the Company’s human capital management policies and programs are designed to maximize the Company’s ability to recruit, develop and retain the talent necessary to support its strategic and operational priorities.

2023 PROXY STATEMENT	|	13

Proposal 1—Election of Directors: Board Oversight of Corporate Responsibility Initiatives

Board Oversight of Corporate Responsibility Initiatives

The Board has oversight of the Company’s Corporate Responsibility initiatives and practices. In particular, the PPRC monitors, in coordination with the Board and other Board committees regarding matters within their purview, the Company’s policies and programs relating to corporate responsibility matters, including:

•

TEGNA’s strategy and initiatives to serve the greater good of our local communities while strengthening our business and protecting and enhancing TEGNA’s long-term value to our employees, shareholders and communities; and

•	TEGNA’s policies and commitment to managing our environmental impact responsibly and sustainably and educating the public on these issues through our journalism.

As a result of the Board’s ongoing oversight of TEGNA’s corporate responsibility and outreach to our shareholders, we have made several enhancements to our disclosures, including:

•	Publishing annual updates to provide information on our corporate social responsibility initiatives to stakeholders;

•	Providing Diversity, Equity and Inclusion (DE&I) updates to further enhances discussion of diversity and leadership initiatives and the progress made ahead of schedule on each of our 2025 DE&I goals;

•	Providing an overview of our sustainability efforts to describe how TEGNA is intensifying our focus on being responsible stewards of our resources; and

•	Aligning our reporting with the Sustainability Accounting Standards Board (SASB) guidelines for the Media & Entertainment industry in response to investor feedback.

Board Oversight of Diversity, Equity and Inclusion

The Board and management are committed to ensuring our company reflects the diversity of the communities we serve. In 2022, we made sustained progress on the five pillars we implemented in 2020 to support our 2025 DE&I goals to increase Black, Indigenous and People of Color (BIPOC) representation on our content teams, content leadership and company leadership. To strengthen accountability in diversity in the governance of the Company, the Board has adopted specific areas of oversight for each Board committee regarding how TEGNA approaches diversity:

•

The Leadership Development & Compensation Committee is responsible for monitoring the Company’s performance in diversity, inclusion and equal employment opportunity, supporting our commitment to these principles and the continuation of our efforts to gain and maintain diversity among our employees and management.

•	The Nominating & Governance Committee is responsible for monitoring the racial, ethnic and gender diversity of the Board.

•

The Public Policy and Regulatory Committee reviews with management the Company’s approach to, and initiatives and support for, promoting racial and ethnic diversity in our news and other content, through inclusive journalism and racial and ethnic diversity in our editorial decision-making and leadership.

•

The Audit Committee is responsible for monitoring the Company’s finance and asset management-related diversity and inclusion efforts, including our investment and purchasing involving minority-owned businesses.

14	|	2023 PROXY STATEMENT

Proposal 1—Election of Directors: Corporate Social Responsibility

Corporate Social Responsibility

Our corporate social responsibility and ESG practices are designed to strengthen our business while protecting and enhancing TEGNA’s long-term value for all our stakeholders—our communities, our employees, and our shareholders.

TEGNA

2022 Key Highlights

CONTENT TEAMS
ON TRACK
CONTENT LEADERSHIP
ON TRACK
COMPANY LEADERSHIP
ON TRACK

Sustained progress on achieving our publicly stated and quantifiable 2025 Diversity, Equity and Inclusion (DE&I) goals to grow BIPOC representation in content teams, content leadership and company leadership

POINTS OF LIGHT
THE CIVIC 50

2022 Civic 50 honoree for third consecutive year and Telecommunications Sector Leader

TEGNA stations help raise more than $100 million each year to support diverse local causes that address specific needs in their communities

9 Cares
COLORADO SHARES

KUSA-TV's 9Cares Colorado Shares initiative raised over $800,000 in 2022

Provided support for Reporters Committee for Freedom of the Press' Local Legal Initiative, which **defends the rights of local journalists to gather and report the news**

Earned perfect score for LGBTQ+ workplace equality for the sixth consecutive year in the Human Rights Campaign Foundation's 2022 Corporate Equality Index

HUMAN RIGHTS CAMPAIGN FOUNDATION
BEST PLACES TO WORK
2022 for LGBTQ+ Equality
100% CORPORATE EQUALITY INDEX

In partnership with stations, TEGNA Foundation made 367 local Community Grants totaling

$1.89 Million

Approved more than 2,150 employee matching gifts totaling over

$2 Million

12 TEGNA Foundation Media Grants totaling

$135,000

One of the largest entry-level producer development programs in the industry with an approximately 80% promotion rate to regular producer roles after completing the program; 67% of 2022 participants were represented by people of color

25 TEGNA Foundation DE&I grants totaling $150,000 supporting the LGBTQ+ community, individuals with disabilities, mental health support for Black journalists, and programs supporting women and girls

INTRODUCED

ECO9

The first of its kind environmentally friendly, low emission live broadcast truck

9 KUSA

1 George Foster Peabody Award
Honoring KUSA's *Prone* series that investigates the misuse of a common law enforcement restraint technique

2 Alfred I. duPont-Columbia University Awards
Honoring Investigative reporting for KARE's *Cruel and Unusual* and KXTV's *Fire-Power-Money*
THE DUPONT COLUMBIA AWARD

4 NABJ Salute to Excellence Awards
Honoring KHOU, WVEC and WUSA for their impactful work by the National Association of Black Journalists
NABJ

4 Alliance for Women in Media Foundation Gracie Awards
KHOU, KSDK and WKYC won four Gracie Awards recognizing women in media who have made inspirational contributions to the industry

6 National Edward R. Murrow Awards
National honors included KUSA for Overall Excellence in Large Market Television

96 Regional Edward R. Murrow Awards
TEGNA received more awards than any other local broadcast television group and most in its history

2023 PROXY STATEMENT	|	15

Proposal 1—Election of Directors: Corporate Social Responsibility

Under the oversight of the Public Policy and Regulation Committee, the Company’s environmental policy focuses on being responsible stewards of our resources by centering on environmentally responsible business operations, management of our carbon footprint and energy conservation. We have taken proactive measures to address the impact of climate change on the operation of our business, including:

•	Developing contingency plans relating to natural disasters, such as hurricanes, which disproportionately impact our east coast and Gulf of Mexico stations. These plans include securing access to off-site backup locations where we can move our operations in the event our locations are impacted by these severe weather events to allow us to seamlessly continue our operations.

•	Investing in new technical infrastructure to better prepare us for a catastrophic event, including strengthening our studio and control room sharing capabilities to allow one market to support another, and procuring new master control technology to create additional redundancies and backup capabilities. We also invested in a large production truck that can travel to our markets to provide full newsroom and studio capabilities if one of our newsrooms is severely impacted by a catastrophic event.

•	Reviewing the roof structures of our buildings to ensure that they are safe from the impacts of wind, hail and storms.

•	Making modifications at certain of our locations to protect from the potentially damaging effects of floods, including moving key equipment to higher locations within our sites, strengthening floodwalls, and improving irrigation outside our buildings.

Our Work Locations: We have taken lessons learned during the COVID-19 pandemic and have reduced unnecessary business travel by using video conferencing technology across the Company. We also continued our practices of:

•	Recycling and responsibly disposing of technology products and equipment and reducing the waste we generate at our corporate offices and in production processes.

•	Implementing thoughtful energy efficiency strategies, including upgrading stations’ studio lighting to LED;
replacing inefficient HVAC systems, and replacing roofs with energy efficient alternatives.

Reporting on Environmental & Sustainability Issues: Our stations regularly report on local, national and global content on environmental and sustainability issues impacting our communities. For example:

•	In the year following the Marshall Fire in Colorado, the most destructive wildfire in state history, KUSA in Denver spent months geolocating and timestamping hundreds of videos from cellphones, body-worn cameras, and security cameras. The station then created The Marshall Fire Map, representing a first-of-its-kind effort to document what life was like for thousands of people in Boulder County during the fire.

•	KPNX in Phoenix continued its Scorched Earth series and investigated how homeowners in the City of Scottsdale will soon be losing access to the city’s water—yet homes are still being sold in the area.

•	News Center Maine continued to explore climate change in the state, including updates on where the state stands in meeting its four-year climate action goals established in 2020.

•	In 2022, as part of its broader Environment Matters special reporting, WUSA in Washington introduced ECO9, an environmentally friendly, low emission live truck. The first of its kind in the broadcasting industry, ECO9 is a 2022 Toyota Highlander XLE Hybrid that was conceived by WUSA and built by the engineers at Frontline Communications. Equipped with three cameras—two fixed internal and one 360-degree external—ECO9’s electronics for broadcasting run on a state-of-the-art rechargeable lithium-ion battery system (Li-ION batteries) with supplemental charging from solar panels on the roof, which allow for trickle charging during the day while ECO9 is out in natural light. ECO9’s broadcasting system can operate continually with the truck’s engine turned off for six hours. Capabilities also include remote live camera signal transmission with video switching and professional LED lighting for in-the-field reporting.

16	|	2023 PROXY STATEMENT

Proposal 1—Election of Directors: Corporate Social Responsibility

TEGNA Foundation Sustainability Grants: Through the TEGNA Foundation, several stations identified grants to support sustainability efforts within their communities. In 2022, these included:

•	KFMB in San Diego’s support of I Love a Clean San Diego County’s Kid’s Ocean Day, a beach clean-up day including lessons on water conservation, pollution prevention, and watershed protection for 800 local students;

•	WHAS in Louisville’s support of Friends of Beechwood Park’s annual festival focusing on the environment and local environmental clean-up efforts; and

•	WKYC in Cleveland’s support for Alliance For The Great Lakes, supporting improved water infrastructure in the Cleveland area, including water affordability programs and replacing lead service lines.

We are committed to building a more diverse, equitable and inclusive culture. In 2022, we continued our progress towards achieving our publicly stated and quantifiable five-year Diversity, Equity and Inclusion (DE&I) goals to increase Black, Indigenous and People of Color (BIPOC) representation in our content teams, content leadership and company leadership during the year. Our sustained progress is due to the collective efforts at all levels of our organization; from our Board of Directors to our local Diversity & Inclusion (D&I) teams, and everyone in between.

We know there is much more work to do, and progress takes a daily commitment. We are proud of the gains we have made in diversifying our workforce, creating a more inclusive culture, and ensuring our storytelling reflects the communities we serve.

2023 PROXY STATEMENT	|	17

Proposal 1—Election of Directors: Corporate Social Responsibility

2025 Diversity and Inclusions Goals and 2022 Progress
Content Teams: Increase the diversity of our content teams (news, digital and marketing employees) to reflect the aggregate BIPOC* diversity of the communities we serve, which is ~36%.	Content Leadership: Increase BIPOC representation in content leadership roles by 50%.	Company Leadership: Increase BIPOC representation across all management roles within the organization by 50%.
* BIPOC = Black, Indigenous, and People of Color

	CONTENT TEAMS	CONTENT LEADERSHIP	COMPANY LEADERSHIP	ALL EMPLOYEES

2025 BIPOC Goals	Reflect markets at ~36%	Increase by 50%	Increase by 50%
	On track	On track	On track

2022 BIPOC Progress	1/1/21 – 27% 12/31/21 – 30% 12/31/22 – 32%	1/1/21 – 17% 12/31/21 – 20% 12/31/22 – 23%	1/1/21 – 16% 12/31/21 – 18% 12/31/22 – 20%	1/1/21 – 25% 12/31/21 – 27% 12/31/22 – 29%

2022 Female Representation	1/1/21 – 46% 12/31/21 – 46% 12/31/22 – 45%	1/1/21 – 45% 12/31/21 – 44% 12/31/22 – 44%	1/1/21 – 41% 12/31/21 – 42% 12/31/22 – 42%	1/1/21 – 47% 12/31/21 – 47% 12/31/22 – 47%

	ASIAN	BLACK OR AFRICAN- AMERICAN	HISPANIC OR LATINO	WHITE	OTHER	N/A*

All Employees	3.1%	12.7%	10.7%	68.4%	2.5%	2.6%

* N/A = not available or not disclosed

To support our DE&I goals, we are actively seeking diverse talent through recruiting, investing in a multiyear Inclusive Journalism program, requiring unconscious and implicit bias training of all employees, gathering regular input from our local Diversity & Inclusion teams and championing lesbian, gay, bisexual, transgender and queer or questioning (LGBTQ) equality.

For the sixth consecutive year, TEGNA was named a Best Place to Work for LGBTQ Equality by the Human Rights Campaign’s Corporate Equality Index. The 2022 Corporate Equality Index evaluated LGBTQ-related policies and practices including non-discrimination workplace protections, domestic partner benefits, transgender-inclusive health care benefits, competency programs, and public engagement with the LGBTQ community. We received the highest marks in all categories, resulting in a perfect score of 100.

The following are the five pillars that support achieving our DE&I goals and notable progress we have made in 2022:

1.

Talent Pipeline and Bench Strength: Increase partnerships with diverse professional organizations, Historically Black Colleges and Universities (HBCUs), Hispanic-serving institutions, and universities. Continue building our existing internship, Producer-in-Residence, and other early career programs.

•	Progress: We continued to expand our partnerships with the National Association of Black Journalists, National Association of Hispanic Journalists, and Asian American

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Proposal 1—Election of Directors: Corporate Social Responsibility

Journalists Association through engagements at both the national and local level. Our trailblazing Producer-in-Residence program increased its class size from 2021, with 64% of participants represented by people of color, and 76% of participants identifying as female. Our paid Summer Intern Program experienced similar success, with people of color representing 53% of our interns. Additionally, while we have had a focus on our content teams, in partnership with our sales leaders, our talent organization launched our first-ever Sales-in-Residence program, designed to enhance a diverse early-career talent pipeline into sales generating roles. 67% of our inaugural class was represented by people of color.

2.	Leadership Compensation Tied to Diversity and Inclusion Goals: Enhance our diversity and inclusion goals for key leaders in the organization.

•	Progress: We continued to deliver on our commitment to ensure that D&I goals are embedded meaningfully into both our annual performance management and our bonus processes for 2022. We also confirmed these measures will carry over into our 2023 processes.

3.	Multi-Year Inclusive Journalism Program: Development and launch of customized, multi-year inclusive journalism program with expert external partners.

•	Progress: In 2022, we continued our partnerships with both The Poynter Institute and Horowitz Research as we further evolve our multi-year Inclusive Journalism Program. With Poynter, we created a training framework to ensure 2022 new hires received the same foundation as our employees who matriculated through the 2021 training portion of the program. We also launched a mid-level manager training program titled Inclusive Leadership Program with Poynter, which will carry over into 2023. Additionally, we remained focused on measuring outcomes of our program through content audits led by Horowitz Research. All our stations received audit reports on broadcast, digital, and marketing content which has led to greater awareness and intentional actions to ensure our storytelling, imagery, and language resonates and honors the communities we serve.

4.	Leverage Insights from Employee Feedback: Implement employee input to improve our action planning and accountability.

•	Progress: Our companywide D&I Working Group and local D&I teams continue to be an important part of our journey to create more inclusive environments for all identities at our Company. In 2022, we focused on the empowerment of our local D&I teams to ensure teams were positioned to partner with our local leadership to address opportunities and issues at the local level. The development of new content franchises, greater inclusion in editorial processes, increased participation by frontline employees in interview processes, and a host of other meaningful actions are the result of the partnership of our D&I teams.

5.	Employee Training: Provide employees with ongoing resources and platforms to increase learning and discussion on D&I topics to support a culture of belonging.

•	Progress: In 2022, we continued the monthly rollout of our companywide D&I Discovery Series that covered a different D&I learning topic and sparked broad participation by station groups, with discussions often led by station leaders and local D&I groups. We continued our partnership with the National Center for Civil and Human Rights to engage in a training series on implicit bias, microaggressions, and other DE&I topics for leaders and employees. Additionally, we launched an internal DE&I Newsletter and DE&I Resource Site that provides valuable resources for both managers and employees on several diversity, equity and inclusion topics.

Our people play an important role in our success in today’s rapidly evolving media landscape. The Board’s Leadership Development and Compensation Committee oversees our human capital management objectives to attract, retain and develop the highest caliber talent in our industry. Our human resources programs are designed to support these objectives by offering competitive pay, industry-leading benefits and development and growth opportunities. We strive to foster diversity, inclusion and innovation in our culture through our human resources, diversity and journalism programs and policies.

Journalist Safety: Our head of security and safety coordinates ongoing safety training in all our newsrooms as part of our protection protocols for journalists.

Employee Well-Being: Maintaining the health and wellbeing of our employees and their families is a top priority for our company. The following benefits were approved in 2022 and took effect in January 2023:

•	Coverage for disposable insulin pumps: TEGNA’s pharmacy plan through CVS Caremark® covers newly released disposable insulin pumps, such as the Omnipod 5,

2023 PROXY STATEMENT	|	19

Proposal 1—Election of Directors: Corporate Social Responsibility

reducing daily injections and finger sticks, and providing significant savings for employees.

•	Savings on prescription drugs: TEGNA makes the RxSavings Plus discount program available to all employees—even those not enrolled in our medical plan—to provide significant savings at the pharmacy on generic and brand name drugs for employees, their family members and pets.

•	Savings on lenses and coating for glasses: Employees that need premium progressive lenses and/or want to add premium anti-reflective coating will find these enhancements at a fixed out-of-pocket cost, saving them money.

•	100% dental coverage for children up to age 13: We have added Delta Dental’s Right Start 4 Kids program to our dental plans. Designed for children up to age 13, this program provides 100% coverage with no deductible for most diagnostic, preventative and basic services when employees visit an in-network dentist.

•	Access to more dental providers: TEGNA has moved to the Delta Dental Basic Plan, which offers similar benefits to the previously offered EPO Plan with expanded access to more dental providers for greater flexibility and choice.

•	Improving disability claims processing: We have transitioned our disability administration to Aflac in 2023 to expedite the benefits process for those who need it.

TEGNA also offers a comprehensive wellness program that provides employees with enhanced mental health and wellness benefits through Spring Health. Spring Health is a convenient, comprehensive and confidential wellness service that is available 24/7 with up to 12 free therapy sessions provided to help employees and their families manage stress, increase focus, and get help when they need it. TEGNA covers 12 annual therapy sessions for employees and each of their family members, even if they are not enrolled in TEGNA’s medical plans. In 2022, TEGNA introduced WellSprings by Spring Health, a year-long series of small group webinars designed to cultivate connection and support around topical health stressors. In addition to mental health support, Spring Health also provides access to a broad network of resources to meet legal, financial, dependent and other care needs.

TEGNA provides a company-matching 401(k) Savings Plan for future financial security. All employees, including part-time and temporary employees, are eligible and TEGNA matches employee contributions dollar for dollar on the first 4% of eligible pay. Participants are immediately 100% vested in all contributions, including the company match.

All new parents receive at least six weeks of paid parental leave to focus on their growing family. Women who give birth are eligible to take a minimum of 12 weeks maternity 100% paid leave. We offer an adoption reimbursement of $10,000 and a surrogacy reimbursement benefit of $10,000 to support every path to parenthood and provide coverage for employees’ family planning goals.

Work-life balance benefits are available through a TEGNA-sponsored membership to Care@Work. We also provide other additional and optional benefits including, among others, life and disability insurance plus supplemental insurance options, virtual 24/7 telehealth access, paid time off and nine company holidays, active duty leave, caregiver leave, employees discounts, a volunteerism program, matching gifts, and student loan refinancing and tuition reimbursement.

Talent Development and Performance Management: TEGNA provides a range of learning and development opportunities for employees and leaders to help expand their skills and prepare them to step into larger roles in the future and grow their careers.

•	Executive Leadership Development Program: TEGNA’s Executive Leadership Development Program is an in-depth eight-month leadership development program designed to prepare our current and future general managers and functional business leaders for larger roles.

•	Leadership in Action Program: TEGNA’s Leadership in Action Program is an in-depth six-month leadership development program designed to prepare current and future department head and director-level functional leaders for larger roles.

•	Manager Development Program: We provide annual development opportunities for new managers, mid-level managers and department heads or director-level functional leaders.

To support our culture of innovation, we provide the following professional development opportunities:

•	Innovation Summits: Several times a year, we bring employees from across our company together for Innovation Summits, where great ideas are shared and created. These summits have resulted in new pilots and cross-platform projects designed to meet the needs of today’s news consumers.

•	Content Summits: Through innovation and creative storytelling, we are reaching new audiences and reinventing local journalism in the digital age. Our Content Summits ensure we are creating exciting, unique, original and shareable content that is valued by our audience.

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Proposal 1—Election of Directors: Corporate Social Responsibility

•	News Leadership Forum: Our News Leadership Forum provides high-performing news managers exposure to the day-to-day operational responsibilities of a news or digital director and develops our next generation of newsroom leaders.

•	Producer Training: Impactful storytelling is a hallmark of our work and ongoing training for our broadcast and digital producers ensure they have the support they need to enhance their skills and deliver for our audiences.

•	Sales Training: Sales innovation permeates our sales organization. From first-to-market products like Premion and TEGNA Attribution to our “One Team TEGNA” sellers, we ensure our sales professionals are equipped to deliver superior outcomes for our clients. Our exclusive sales enablement program, Inside Out, provides the training and professional opportunities sellers need to be successful.

We provide three main early career opportunities for college student and graduates, including:

•	Producer-in-Residence Program: Our Producer-in-Residence program is for graduating college seniors and is the largest producer development program in the industry. Designed to develop the next great broadcast and digital producers for our newsrooms, the program includes a two-week producer boot camp and then a two-year, full-time producer position at a local station

•	Sales-in-Residence Program: TEGNA’s Sales-in-Residence program is for graduating college seniors and is designed to train and develop new sales talent. The 12-month program offers in-person and virtual learning sessions to help participants gain the marketing and sales expertise needed to drive impactful business outcomes for businesses and brands in the markets we serve.

•	Internship Program: Our paid internship program gives students an opportunity to explore career paths across TEGNA, gain valuable real-world experience and work with talented leaders and colleagues who are both interested and invested in your success.

With our purpose to serve the greater good of our communities, TEGNA strives to make a positive impact in the communities where we live and work. In 2022, TEGNA was recognized for a third consecutive year by The Civic 50 as one of the most community-minded companies in the U.S. and the Telecommunications Sector Leader.

Principles of Ethical Journalism: As a Company that focuses on producing and distributing the highest-quality news and information content, journalistic integrity is critical to ensure our stations are the most trusted news sources in their communities. The Board’s Public Policy and Regulation Committee oversees our Ethics Policies, including our Principles of Ethical Journalism, which define our guiding principles of truth, independence, public interest, fair play and integrity. All employees who gather, report, produce and distribute news and information on any platform review our code of conduct annually and attend annual training sessions on ethical journalism. Our Chief Ethics Officer also conducts libel, privacy and fairness training for all journalists. In 2022, news leaders and top future leaders received an ethics training which presented real-life scenarios and participants were asked to make decisions based on elements of our Principles of Ethical Journalism.

Community Grants: Through the TEGNA Foundation, we work to improve lives in the communities we serve by contributing to a variety of local charitable causes through Community Grants. In 2022, the TEGNA Foundation in partnership with local stations made 367 Community Grants totaling $1.89 million. Grants are distributed within the United Nations Sustainable Development Goal framework, with the majority of 2022 grants supporting three major categories: Good Health and Well-Being, Quality Education, and Zero Hunger.

DE&I Grants: In 2022, the TEGNA Foundation formalized its DE&I grantmaking by creating a new grant program and employee committee. 25 grants were made in the program’s first year, supporting nonprofit organizations throughout the communities where TEGNA does business. Grants focused on support for the LGBTQ+ youth and senior communities, programs supporting girls and women, support for the creation of the National Juneteenth Museum, and organizations creating opportunities for individuals of all abilities.

2023 PROXY STATEMENT	|	21

Proposal 1—Election of Directors: Annual Board Performance Evaluation

Media Grants: Media Grants support training for the next generation of diverse journalists, education and development opportunities for journalists and other professionals in the media field, and protection of First Amendment freedoms. In 2022, we awarded $135,000 in Media Grants to 12 organizations, including two grants to the National Association for Hispanic Journalists to provide student support for the organization’s annual conference and support for a nine-month long Career Preparation Workshop series. Additional Media Grants went to the American Bar Association Fund for Justice and Education to support the 2023 Moot Court competition; Asian American Journalists Association for its JCamp and Voices student programs; Carole Kneeland Project for Responsible Television Journalism to support boot camps, training, and online continuing education; and Investigative Reporters and Editors Inc. for two Freedom of Information Act sessions and the Media Lawyer Brown Bag lunch session at the 2022 annual conference.

Grants also went to the National Association of Black Journalists to support a professional development session at the 2022 annual conference and to support the 2022 Black Male Media Project; NLGJA: The Association of LGBTQ Journalists to support the CONNECT: Student Journalism Training Program, a conference for LGBTQ student journalists; Native American Journalists Association to support student programming at their annual conference; Online News Association to support student/new professional scholarships for the 2022 conference; and the Radio Television Digital News Foundation for the 2022 student support at the 2022 conference.

Employee Giving & Volunteerism: Our employees also give back to their local communities by volunteering for and donating to their favorite causes. In 2022, the TEGNA Foundation matched employee donations two-for-one to the nonprofits most meaningful to them. As a result, the Foundation approved more than 2,150 employee matching gifts. Their donations combined with TEGNA Foundation matches totaled more than $2 million. TEGNA supports employee participation in charitable causes, providing 10 hours of paid time off annually for volunteer work in addition to our employee matching gift program.

Annual Board Performance Evaluation

The Company conducts an annual Board performance evaluation process in which the Board either retains an independent consultant experienced in corporate governance matters to conduct an in-depth study of the Board’s effectiveness and to assist it with the annual performance process or conducts Board and committee self-evaluations using written questionnaires. In addition, our independent Board Chair regularly speaks with other Board members and receives feedback regarding Board and committee practices and management oversight.

For 2022, the Board and each committee performed a confidential assessment of their effectiveness using written questionnaires developed with the assistance of an independent consultant retained by the Nominating and Governance Committee that is experienced in corporate governance matters. The results of the evaluation process were reported to the Board and are being applied to enhance the overall operation and effectiveness of the Board and its committees.

Ethics Policy

The Company has long maintained a code of conduct and ethics (the “Ethics Policy”) that sets forth the Company’s policies and expectations. The Ethics Policy, which applies to every Company director, officer and employee, addresses a number of topics, including conflicts of interest, relationships with others, corporate payments, the appearance of impropriety, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of the Company’s assets. The Ethics Policy meets the NYSE’s requirements for a code of business conduct and ethics as well as the SEC’s definition of a code of ethics applicable to the Company’s senior officers. Neither the Board of Directors nor any Board committee has ever granted a waiver of the Ethics Policy.

The Ethics Policy is available on the Corporate Governance page of the Company’s website at www.tegna.com under the “Investors” menu. You may also obtain a copy of the Ethics Policy without charge by writing to: TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. Any additions or amendments to the Ethics Policy, and any waivers of the Ethics Policy for executive officers or directors, will be posted on the Corporate Governance page under the “Investors” menu of the Company’s website and similarly provided to you without charge upon written request to this address.

The Company has a telephone hotline staffed by an independent third party for employees and others to submit their concerns regarding violations or suspected violations of the Company’s Ethics Policy or violations of law and for reporting any concerns regarding accounting or auditing matters on a confidential anonymous basis. Employees and others can report concerns by

22	|	2023 PROXY STATEMENT

Proposal 1—Election of Directors: Report of the Audit Committee

calling 1-800-695-1704 or by emailing or writing to the addresses provided in the Company’s Whistleblower Protection & Ethics Violations Reporting Policy found on the Corporate Governance page of the Company’s website at www.tegna.com under the “Investors” menu. Any concerns regarding accounting or auditing matters so reported will be communicated to the Company’s Audit Committee.

Related Transactions; Compensation Committee Interlocks and Insider Participation

Our Company has not had compensation committee interlocks with any other company, nor has our Company engaged in any material related transactions since January 1, 2022, the first day of our last fiscal year. Although no such related transactions have occurred or are anticipated, the Board has adopted a related person transaction policy that outlines the procedures that the Board will follow in connection with reviewing any future transactions involving the Company and related persons. The policy takes into account the categories of transactions that the Board has determined are not material in making determinations regarding independence and requires directors and executive officers to notify the Company’s general counsel of any potential related person transactions.

Report of the Audit Committee

During fiscal years 2021 and 2022, the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), billed the Company the following fees and expenses:

	2021	2022
Audit Fees (1)	$2,247,242	$2,543,463
Audit-Related Fees (2)	$645,000	$305,000
Tax Fees (3)	$131,268	$132,468
All Other Fees (4)	$900	$900

Total	$3,024,410	$2,981,831

(1)

Audit Fees include professional services rendered in connection with the annual integrated audit of the Company’s consolidated financial statements, internal control over financial reporting, and the review of quarterly reports on Form 10-Q. In 2022, Audit Fees also include payment to PwC of $59,000 related to Proxy work. All of these fees were pre-approved by the Audit Committee as described below.

(2)

Audit-Related Fees include professional services rendered in connection with the audit of employee benefit plans, due diligence relating to Premion, and merger related technical accounting support. In 2021, the Company paid audit-related fees of $185,000 for review of the Company’s employee benefit plans and $460,000 in connection with due diligence relating to Premion. In 2022, the Company paid audit related fees of $185,000 for review of the Company’s employee benefit plans and $120,000 related to merger related technical accounting support. These services were pre-approved by the Audit Committee as described below.

(3)	Tax Fees principally relate to tax planning services and advice in the U.S. All of these services were pre-approved by the Audit Committee as described below.
(4)	All Other Fees relate to the Company’s use of PwC’s disclosure checklist tool.

The Audit Committee has adopted a policy for the pre-approval of services provided by the Company’s independent registered public accounting firm. Under that policy, particular services or categories of services have been pre-approved, subject to a specific budget. Periodically, but at least annually, the Audit Committee reviews and approves the list of pre-approved services and the maximum threshold cost of performance of each. The Audit Committee is provided with a status update on all services performed by the Company’s independent registered accounting firm periodically throughout the year and discusses such services with management and the independent registered accounting firm. Pursuant to its pre-approval policy, the Audit Committee has delegated pre-approval authority for services provided by the Company’s independent registered accounting firm to its Chair, which is currently Bruce P. Nolop. The chair of the audit committee may pre-approve up to $100,000 in services provided by the independent registered accounting firm, in the aggregate at any one time, without consultation with the full Audit Committee, provided that he or she reports such approved items to the Audit Committee at its next scheduled meeting. In determining whether a service may be provided pursuant to the pre-approval policy, the primary consideration is whether the proposed service would impair the independence of the independent registered public accounting firm.

In connection with its review of the Company’s 2022 audited financial statements, the Audit Committee received from PwC written disclosures and a letter regarding PwC’s independence in accordance with applicable requirements of the Public

2023 PROXY STATEMENT	|	23

Proposal 1—Election of Directors: Report of the Audit Committee

Company Accounting Oversight Board (PCAOB), including a detailed statement of any relationships between PwC and the Company that might bear on PwC’s independence, and has discussed with PwC its independence. The Audit Committee considered whether the provision of non-audit services by PwC is compatible with maintaining PwC’s independence. PwC stated that it believes it is in full compliance with all of the independence standards established by the various regulatory bodies. The Audit Committee also discussed with PwC various matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Audit Committee met with management, the Company’s internal auditors and representatives of PwC to review and discuss the Company’s audited financial statements for the fiscal year ended December 31, 2022. Based on such review and discussion as well as the Committee’s reviews and discussions with PwC regarding the various matters mentioned in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for the 2022 fiscal year. The Board approved that recommendation.

Audit Committee

Bruce P. Nolop, Chair

Stuart J. Epstein

Lidia Fonseca

Karen H. Grimes

Scott K. McCune

24	|	2023 PROXY STATEMENT

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

(Proposal 2 on the proxy card)

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.

The Audit Committee has appointed PwC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023. We believe that the appointment of PwC is in the best interests of the Company and its shareholders. Upon the recommendation of the Audit Committee, the Board of Directors is submitting the appointment of PwC as the Company’s independent registered public accounting firm for shareholder ratification at the 2023 Annual Meeting.

The Company’s Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the current year.

Our By-laws do not require that the shareholders ratify the appointment of PwC as our independent registered public accounting firm. We are seeking ratification because we value our shareholders’ views on the Company’s independent registered accounting firm and believe it is a good corporate governance practice. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PwC, but in its discretion may choose to retain PwC as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its shareholders.

A representative of PwC is expected to attend the 2023 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

2023 PROXY STATEMENT	|	25

Executive Compensation

Compensation Discussion and Analysis

The Leadership Development and Compensation Committee of the Board of Directors (the “Committee”) believes that the 2022 compensation of our Named Executive Officers appropriately reflects and rewards their significant contributions to the Company’s strong performance in a year that included a number of extraordinary events, including the announcement that the Company had entered into a merger agreement with certain affiliates of Standard General L.P. on February 22, 2022 (“Merger Agreement”), and a challenging macroeconomic environment.

The Committee continuously reviews the structure of our executive compensation program and, based on shareholder feedback over recent years, has endeavored to further strengthen the link between pay and performance and enhanced our disclosure of executive compensation structure and practices. Our 2022 compensation program also was impacted by compensation-related provisions contained in the Merger Agreement.

This Compensation Discussion and Analysis (CD&A) explains the guiding principles and practices upon which our executive compensation program is based and the 2022 compensation paid to our Named Executive Officers (also referred to as “NEOs”), who for the 2022 fiscal year were:

•	David T. Lougee, President and Chief Executive Officer,

•	Victoria D. Harker, Executive Vice President and Chief Financial Officer,
•	Lynn Beall (Trelstad)[1], Executive Vice President and Chief Operating Officer—Media Operations, and

•	Akin S. Harrison[2], Senior Vice President and General Counsel.

[1]	“Beall” is Ms. Trelstad’s maiden name and the name she uses for business purposes. “Trelstad” is her married and legal name.
[2]	On June 5, 2023, Mr. Harrison notified the Company that he would be resigning from the Company, effective June 30, 2023.

26	|	2023 PROXY STATEMENT

Executive Compensation: Executive Summary

Executive Summary

PERFORMANCE HIGHLIGHTS

Highlights of the Company’s 2022 performance included:

Record total revenues. Total company revenue was a record $3.3 billion, up ten percent year-over-year and up 12% on a two-year basis.

Record subscription revenue. The company achieved record subscription revenue of $1.5 billion, which was up four percent year-over-year.

Political revenue. The company generated $341 million in political revenue, a record for a non-presidential election year.

GAAP net income. The company’s GAAP net income was a record $631 million.

Record Adjusted EBITDA. Company Adjusted EBITDA was a record $1.1 billion* (representing net income attributable to TEGNA before net income attributable to redeemable noncontrolling interest, income taxes, interest expense, equity (loss), other non-operating items, special items, depreciation and amortization), which was an increase of 19% compared to 2021 and was driven by high-margin political and subscription revenues, as well as ongoing cost management to ensure efficient operations. This result was also up 11% on a two-year basis.

* Reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the Company’s results as reported under accounting principles generally accepted in the United States may be found in the Company’s Form 10-K, filed February 27, 2023: adjusted EBITDA – page 32.

PAY FOR PERFORMANCE

The Committee supports compensation policies that place a heavy emphasis on pay for performance. Our NEOs receive a majority of their long-term equity awards as performance shares that may be earned, if at all, based on the Company’s achievement of performance goals established by the Committee, which we believe strengthens the pay for performance aspect of the Company’s long-term incentive program, and the compensation program overall. The percentage of NEO annual equity awards granted on February 28, 2022 (based on grant date value) that were performance-based were 70% for our CEO (with the remaining 30% being time-based restricted stock units (RSUs)) and 55% for each of the other NEOs (with the remaining 45% being time-based RSUs).

A MAJORITY OF OUR CEO’S 2022 TARGET PAY WAS PERFORMANCE-BASED

2023 PROXY STATEMENT	|	27

Executive Compensation: Executive Summary

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE RESPONSIBILITIES

The Committee oversees the Company’s executive compensation program and is responsible for:

•	Evaluating and approving the Company’s executive compensation plans, principles and programs, as well as overseeing the compensation program for non-employee directors;

•	Administering the Company’s equity incentive plans and granting bonuses and equity awards to our senior executives;

•	Reviewing and approving on an annual basis corporate goals and objectives relevant to the compensation of the Company’s President and CEO and its other senior executives; and

•	Reviewing risks relating to the Company’s executive compensation plans, principles and programs.

The Committee also regularly reviews other components of executive compensation, including benefits, perquisites and post-termination pay. The Board has historically delegated to the Company’s President and CEO the authority for approving equity grants to employees other than our senior executives within the parameters of a pool of shares approved by the Board.

GUIDING PRINCIPLES

In making its NEO compensation decisions, the Committee is guided by the following principles:

•	Pay for performance—Compensation should place a heavy emphasis on pay for performance and substantial portions of total compensation should be “at risk.”

•	Attract, retain and motivate—Compensation should help us attract and retain superior executive talent and motivate key employees to ensure our overall success and long-term strength.

•	Fairness and Shareholder Alignment—Compensation should be fair to both executives and shareholders and should align the interests of our executives with those of our shareholders.

•	Pay competitively—Compensation opportunities generally should be in line with those afforded to executives holding similar positions at comparable companies, although we expect variability based on role and incumbent-specific circumstances.

•	Promote stock ownership—Compensation in the form of equity grants should allow our executives to acquire and maintain a meaningful level of investment in Company common stock consistent with our stock ownership guidelines. This helps to align the economic interests of our executives with those of our shareholders. The Committee regularly reviews the levels of senior executive stock ownership.

The following table reflects the minimum stock ownership guideline for each NEO. As of the date of this Proxy Statement, all of the NEOs significantly exceed their minimum ownership guideline.

NAME	MINIMUM GUIDELINE MULTIPLE OF BASE SALARY
MR. LOUGEE	5X
MS. HARKER	3X
MS. BEALL	2X
MR. HARRISON	1X

The Company’s stock ownership guidelines require that executives hold all after-tax shares they receive from the Company as compensation until they have met the stock ownership guidelines detailed above.

28	|	2023 PROXY STATEMENT

Executive Compensation: Executive Summary

COMPENSATION-RELATED GOVERNANCE PRACTICES

The Board’s commitment to strong corporate governance practices extends to the compensation plans, principles, programs and policies established by the Committee. The Company’s compensation-related governance practices and policies of note include the following:

✓	Performance-based pay. A significant percentage of the compensation we provide to our NEOs is performance-based.

✓

Outcome alignment. Each year we review the Company’s compensation and financial performance against internal budgets, financial results from prior years and Comparative Market Data to make sure that executive compensation outcomes are aligned with the absolute and relative performance of the Company.

✓	Cap on incentive payouts. We cap the maximum payout under the annual bonus plan and performance share awards at 200% of target.

✓

Double-trigger equity vesting upon a change in control. We accelerate the vesting of equity awards in connection with a change in control only upon a double trigger (i.e., upon an executive’s qualifying termination of employment within two years following the date of the change in control) unless the awards are not continued or assumed, in which case the awards immediately vest.

✓	Clawback. We have a recoupment policy which provides:

•	That fraud or intentional misconduct by any employee that results in an accounting restatement due to material non-compliance with the securities laws would trigger a recoupment of certain incentive compensation from the responsible employee, as determined by the Committee; and

•	That the Committee may recoup up to three years of an employee’s incentive compensation if that employee’s gross negligence or intentional misconduct caused the Company material harm (financial, competitive, reputational or otherwise).
✓	No unearned dividends. We do not pay dividends or dividend equivalents on unearned performance shares or unpaid restricted stock unit awards granted to employees.

✓

All new change-in-control arrangements are double trigger without excise tax gross-ups. Severance for executives who became eligible to participate in a change in control severance plan after April 15, 2010, is double trigger and those executives are not eligible for an excise tax gross-up.

✓	Risk evaluation. We regularly evaluate the risks associated with the Company’s compensation plans and programs and consider the potential relationship between compensation and risk taking.

✓	Anti-hedging. We maintain a policy that prohibits the Company’s employees and directors from hedging or short-selling the Company’s shares.

✓	Anti-pledging. We prohibit the Company’s executive officers and directors from pledging the Company’s shares.

✓

Multi-dimensional performance assessment. Under both the Company’s annual bonus plan and the performance share component of annual equity grants, we assess NEO performance against a number of metrics covering the income and cash-flow statements and quantitative and qualitative KPIs tailored for each executive.

✓	No excessive perquisites. We do not provide significant perquisites to our named executive officers.

SAY ON PAY

The Committee reviews and thoughtfully considers the results of Say on Pay votes when evaluating our executive compensation program. Ninety six and one half percent (96.5%) of our shareholders supported our executive compensation program at the Company’s 2022 annual meeting of shareholders, which reflected an overwhelmingly positive level of support for our executive compensation. As a result, we did not make any specific changes to our executive compensation programs as a result of this vote. Additionally, it is typically our practice to actively engage our shareholders throughout the year to garner feedback, including with respect to our executive compensation programs and policies, but in 2022 our engagement with shareholders was limited due to the pendency of the transactions contemplated by the Merger Agreement.

2023 PROXY STATEMENT	|	29

Executive Compensation: Overview of Executive Compensation Program

Overview of Executive Compensation Program

Key Components of Annual Compensation Decisions

The table below describes key components of the Company’s 2022 executive compensation program, which generally remained unchanged from 2021.

Component	Description	Performance Considerations	Pay Objective
BASE SALARY	Pay for service in executive role.	Based on the nature and responsibility of the position, achievement of key performance indicators, internal pay equity among positions and competitive market data.	Attraction and retention. Base salary adjustments also allow the Committee to reflect an individual’s performance, scope of the position, and/or changed responsibilities.
ANNUAL BONUS	Short-term program providing NEOs with an annual cash bonus payment.

Based on the Committee’s assessment of each NEO’s achievement of annual key performance indicators as well as contributions to Company-wide performance, as well as, for 2022, treatment contemplated by the Merger Agreement.

Reward performance in attaining Company and individual performance goals based on the Company’s financial and strategic goals on an annual basis.
PERFORMANCE SHARES

Long-term equity grants that vest based on the Company’s Adjusted EBITDA and Free Cash Flow as a Percentage of Revenue performance over a two-year period compared to preset targets set by the Committee.

Based on the measurement of the Company’s performance against two important financial metrics on which the Company focuses from a strategic growth perspective. The value of awards is also tied to the Company’s share price performance during the three-year vesting period.

Reward longer-term performance in attaining Company performance goals, which in turn drives shareholder value creation; align the interests of executives with those of shareholders; and promote retention and foster stock ownership.

RESTRICTED STOCK UNITS (RSUs)	Long-term equity grants that generally vest over four years on a pro rata basis.	Alignment with shareholders through Company share price performance and the creation of shareholder value.	Align the interests of executives with those of shareholders, promote retention and foster stock ownership.

How the Committee Determines NEO Compensation

The Committee determines NEO compensation in its sole discretion based on its business judgment, informed by the experience of the Committee members, input from Meridian (the Committee’s independent compensation consultant), market data, the Committee’s and the CEO’s assessment of each NEO, achievement of key performance indicators, the Company’s performance and progress towards achievement of its strategic plan and the challenges confronting our business. No NEO participates in the determination of his or her own compensation.

The Committee does not focus on any one particular objective, formula or financial metric, but rather on performance relative to what it considers to be value-added quantitative and qualitative goals in furtherance of our compensation guiding principles described in the Executive Summary of this Compensation Discussion and Analysis.

30	|	2023 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

Key Performance Indicators

The Committee assesses the degree and extent of achievement of key performance indicators (KPIs) as a principal tool for making NEO compensation decisions. KPIs, set annually for each of our executive officers, consist of individually designed qualitative and quantitative goals organized in three areas:

•

Profit and Revenue Goals, which include, as appropriate, revenue, adjusted EBITDA, operating income, free cash flow, digital revenue and other financial goals for the Company and the respective businesses and/or functions over which each NEO has operational or overall responsibility;

•

Strategic and Business Goals, which include specific areas in which the NEO is asked to innovate and collaborate to adopt and implement new products and programs in support of the Company’s strategic plan; and

•

People Goals, which include measures of leadership, achievement of diversity initiatives, First Amendment activities, and other significant qualitative objectives such as promoting an ethical Company work environment and diverse workforce and maintaining our reputation as a good corporate citizen of the communities in which we do business.

Each NEO’s KPIs include multiple goals in each of the three areas. The KPIs are intended to be challenging but realistic, with a high degree of difficulty in achieving all of the goals set for each NEO. Except for the CEO, whose performance scorecard has been enhanced with specific weightings in response to shareholder feedback, the Committee’s assessment of NEO performance versus KPIs is holistic, with no particular weighting ascribed to achievement of any particular item in any area. This allows for the Committee to assess each of our other NEOs’ performance against the goals and metrics that are most pertinent to the area of focus for each NEO and most appropriately measure his or her performance, with the ultimate goal of aligning pay and performance for each NEO. While the Committee takes into consideration the degree of achievement of each NEO’s KPIs and the Company performance goals and financial measures set forth above in making compensation decisions, the Committee exercises its business judgment, in its sole discretion, to set NEO compensation.

Comparative Market Data

•

To assist the Committee in making decisions affecting NEO compensation opportunities, the Committee, with support from Meridian, its independent advisor, reviewed a report from Company management providing, among other things, executive compensation market data. The report included data from the Willis Towers Watson Media Compensation Survey, the Willis Towers Watson General Industry Executive Compensation Survey, the Croner Digital Content and Technology Survey, the Equilar Media & Technology Survey, and the Radford Global Compensation Survey, a source of detailed executive compensation information (collectively, “Comparative Market Data”).

•

Through use of this data, the Committee compares NEO salaries, bonus opportunities and equity compensation opportunities to those of companies in the media sector and other companies with comparable revenues to confirm that the elements of our compensation program and the compensation opportunities we afford our executives are appropriately competitive. The Committee does not, however, target elements of compensation nor total compensation to a certain range, percentage or percentile within the Comparative Market Data.

BASE SALARY

We pay our NEOs base salaries to compensate them for service in their executive role. Salaries for NEOs take into account:

•	the nature and responsibility of the position;

•	the achievement of KPIs, both historically and in the immediately prior year;

•	internal pay equity among positions; and

•	Comparative Market Data as described above.

2023 PROXY STATEMENT	|	31

Executive Compensation: How the Committee Determines NEO Compensation

The table below shows the 2022 NEO base salaries set by the Committee based on the foregoing factors:

EXECUTIVE	2022 BASE SALARY

Mr. Lougee	$975,000

Ms. Harker	$730,000

Ms. Beall	$650,000

Mr. Harrison	$500,000

ANNUAL BONUSES

ANNUAL BONUS OPPORTUNITY

Our NEOs participate in an annual bonus program designed to reward each NEO’s contribution to overall Company results and attainment of strategic business objectives during the year. Annual bonuses therefore can vary in amount from year to year.

Beginning in late 2021 and continuing into early 2022, the Committee, in consultation with Meridian, its independent compensation consultant, determined the target bonus opportunities for each NEO. The Committee established these amounts, which are based on a target percentage of each NEO’s base salary, after thorough consideration of:

•	the nature and responsibility of the position;

•	internal pay equity among positions; and

•	Comparative Market Data.

Based on these factors, the Committee approved the following 2022 target bonus opportunities for our NEOs. Only Mr. Lougee’s and Mr. Harrison’s bonus targets were increased from 2021, based on corresponding changes to the target percentage of their respective base salaries:

EXECUTIVE	BASE SALARY	TARGET PERCENTAGE OF BASE SALARY	BONUS GUIDELINE AMOUNT

Mr. Lougee	$975,000	130%	$1,267,500

Ms. Harker	$730,000	100%	$730,000

Ms. Beall	$650,000	100%	$650,000

Mr. Harrison	$500,000	85%	$425,000

ANNUAL BONUS PAYOUT FOR 2022

The Committee determined the extent to which each NEO earned his or her respective 2022 bonus, informed by attainment of the Company’s annual financial and qualitative performance goals, individual contributions made by the NEO during the year and each NEO’s performance against his or her KPIs.

In addition, the Committee considered the performance of the Company across a broad spectrum of financial measures, including total revenues, operating income, net income, earnings per share, Adjusted EBITDA, EBITDA margins, subscription revenue and free cash flow as a percentage of revenue. The Committee selected these financial measures because, individually and collectively, they represent the most significant financial aspects of our Company that we believe drive our financial success as a pure-play media company and enhance shareholder value.

For 2022, the Committee compared the Company’s reported performance with respect to each of these financial performance measures against goals approved by the Board at the beginning of the year, financial results from prior years, and financial performance of peer companies and the industry, and considered the Company’s achievements of budgeted amounts in light of the bonus treatment contemplated by the terms of the Merger Agreement, which provided that employee bonuses for 2022 would be paid at the greater of (i) the employee’s bonus entitlement based on the actual level of achievement of the applicable performance goals for 2022 and (ii) the employee’s bonus entitlement assuming achievement of target level performance.

32	|	2023 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

In addition, the Committee evaluated the performance of our executives, the roles played by each of them in contributing to the Company’s progress in creating shareholder value, achieving critically important strategic initiatives and the performance highlights described in the “Executive Summary” above. Other factors considered by the Committee for the 2022 bonus awarded to each NEO are described below.

David T. Lougee, President and Chief Executive Officer

2022 Goals:

The Committee evaluated Mr. Lougee’s 2022 performance using a scorecard that measures Mr. Lougee’s results against financial and non-financial KPIs, with the financial and non-financial KPIs each assigned an overall 50% weighting by the Committee. Mr. Lougee’s financial KPIs included EBITDA and revenue targets, with the EBITDA target weighted at 35% and the revenue target weighted at 15%.

Mr. Lougee’s non-financial goals included strategic goals relating to driving long-term growth for the Company (taking into account anticipated market forces and dynamics), the Company’s 2022 business priorities (key business initiatives critical to the Company during 2022), and the Company’s 2022 people goals (building the organization with capabilities and a culture for the future, including diversity and inclusion goals). These non-financial goals were weighted as follows: strategic (25%), business priorities (15%) and people (10%). The Committee also assessed Mr. Lougee’s performance in the context of the core CEO responsibility to serve as the Company’s chief spokesperson and effectively communicate with all of the Company’s stakeholders, including its shareholders, employees, customers, Board of Directors and community and industry groups.

2022 Performance Highlights and Accomplishment of 2022 Goals:

During 2022, Mr. Lougee led the Company to record full-year revenue and EBITDA, drove the successful negotiation of the Merger Agreement, successfully negotiated retransmission agreements with certain of the Company’s largest distributors, oversaw record revenue for Premion, and continued to strengthen the Company’s commitment to diversity, equity and inclusion. Mr. Lougee’s annual bonus for 2022 reflected these accomplishments as well as the Committee’s assessment of the performance of his duties and his achievement of the following KPIs:

Financial KPIs

•  Achieved full year Company Adjusted EBITDA of $1.1 billion,* which was below his EBITDA KPI, partially driven by weaker political and macroeconomic forces impacting subscribers and advertising revenue.

•  Achieved record full-year revenue of $3.3 billion, up ten percent year-over-year but short of his revenue KPI due in part to AMS revenue declines as a result of political displacement and macroeconomic headwinds.

Non-financial KPIs: Strategic and Business

•  Successfully led negotiations that culminated in entering into the Merger Agreement.

•  Successfully led the Company’s negotiations of comprehensive retransmission consent agreements representing approximately 38% of the Company’s subscribers.

•  Oversaw record revenue for Premion despite macroeconomic challenges.

•  Continued to execute on the Company’s expense savings plan.

Non-financial KPIs: People

•  Oversaw the Company’s progress on its 2025 diversity, equity and inclusion goals, for which the Company remains on track to achieve on schedule, including increasing the ethnic and gender diversity of the Company’s station general managers.

•  Enhanced support of Company leaders in the selection of diverse talent and the navigation of complex employee matters regarding race and inclusion.

•  Expanded the Company’s initiatives to identify and develop its internal talent, including expanding the Producer-in-Residence program and implementing a new Sales-in-Residence program.

*

Reconciliation of Adjusted EBITDA, a non-GAAP financial measure to the Company’s results as reported under accounting principles generally accepted in the United States may be found in the Company’s Form 10-K, filed February 27, 2023: adjusted EBITDA – page 32.

2023 PROXY STATEMENT	|	33

Executive Compensation: How the Committee Determines NEO Compensation

Victoria D. Harker, Executive Vice President and Chief Financial Officer

2022 Goals:

The Committee evaluated Ms. Harker’s 2022 performance using financial and non-financial KPIs it developed in consultation with Mr. Lougee. Ms. Harker’s financial KPIs included, among other things, Adjusted EBITDA and revenue targets, and expense management.

2022 Performance Highlights and Key Accomplishments:

Ms. Harker delivered a strong performance in 2022 during which she and her finance team supported achievement of the Company’s strong financial performance, provided critical support relating to the transactions contemplated by the Merger Agreement, continued to actively manage and implement expense reductions, supported the successful negotiation of retransmission agreements and network affiliation agreements, managed the Company’s short term cash investments and provided ongoing oversight over the Company’s 401K and pension plans. Her annual bonus for 2022 reflected the Committee’s assessment of her and the Company’s performance, including her achievement of the following KPIs:

Financial KPIs

•  Achieved the Company’s full year record Adjusted EBITDA of $1.1 billion,* which fell short of her EBITDA KPI, partially driven by weaker political and macroeconomic forces impacting subscribers and advertising revenue.

•  Supported achievement of record Company revenue of $3.3 billion, which was below budget, due in part to AMS revenue declines as a result of political displacement and macroeconomic headwinds.

Non-financial KPIs: Strategic and Business Goals

•  Supported the negotiation of the Merger Agreement.

•  Pivoted from annual budget process to a more refined quarter-ahead forecast process driven by macro-economic volatility.

•  Successfully completed the relocation of the entire Finance shared service organization, driving space and cost savings and allowing the Company to right-size the shared services functions.

•  Provided critical financial reporting, analysis and transaction processing operations in a manner that allowed the Company to recognize substantial savings in external audit fees.

Non-financial KPIs: People Goals	• In collaboration with Mr. Lougee and the Company’s chief human resources officer, continued to develop and execute against a succession and development plan for her successor.

*

Reconciliation of Adjusted EBITDA, a non-GAAP financial measure to the Company’s results as reported under accounting principles generally accepted in the United States may be found in the Company’s Form 10-K, filed February 27, 2023: adjusted EBITDA – page 32.

34	|	2023 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

Lynn Beall, Executive Vice President and Chief Operating Officer – Media Operations

2022 Goals:

The Committee evaluated Ms. Beall’s 2022 performance using financial and non-financial KPIs it developed in consultation with Mr. Lougee. Ms. Beall’s financial KPIs included, among other things, goals relating to subscription and advertising and marketing services revenue.

Ms. Beall’s non-financial goals included, without limitation, audience growth, content transformation, content leadership development, and retransmission and network affiliation agreement negotiations and people goals relating to talent and culture, racial and gender diversity and succession planning

2022 Performance Highlights and Key Accomplishments:

In 2022, while overseeing one of the most geographically diverse broadcast groups in the United States, Ms. Beall led the Company’s media operations through another historic news cycle that included unprecedented news events, extreme weather and political activity. Despite these and other challenges, the Company’s media operation realized strong results across the board under her leadership, driven by a strategic plan that focused on people, content and sales. Ms. Beall’s annual bonus for 2022 reflected the Committee’s assessment of her and the Company’s performance, including her achievement of the following KPIs:

Financial KPIs	Drove the Company’s record Media Operations revenue, subscription revenue, net income and EBITDA, but fell below expectations and internal budget mostly due to economic headwinds beginning in the second quarter of 2022 and continuing through the end of the year.

Non-financial KPIs: Strategic and Business Goals

•  Successfully led the Company’s negotiations of comprehensive retransmission consent agreements representing approximately 38% of the Company’s subscribers.

•  Led successful renegotiation of a multi-year CBS affiliation agreement.

•  Oversaw growth of the Company’s original programming and multicast businesses, including signing several foundational distribution deals for the Company’s multicast programming networks and improving the year-over-year performance of the Company’s Daily Blast Live program.

•  Achieved strong audience gains for the Company’s VERIFY brand, and launched new digital streaming applications for the Company’s stations on the Roku and Fire TV platforms.

•  Oversaw the Company’s news operations which continued to be awarded and celebrated for quality journalism, receiving six national Edward R. Murrow awards, two Dupont awards, and a prestigious local news Peabody award.

Non-financial KPIs: People Goals

•  Launched the Company’s manager training program, providing leadership training to almost 100 of the Company’s managers in 2022.

•  Through her succession planning and development efforts, oversaw the hiring of four new station general managers, three of whom were diverse.

•  Supported newsroom diversity initiatives through continued investment in the Company’s inclusive journalism program for all new journalists, and the selection of 25 high-performing managers for participation in a Poynter Institute’s leadership program focused on DE&I.

•  Remained on track to achieve the 2025 diversity, equity and inclusion goals relating to the Company’s content leadership and content teams, including hiring three diverse station general managers.

2023 PROXY STATEMENT	|	35

Executive Compensation: How the Committee Determines NEO Compensation

Akin S. Harrison, Senior Vice President and General Counsel

2022 Goals:

The Committee evaluated Mr. Harrison’s 2022 performance using financial and non-financial KPIs it developed in consultation with Mr. Lougee. Mr. Harrison’s financial KPIs included managing the law department’s budget and total Company outside legal fees.

Mr. Harrison’s non-financial goals included providing legal counsel and leadership in support of the Company’s purpose, strategic transactions, negotiations and compliance efforts, ethics standards and initiatives, and people goals relating to diversity and inclusion and leadership development.

2022 Performance Highlights and Key Accomplishments:

In 2022, Mr. Harrison continued to effectively manage the law department and he and his team successfully managed a wide variety of legal matters for the Company, including matters pertaining to the Merger Agreement, FCC compliance, commercial contracts, litigation, and antitrust and First Amendment matters. Mr. Harrison’s annual bonus for 2022 reflected the Committee’s assessment of his and the Company’s performance, including his achievement of the following KPIs:

Financial KPIs	Continued to successfully manage the legal department’s budget and total Company outside legal fees.

Non-financial KPIs: Strategic and Business Goals

•  Provided legal counsel and coordinated with outside counsel and the Company’s advisor team in connection with the Company’s efforts to obtain approval of the Merger Agreement.

•  Supported the Company’s negotiations of comprehensive retransmission consent agreements representing approximately 38% of the Company’s subscribers.

•  Advised on the long-term renewal of the Company’s network affiliation agreements with two of its major network partners.

•  Oversaw the Company’s legal compliance program.

Non-financial KPIs: People Goals	• Continued to take steps to develop the members of the legal department. • Continued to support company-wide diversity and inclusion initiatives.

In determining the annual bonus payouts for each NEO, the Committee considered the strong individual and Company performance referenced above. Based on its comprehensive review of these considerations, and consistent with the terms of the Merger Agreement, the Committee determined to pay each NEO’s 2022 annual bonus at target, as follows:

EXECUTIVE	BONUS

Mr. Lougee	$1,267,500

Ms. Harker	$730,000

Ms. Beall	$650,000

Mr. Harrison	$425,000

LONG-TERM INCENTIVES

The Company’s long-term incentive program (the “LTI Program”) consists of awards of Performance Shares and Restricted Stock Units. The Performance Shares are based on the Company’s adjusted EBITDA and Free Cash Flow metrics, which the Committee views as critical to measuring our success in creating value for shareholders.

36	|	2023 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

The Committee uses a two-year performance cycle for the Performance Shares in order to address the significant cyclical revenue increase the Company experiences in even-numbered years due to political spending during mid-term and presidential election years as a result of the Company’s strong political footprint.

Under the Performance Share program, grants are made, and a new two-year performance cycle begins, each year. At the end of each two-year performance cycle, the number of shares of Company common stock earned will be determined based upon the Company’s level of achievement versus the aggregate financial performance target or targets set by the Committee for that cycle. Any earned shares of Company common stock will not be distributed to executives until after the completion of the three-year service period. If the Company fails to meet threshold performance against a financial performance metric at the end of any performance cycle, no Performance Shares will be earned and no payout of shares of Company common stock will be made with respect to that financial performance metric.

Long-Term Equity Awards under the 2022 LTI Program

For the March 1, 2022 grants, the Committee determined total long-term equity award target values for each NEO taking into account the following factors:

•	recommendation of Mr. Lougee and the Senior Vice President and Chief Human Resources Officer (other than for Mr. Lougee);

•	the nature and responsibility of the NEO’s position;

•	internal pay equity among positions;

•	Comparative Market Data;

•	individual performance against KPIs;

•	the financial performance of the Company and the operations for which the NEO is responsible; and

•	the Company’s progress towards the goals of its strategic plan.

Based on the foregoing factors, the Committee approved 2022 total long-term equity award target values for each of our NEOs, which are shown in the table below.

EXECUTIVE	2022 BASE SALARY	LONG TERM- AWARD TARGET PERCENTAGE	TOTAL LONG- TERM AWARD TARGET VALUE

Mr. Lougee	$975,000	500%	$4,875,000

Ms. Harker	$730,000	250%	$1,825,000

Ms. Beall	$650,000	200%	$1,300,000

Mr. Harrison	$500,000	200%	$1,000,000

2023 PROXY STATEMENT	|	37

Executive Compensation: How the Committee Determines NEO Compensation

On March 1, 2022, the long-term equity award target value for each NEO was translated into a target award of Performance Shares and an award of RSUs based upon the Company’s closing stock price on February 28, 2022 (taking into account that dividends would not be paid on the Performance Shares or RSUs during the respective vesting periods), as follows:

EXECUTIVE	PERFORMANCE SHARES (TARGET #)	RSUs

Mr. Lougee	156,465	66,508

Ms. Harker	46,022	37,347

Ms. Beall	32,783	26,603

Mr. Harrison	25,218	20,464

2022 Performance Share Awards

The 2022 Performance Share grants are subject to achievement against the following Committee-approved performance metrics measured over the applicable performance cycle:

Performance Metric	Weighting(1)	Description

Adjusted EBITDA	2/3	Compares, in percentage form, (1) the sum of the actual Adjusted EBITDA generated by the Company in each of the two applicable fiscal years, to (2) the sum of the target budgeted amounts of Adjusted EBITDA set by the Committee in connection with its annual budget review process for such fiscal years.

Free Cash Flow as a Percentage of Revenue	1/3	Compares, in percentage form, (1) the aggregate amount of Free Cash Flow generated by the Company in the two applicable fiscal years measured as a percentage of the aggregate total Company revenues generated by the Company in such fiscal years, to (2) the weighted average of the targeted level of Free Cash Flow as a percentage of total Company revenues set by the Committee in connection with its annual budget review process for such fiscal years.

(1)	The Performance Shares place a higher weighting on Adjusted EBITDA given the importance of meeting our profitability expectations.

For purposes of the 2022 Performance Share grants:

•

“Adjusted EBITDA” means net income from continuing operations before (1) interest expense, (2) income taxes, (3) equity income (losses) in unconsolidated investments, net, (4) other non-operating items, (5) severance expense, (6) facility consolidation charges, (7) impairment charges, (8) depreciation, (9) amortization, and (10) expense related to performance share long-term incentive awards. Net income from continuing operations may be further adjusted to exclude unusual or non-recurring charges or credits to the extent and in the amount such items are separately reported or discussed in the financial statements and notes thereto or in management’s discussion and analysis of the financial statements in a periodic report filed by the Company under the Exchange Act.

•

“Free Cash Flow” means “net cash flow from operating activities” less “purchase of property and equipment”, each as reported in the Company’s consolidated statements of cash flows, and adjusted to exclude (1) voluntary pension contributions, (2) capital expenditures required either by government regulators or due to natural disasters offset by any reimbursements of such expenditures (e.g., from the U.S. government or an insurance company), and (3) the same adjustments made to Adjusted EBITDA, other than income taxes and interest to the extent of their impact on Free Cash Flow. When calculating Free Cash Flow in respect of the 2022 Performance Shares, actual changes in working capital for the year will be disregarded to the extent they are greater than or less than the $20 million collar specified by the Committee from the target change in working capital. The “collar” limits the effect of volatility in working capital that can impact the Company’s Free Cash Flow.

The Committee reserves the right to modify the calculations to adjust for impacts it deems appropriate.

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Executive Compensation: How the Committee Determines NEO Compensation

The following table illustrates the ranges of potential payouts based on threshold, target and maximum performance levels for each financial performance metric adopted by the Committee for the applicable performance cycle:

	Actual versus Target	Applicable Payout Percentage*

Below Threshold (80%)	<80%	0

Threshold	80%	65%

Target	100%	100%

Maximum	110%	200%

Above Maximum	>110%	200%

*	The Applicable Payout Percentage is calculated using straight line interpolation for points between Threshold and Target and for points between Target and Maximum.

The Company does not publicly disclose its expectations of how it will perform on a prospective basis in future periods or specific long-term incentive plan targets applicable under its compensation programs due to potential competitive harm. The target performance goals for Adjusted EBITDA and Free Cash Flow for each two-year performance cycle are designed to be appropriately challenging based on internal forecasts and the Company’s historical results, and there is a risk that payments will not be made at all or will be made at less than 100% of the target amount.

With certain exceptions for terminations due to death, disability, retirement (defined as 65 years of age or at least 55 years of age with at least five years of service) or a change in control of the Company, “earned” Performance Shares generally vest on the expiration of the three-year vesting service period (the Incentive Period) only if the executive continues to be employed by the Company through the last day of the vesting service period.

Following the end of the vesting service period, each executive who has earned Performance Shares will receive the number of shares of Company common stock earned for the performance cycle, less withholding taxes. Dividends are not paid or accrued on Performance Shares.

The vesting of the Performance Share grants will not accelerate in connection with a change in control unless the executive has a qualifying termination of employment within two years following the date of the change in control or the grants are not continued or assumed (e.g., the grants are not equitably converted or substituted for awards of the successor company) following the change in control. In the event a change in control occurs prior to the expiration of the applicable performance period, the executive will receive (if the vesting requirements are satisfied) the target number of Performance Shares set forth in the executive award agreement for that Performance Share grant. In the event a change in control occurs after the expiration of the applicable performance period but prior to the expiration of the applicable vesting service period, the executive will receive (if the vesting requirements are satisfied) the number of Performance Shares earned during the applicable performance cycle.

2022 RSU Awards

The RSUs granted to our NEOs in 2022 generally vest ratably over four years. At the time of vesting, the NEO will receive the number of shares of Company common stock equal to the number of RSUs that then vested, less withholding taxes. Executives are also entitled to receive a prorated portion of their RSUs upon retirement, disability or death. The vesting of the RSUs will not accelerate in connection with a change-in-control, unless the executive has a qualifying termination of employment within two years following the date of the change-in-control or the grants are not continued or assumed (e.g., the awards are not equitably converted or substituted for awards of the successor company) in connection with the change-in-control.

Restrictive Covenants in CEO’s 2022 RSU and Performance Share Award Agreements

Mr. Lougee’s 2022 RSU and Performance Share award Agreements include certain noncompete and nonsolicitation covenants. With certain exceptions, the noncompete covenant generally prohibits Mr. Lougee from participating in certain competing local broadcast businesses or media organizations that derive at least 75% of their revenues from local

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Executive Compensation: How the Committee Determines NEO Compensation

broadcasting through the first anniversary date of his termination of employment. With certain exceptions, the nonsolicitation covenant generally prohibits Mr. Lougee from inducing employees to leave the Company or inducing current or prospective customers from ceasing to do business with the Company through the first anniversary date of his termination of employment.

Results for 2021 Performance Share Awards

In 2021, the NEOs received Performance Share awards with a two-year performance cycle of January 1, 2021 through December 31, 2022, contingent on the Company achieving its two-year Adjusted EBITDA and Free Cash Flow as a Percentage of Revenue performance targets. The performance metric targets established by the Committee were designed to be challenging.

Performance Metric Targets for the 2021 Performance Shares

	Adjusted EBITDA	Cash Flow as a Percentage of Revenue

2021-2022 Total:	$2,255,302,000	19.1%[1]

[1]	Based on a Free Cash Flow target of $1,241,920,000 and a Revenue target of $6,496,261,000.

In February 2023, the Committee determined that the 2021-2022 Adjusted EBITDA and Cash Flow as a Percentage of Revenue performance metrics were achieved at $2,113,021,000 and 18.6%, respectively, which resulted in a payout percentage of 91.1% of the target number of 2021 Performance Shares. As a result of the termination of the Merger Agreement, the number of 2021 Performance Shares earned for the 2021-2022 performance period was determined as of May 22, 2023, resulting in each NEO earning the following number of 2021 Performance Shares:

Executive	2021 Performance Shares

Mr. Lougee	160,892

Ms. Harker	40,337

Ms. Beall	33,048

Mr. Harrison	23,987

The earned 2021 Performance Shares remain subject to service vesting requirements; they generally will be paid out shortly after February 29, 2024 to the extent the executive has satisfied the vesting requirements for such awards as of such date.

Benefits and Perquisites

The Company’s NEOs are provided a limited number of personal benefits and perquisites (described in footnote 4 to the Summary Compensation Table). The Committee’s objectives in providing these benefits are to provide insurance protection for our NEOs and their families, to enable the Company to attract and retain superior management talent in a competitive marketplace, to complement other compensation components, and to help minimize distractions from our executives’ attention to important Company initiatives.

The personal benefits and perquisites the Company provides to our NEOs, including medical, life insurance and disability plans, are generally the same as those offered to other similarly situated senior executives. For additional information about these and other post-employment benefits, see the “Other Potential Post-Employment Payments” section of this Proxy Statement.

Post-Termination Pay

The Company sponsors post-termination pay plans which assist the Company in recruiting and retaining employees and in providing leadership stability and long-term commitment.

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Executive Compensation: How the Committee Determines NEO Compensation

TEGNA Retirement Plan (TRP)

Prior to the spin-off of Gannett in June 2015 (the “Gannett Spin-off”), eligible Company employees generally had earned benefits under the Gannett Retirement Plan (GRP). In connection with the Gannett Spin-off, the Company adopted the TEGNA Retirement Plan (TRP), a tax-qualified defined benefit retirement plan which assumed the GRP pension liabilities relating to Company employees. Accordingly, the TRP generally provides retirement income to certain of the Company’s U.S.-based employees who were employed before their benefits were frozen on August 1, 2008, at which time participants, including each of the NEOs (other than Ms. Harker, who did not participate in the GRP and does not participate in the TRP), ceased to earn additional benefits for compensation or service earned on or after that date. The TRP provides benefits for employees based upon years of credited service, and the highest consecutive five-year average of an employee’s compensation out of the final ten years of credited service, referred to as final average earnings, or FAE. Subject to Internal Revenue Code limits, compensation generally includes a participant’s base salary, performance-based bonuses, and pre-tax contributions to the Company’s benefit plans other than the TEGNA Deferred Compensation Plan (DCP). Until benefits commence, participants’ frozen benefits are periodically adjusted to reflect increases in a specified cost-of-living index (i.e., the consumer price index for all urban consumers published by the U.S. Department of Labor Bureau of Statistics for U.S. all items less food and energy).

Effective January 1, 1998, the Company made a significant change to the GRP for service after that date. Certain employees who were either retirement-eligible or had a significant number of years of service with the Company were “grandfathered” in the plan provisions applicable to them prior to the change (pre-1998 plan provisions). Other employees were transitioned to the post-1997 plan provisions under the GRP.

The pre-1998 plan provisions provide for a benefit that is expressed as a monthly annuity at normal retirement equal to a gross benefit reduced by a portion of the participant’s Social Security benefit. Generally, a participant’s annual gross benefit is calculated by multiplying the participant’s years of credited service by specified percentages (generally 2% for each of a participant’s first 25 years of credited service and 0.7% for years of credited service in excess of 25) and multiplying such amount by the participant’s FAE. Benefits under the pre-1998 plan provisions are paid in the form of monthly annuity payments for the life of the participant and, if applicable, the participant’s designated beneficiary. The pre-1998 plan provisions provide for early retirement subsidies for participants who terminate employment after attaining age 55 and completing five years of service and elect to commence benefits before age 65. Under these provisions, a participant’s gross benefit that would otherwise be paid at age 65 is reduced by 4% for each year the participant retires before age 65. If a participant terminates employment after attaining age 60 with 25 years of service, the participant’s gross benefit that would otherwise be paid at age 65 is reduced by 2.5% for each year the participant retires before age 65.

The post-1997 plan provisions provide for a benefit under a pension equity formula, which generally expresses a participant’s benefit as a current lump sum value based on the sum of annual percentages credited to each participating employee. The percentages increase with years of service, and, in some circumstances, with age. Upon termination or retirement, the total percentages are applied to a participant’s FAE resulting in a lump sum benefit value. The pension equity benefit can be paid as either a lifetime annuity or a lump sum.

As noted above, in connection with the Gannett Spin-off, the TRP assumed the GRP pension liabilities of the NEOs who had accrued a benefit under the GRP. The TRP benefit for each of our participating NEOs is calculated under the post-1997 plan provisions. However, as noted below, the SERP benefit for Ms. Beall is calculated under the pre-1998 plan provisions. Each of the NEOs who participates in the TRP is fully vested in his or her TRP benefit.

In connection with its acquisition of Belo Corp. (Belo), the Company assumed the legacy Belo pension plan (the “Belo Plan”), which was merged into the TRP. Since Mr. Lougee earned a pension benefit while employed by Belo, the total TRP benefit for Mr. Lougee is calculated based on his accruals under both the post-1997 TRP plan provisions and the Belo Plan provisions, in which benefits he is also fully vested. Under the Belo Plan, which was frozen to new benefits as of March 31, 2007, Mr. Lougee will be entitled to monthly annuity payments for his life commencing at age 65 calculated by multiplying his Belo credited service (including any additional service credits provided when the plan was frozen) by his monthly FAE, in each case earned at Belo as of March 31, 2007, and further multiplied by specified percentages (generally 1.1% plus 0.35% for average earnings in excess of covered compensation). If Mr. Lougee were to terminate employment and elect to commence receiving benefits prior to age 65, his benefit that would otherwise be paid at age 65 would be reduced as follows: 3.33% per year for each year of such early retirement prior to age 61 and 6.67% per year for each year of such early retirement between ages 61 and 65.

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Executive Compensation: How the Committee Determines NEO Compensation

TEGNA Supplemental Retirement Plan (SERP)

The SERP is a nonqualified retirement plan that provides eligible employees with retirement benefits that cannot be provided under the TRP due to the Internal Revenue Code, which limits the compensation that can be recognized under qualified retirement plans and imposes limits on the amount of benefits which can be paid. For some participants, including Ms. Beall, the SERP also provides a benefit equal to the difference between the benefits calculated under the pre-1998 formula, without regard to the IRS-imposed limits on pay and benefits, and the amount they will receive from the TRP under the post-1997 formula. The SERP benefits for Mr. Lougee and Mr. Harrison are calculated under the post-1997 formula without regard to the IRS-imposed limits on pay and benefits. For all SERP participants, the benefit calculated under the applicable SERP formula is reduced by benefits payable from the TRP. Ms. Harker does not participate in the SERP.

In conjunction with the Company’s decision to freeze benefits under the GRP, the Company also decided to make changes to benefits under the SERP. Generally, until December 31, 2017, SERP participants whose SERP benefits were calculated under the pre-1998 formula continued to accrue benefits under the SERP. However, their benefits for credited service after August 1, 2008 were calculated at a rate that is one-third less than the pre-August 1, 2008 rate. Ms. Beall is the only NEO who was affected by this change. Ms. Beall is currently eligible for early retirement under the pre-1998 formula that applies to her under the SERP.

Effective December 31, 2017, SERP participants whose SERP benefits were calculated under the pre-1998 formula had their SERP benefits frozen such that they ceased to earn additional benefits for earnings, credited service, cost of living adjustments or any other factor or reason after that date. Ms. Beall is the only NEO who was affected by this change.

Effective August 1, 2008, SERP participants whose SERP benefits were not calculated under the pre-1998 formula had their SERP benefits frozen such that they ceased to earn additional benefits for compensation or service earned on or after that date. Until benefits commence, such participants’ frozen benefits are periodically adjusted to reflect increases in a specified cost-of-living index (i.e., the consumer price index for all urban consumers published by the U.S. Department of Labor Bureau of Statistics for U.S. all items less food and energy). Mr. Lougee and Mr. Harrison are the only NEOs who were affected by this change.

SERP benefits generally vest if the participant terminates employment after attaining age 55 and completing at least five years of service with the Company, although benefits become fully vested upon a change in control.

SERP benefits are generally paid in the form of a lump sum amount when a participant separates from service or, if later, the date the participant attains age 55, except that payment is accelerated in the event that the Company undergoes a change in control.

Mr. Lougee and Ms. Beall each are fully vested in his or her SERP benefits. Mr. Harrison is not vested in his SERP benefit.

TEGNA 401(k) Savings Plan (401(k) Plan)

Most of the Company’s employees based in the United States are eligible to participate in the TEGNA 401(k) Savings Plan (“401(k) Plan”), which permits eligible participants to make pre-tax contributions and provides for matching and other employer contributions. Since 2018, the matching contribution rate for the 401(k) plan has been 100% of the employee’s elective deferrals up to the first 4% of the employee’s compensation. For purposes of the 401(k) Plan and subject to Internal Revenue Code limits, compensation generally includes a participant’s base salary, performance-based bonuses, and pre-tax contributions to the Company’s benefit plans. Company contributions under the 401(k) Plan are immediately vested when they are made; therefore, as of the date of this Proxy Statement, Company contributions are 100% vested for each of the NEOs.

TEGNA Deferred Compensation Plan (DCP)

Each NEO who participates in the DCP, the Company’s nonqualified deferred compensation plan, may elect to defer all or a portion of his or her compensation under the DCP, provided that the minimum deferral must be $5,000 for each form of compensation (base salary and bonus) for the year of deferral. The amounts deferred by each NEO are vested and will be deemed invested in the fund or funds designated by such NEO from among a number of funds offered under the DCP.

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Executive Compensation: How the Committee Determines NEO Compensation

The DCP provides for Company contributions on behalf of certain employees whose benefits under the 401(k) Plan are capped by Internal Revenue Code rules that limit the amount of compensation that can be taken into account when calculating benefits under a qualified plan. Generally, Company contributions to the DCP are calculated by applying the same formula that applies to an employee’s matching contributions under the 401(k) Plan to the employee’s compensation in excess of the Internal Revenue Code compensation limit. Participants are not required to make elective contributions to the DCP to receive an employer contribution under the DCP. The same vesting rules that apply under the 401(k) Plan apply to contributions under the DCP, except that amounts under the DCP become vested upon a change in control. Each NEO has been credited with Company contributions to the DCP and was immediately vested in his or her Company contribution when it was made.

Amounts that a participant elects to defer into the DCP are generally paid at the time and in the form elected by the participant, provided that if the participant terminates employment before attaining age 55 and completing five years of service, benefits are paid in a lump sum amount upon such termination (although for pre-2005 deferrals the Committee may pay such deferrals in five annual installments). The DCP permits participants to receive in-service withdrawals of participant contributions for unforeseeable emergencies and certain other circumstances. Prior to when the deferrals are made, a participant may make a special election as to the time and form of payment for benefits that become payable due to the participant’s death or disability if payments have not already commenced, and deferrals will be paid in accordance with such elections under those circumstances. Company contributions to the DCP are generally paid in the form of a lump sum amount when a participant separates from service. The payment of post-2004 Company and participant DCP contributions is accelerated in the event that the Company undergoes a change in control.

TEGNA 2015 Change in Control Severance Plan

The TEGNA 2015 Change in Control Severance Plan (CIC Severance Plan) provides severance pay for certain key executives upon a change in control of the Company in order to assure the Company that it will have the continued dedication of, and the availability of objective advice and counsel from, key executives notwithstanding the possibility, threat or occurrence of a change in control. Mr. Lougee is the only NEO eligible to participate in the CIC Severance Plan. Ms. Harker, Ms. Beall and Mr. Harrison participate in the TEGNA Transitional Compensation Plan (TCP) rather than the CIC Severance Plan. The Board believes it is imperative that the Company and the Board be able to rely upon key executives to continue in their positions and be available for advice, if requested, in connection with any proposal relating to a change in control without concern that those individuals might be distracted by the personal uncertainties and risks created by such a proposal. Change in control arrangements also facilitate the Company’s ability to attract and retain management as the Company competes for talented employees in a marketplace where such protections are common.

With those goals in mind, the CIC Severance Plan provides that a participant would be entitled to compensation if the participant is terminated prior to and in connection with a change in control or, if within two years from the date of the change in control, the participant’s employment is terminated by the Company other than for “cause,” or by the participant for “good reason”.

Following is a summary of several key terms of the CIC Severance Plan:

•

“change in control” means the first to occur of: (1) the acquisition of 20% or more of the Company’s outstanding shares of common stock or the combined voting power of the Company’s outstanding voting securities; (2) the Company’s incumbent directors ceasing to constitute at least a majority of the Board, except in connection with the election of directors approved by a vote of at least a majority of the directors then comprising the incumbent Board; (3) consummation of a sale of the Company in a merger or similar transaction, or a sale or other disposition of all or substantially all of the Company’s assets; or (4) approval by the Company’s shareholders of the Company’s complete liquidation or dissolution.

•

“cause” means (1) the participant’s material misappropriation of Company funds or property; (2) the participant’s unreasonable and persistent neglect or refusal to perform his or her duties which is not remedied within 30 days following notice from the Company; or (3) the participant’s conviction, including a plea of guilty or of nolo contendere, of a securities law violation or a felony.

•

“good reason” means the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (1) a material diminution of the participant’s duties, authorities or responsibilities; (2) a reduction in the participant’s base salary or target bonus opportunity; (3) a failure to

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Executive Compensation: How the Committee Determines NEO Compensation

provide the participant with an annual long-term incentive opportunity whose grant date value is equivalent to or greater in value than participant’s regular annual long-term incentive opportunity in effect on the date of the change in control; (4) the relocation of the participant’s office from the location at which the participant is principally employed immediately prior to the date of the change in control to a location 35 or more miles farther from the participant’s residence immediately prior to the change in control, or the Company’s requiring the participant to be based anywhere other than the Company’s offices, except for required travel on the Company’s business to an extent substantially consistent with the participant’s business travel obligations prior to the change in control; (5) the failure by the Company to pay any compensation or benefits due to the participant; (6) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the CIC Severance Plan; or (7) any purported termination of the participant’s employment that is not effected pursuant to the CIC Severance Plan.

•

“multiplier” means 3.0 for the Company’s CEO as of the date of the change in control; 2.0 for a participant who on the date of the change in control is a member of the Company’s executive leadership team and reports directly to the Company’s CEO; and 1.0 for other participants. Mr. Lougee’s multiplier is 3.0.

A NEO entitled to compensation under the CIC Severance Plan would receive:

•

Payments. Upon a participant’s qualifying termination of employment, the participant is entitled to receive a lump sum amount equal to the sum of (1) any unpaid base salary or bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination date in an amount equal to the average annual bonus the participant earned with respect to three fiscal years immediately prior to the fiscal year in which the termination date occurs prorated for the portion of the fiscal year elapsed prior to the termination date. Additionally, participants are paid a lump sum cash severance payment equal to a “multiplier” that is designated for the participant times the sum of (1) the participant’s annual base salary at the highest rate of salary during the 12-month period immediately prior to the termination date or, if higher, during the 12-month period immediately prior to the change in control (in each case, as determined without regard for any reduction for deferred compensation, 401(k) plan contributions and similar items), and (2) the greater of (A) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the change in control occurs; and (B) the average annual bonus the participant earned with respect to the three fiscal years immediately prior to the fiscal year in which the termination occurs.

•

COBRA Benefit. A participant will receive an amount equal to the monthly COBRA cost of the participant’s medical and dental coverage in effect as of the date of termination multiplied by the lesser of (1) 18; or (2) 24 minus the number of full months between the date of the change in control and the date of termination.

•

Excise Taxes. In the event benefits otherwise would be subject to Section 4999 of the Code, they will be reduced to $1 less than the amount that would trigger such taxes if such a reduction would put the applicable participant in a better after-tax position.

Benefits are subject to the participant executing a release and agreeing to certain restrictive covenants.

TEGNA Transitional Compensation Plan (TCP)

The TCP is a legacy plan that provides severance pay for some of our NEOs and other key executives upon a change in control of the Company. Ms. Harker, Ms. Beall and Mr. Harrison participate in the TCP. Ms. Harker first participated in the TCP after April 15, 2010. Mr. Lougee participates in the CIC Severance Plan rather than the TCP.

On December 8, 2015, the Company, consistent with its practice of updating its plans and programs from time to time in light of evolving market trends, froze participation in the TCP and, effective December 15, 2016, additional service credit accruals for existing participants.

The TCP assures the Company that it will have the continued dedication of, and the availability of objective advice and counsel from, key executives notwithstanding the possibility, threat or occurrence of a change in control. As a result, we believe the TCP helps promote the retention and continuity of certain key executives for at least one year after a change in control. The Board believes it is imperative that the Company and the Board be able to rely upon key executives to continue in their positions and be available for advice, if requested, in connection with any proposal relating to a change in control without concern that those individuals might be distracted by the personal uncertainties and risks created by such a proposal. Change in control arrangements also facilitate the Company’s ability to attract and retain management as the Company competes for talented employees in a marketplace where such protections are common.

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Executive Compensation: How the Committee Determines NEO Compensation

With those goals in mind, the TCP provides that participants would be entitled to compensation following a change in control if (1) within two years from the date of the change in control the participant’s employment is terminated by the Company other than for “cause,” or by the employee for “good reason”, or (2) in the case of executives participating in the TCP before April 15, 2010 (but not those who first participate in the TCP on or after that date), within a 30-day window period beginning on the first anniversary of the change in control, the executive terminates his or her employment voluntarily.

Following is a summary of several key terms of the TCP:

•

“change in control” means the first to occur of: (1) the acquisition of 20% or more of our then-outstanding shares of common stock or the combined voting power of our then-outstanding voting securities; (2) our incumbent directors cease to constitute at least a majority of the Board, except in connection with the election of directors approved by a vote of at least a majority of the directors then comprising the incumbent Board; (3) consummation of our sale in a merger or similar transaction or sale or other disposition of all or substantially all of our assets; or (4) approval by our shareholders of the Company’s complete liquidation or dissolution.

•

“cause” means (1) any material misappropriation of Company funds or property; (2) the executive’s unreasonable and persistent neglect or refusal to perform his or her duties which is not remedied in a reasonable period of time following notice from the Company; or (3) conviction of a felony involving moral turpitude.

•

“good reason” means the occurrence after a change in control of any of the following without the participant’s express written consent, unless fully corrected prior to the date of termination: (1) a material diminution of an executive’s duties or responsibilities; (2) a reduction in, or failure to pay timely, the executive’s compensation and/or other benefits or perquisites; (3) the relocation of the executive’s office outside the Washington, D.C. metropolitan area or away from the Company’s headquarters; (4) the failure of the Company or any successor to assume and agree to perform the TCP; or (5) any purported termination of the executive’s employment other than in accordance with the TCP. Any good faith determination of “good reason” made by the executive shall be conclusive.

•

“severance period” means a number of whole months equal to the participant’s months of continuous service with the Company or its affiliates divided by 3.33; provided, however, that in no event shall the participant’s severance period be less than 24 months or more than 36 months, regardless of the participant’s actual length of service. As of December 31, 2022, the severance periods for Ms. Harker, Ms. Beall and Mr. Harrison are 24, 36 and 36 months, respectively.

An NEO entitled to compensation under the TCP would receive:

•

Pension. In addition to their vested TRP and SERP benefits, upon their termination of employment, TCP participants are entitled to a lump sum payment equal to the difference between (1) the amount that would have been paid under the TRP and SERP had the executive remained in the employ of the Company for the severance period and received the same level of base salary and bonus which the executive received with respect to the fiscal year immediately preceding the date of the change in control or the termination date, whichever is higher, and (2) the amount payable under the TRP and SERP as of the later of the date of the change in control or the termination date, whichever is higher. Ms. Beall’s SERP benefit was subject to a service and pay freeze as of December 15, 2017. Mr. Harrison’s SERP benefit was subject to a service and pay freeze as of August 1, 2008. Ms. Beall is 100% vested in her SERP benefit and Mr. Harrison would become 100% vested in his SERP benefit in the event of a change in control. The TCP would provide each of Ms. Beall and Mr. Harrison with increases in her or his pension benefit through the end of her or his severance period. Ms. Harker does not participate in the TRP or the SERP.

•

Payments. Upon a TCP participant’s qualifying termination of employment, the participant is entitled to receive a lump sum amount equal to the sum of (i) any unpaid base salary through the date of termination at the higher of the base salary in effect immediately prior to change in control or on the termination date; and (ii) an amount equal to the highest annual bonus paid in the three preceding years which is prorated to reflect the portion of the fiscal year in which the participant was employed prior to termination. Additionally, TCP participants are paid a lump sum cash severance payment equal to the participant’s severance period divided by twelve multiplied by the sum of (1) the executive’s highest base salary during the 12-month period prior to the termination date or, if higher, during the 12-month period prior to the change in control (plus certain other compensation items paid to the participant during the 12-month period prior to the date of termination), and (2) the greater of (a) the highest annual bonus earned by the executive in the three fiscal years immediately prior to the year of the change in control or (b) the highest annual bonus earned by the executive with respect to any fiscal year during the period between the change in control and the date of termination.

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Executive Compensation: How the Committee Determines NEO Compensation

•

Excise Taxes. Executives participating in the TCP before April 15, 2010 (but not those who first participated in the TCP on or after that date) would be entitled to receive payment of an amount sufficient to make them whole for any excise tax imposed on the payment under Section 4999 of the Internal Revenue Code. The effects of Section 4999 generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide an equal level of benefit across individuals without regard to the effect of the excise tax, the Company determined that excise tax reimbursement payments were appropriate for certain TCP participants. Executives, such as Ms. Harker, who first participated in the TCP on or after April 15, 2010, will not receive a Section 4999 excise tax reimbursement. The change of control benefits for executives who are not entitled to receive a Section 4999 excise tax reimbursement payment will be reduced to $1 less than the amount that would trigger such taxes if such a reduction would put them in a better after-tax position.

•

Medical and Life Insurance. For purposes of determining a TCP participant’s eligibility for retiree life insurance and medical benefits, the participant is considered to have attained the age and service credit that the participant would have attained had the participant remained employed until the end of the severance period. Additionally, each TCP participant receives life and medical insurance benefits for the severance period in amounts no less than those that would have been provided had the participant not been terminated.

TEGNA Executive Severance Plan (TESP)

Each of the NEOs participates in the TEGNA Inc. Executive Severance Plan (TESP). The TESP provides severance payments to each of the NEOs and other executives of the Company approved by the Committee in the event of certain involuntary terminations of employment. Under the TESP, a participant who experiences an involuntary termination of employment without cause would receive a lump-sum cash severance payment equal to the product of (a) a severance multiple; and (b) the sum of the participant’s (1) annual base salary and (2) average annual bonus earned for the three fiscal years immediately preceding the termination. The severance multiple is 2.0 for a participant who is the Company’s Chief Executive Officer, 1.5 for a participant who is a member of the Company’s executive leadership team who reports directly to the Company’s Chief Executive Officer, and 1.0 for all other participating executives. In addition, participating executives would receive a lump sum amount equal to the sum of (1) any unpaid base salary or bonus through the date of termination; and (2) a prorated annual bonus for the portion of the fiscal year elapsed prior to the termination. The severance payment is contingent upon the participant’s execution of a separation agreement containing a release of claims in favor of the Company and its affiliates and covenants restricting the participant’s competition, solicitation of employees, disparagement of the Company and its affiliates, and disclosure of confidential information. The separation agreement also contains a release of claims by the Company and its affiliates in favor of the participant and a covenant restricting the Company’s disparagement of the participant. The severance multiples for Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison are 2.0, 1.5, 1.5 and 1.5, respectively.

In May 2017, in order to secure the retention of Ms. Harker following the Cars.com Spin-off, the Company entered into a letter agreement with Ms. Harker pursuant to which she was entitled to participate in the TESP or a plan that provides substantially similar benefits through February 28, 2018. Following that date, Ms. Harker is permitted to terminate her employment with the Company voluntarily and receive the benefits contemplated by the TESP or such other severance plan, subject to her compliance with certain notice requirements and the terms of such plan (including the execution of a release of claims) and provided that circumstances have not arisen entitling the Company to terminate her employment for cause.

Additional information regarding severance benefits for the Company’s NEOs is set forth in the section of this Proxy Statement entitled “Other Potential Post-Employment Payments.”

46	|	2023 PROXY STATEMENT

Executive Compensation: How the Committee Determines NEO Compensation

Other Compensation Policies

Recoupment Policy

The Company has adopted a recoupment or “clawback” policy that applies to cash-based and equity-based incentive compensation awards granted to the Company’s employees, including the NEOs. Under the policy, to the extent permitted by applicable law and subject to the approval of the Committee, the Company may seek to recoup any incentive based compensation awarded to any employee subject to the policy, if (1) the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws, (2) the fraud or intentional misconduct of an employee subject to the policy contributed to the noncompliance that resulted in the obligation to restate, and (3) a lower award of incentive-based compensation would have been made to the covered employee had it been based upon the restated financial results. In December 2018, the Company amended its recoupment policy to also permit the Committee to recoup up to three years of an employee’s incentive compensation if that employee’s gross negligence or intentional misconduct caused the Company material harm (financial, competitive, reputational or otherwise), even if the Company is not required to prepare an accounting restatement. The policy is in addition to any other remedies the Company may have, including those available under Section 304 of the Sarbanes-Oxley Act of 2002, as amended.

Hedging, Short-Selling and Pledging Policy

The Company has adopted a policy that prohibits the Company’s employees and directors from purchasing financial instruments that are designed to hedge or offset any fluctuations in the market value of the Company’s equity securities they hold, purchasing the Company’s shares on margin and selling any securities of the Company “short.” The policy also prohibits the Company’s directors and executive officers from borrowing against any account in which the Company’s equity securities are held or pledging the Company’s equity securities as collateral for a loan. These prohibitions apply whether or not such equity securities were acquired through the Company’s equity compensation programs.

Tax Considerations

Effective January 1, 2018, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid to an individual who was the company’s CEO, CFO or one of the company’s next three other most highly compensated executive officers in any year after 2016. As a general matter, while the Committee considers tax deductibility as one of several relevant factors in determining compensation, it retains the flexibility to design and maintain executive compensation arrangements that it believes will attract and retain executive talent and result in strong returns to shareholders, even if such compensation is not deductible by the Company for federal income tax purposes.

Leadership Development and Compensation Committee Report

The Leadership Development and Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures included in this Proxy Statement. Based on such review and discussion, on April 27, 2023 the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Form 10-K/A filed on May 1, 2023, and the Board has approved that recommendation.

Leadership Development and Compensation Committee

Scott K. McCune, Chair

Howard D. Elias

Lidia Fonseca

Melinda C. Witmer

2023 PROXY STATEMENT	|	47

Executive Compensation: Summary Compensation Table

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
David T. Lougee (President and CEO)	2022	975,000	1,267,500	4,875,013	0	154,088	7,271,600
	2021	975,000	1,450,000	4,387,505	5,465	140,507	6,958,477
	2020	915,986	1,146,500	4,387,505	70,994	192,401	6,713,385
Victoria D. Harker (Executive Vice President and Chief Financial Officer)	2022	722,500	730,000	1,825,000	0	80,773	3,358,273
	2021	700,000	880,000	1,399,988	0	72,614	3,052,602
	2020	670,385	695,000	1,400,002	0	75,691	2,841,078
Lynn Beall (Executive Vice President and COO—Media Operations)	2022	642,500	650,000	1,299,997	0	129,128	2,721,625
	2021	620,000	775,000	1,147,010	0	115,580	2,657,590
	2020	587,077	605,000	1,146,990	664,106	113,778	3,116,951
Akin S. Harrison (Senior Vice President and General Counsel)	2022	487,500	425,000	1,000,008	0	38,020	1,950,527
	2021	450,000	430,000	832,512	2,175	31,999	1,746,686
	2020	425,385	312,500	787,502	5,004	31,022	1,561,413

(1)	Amounts in this column reflect that increases in base salaries become effective on or about April 1 of the year to which the increase relates.
(2)

Amounts in this column represent the aggregate grant date fair value of Performance Share and RSU awards computed in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”) based on the assumptions set forth in note 9 to the Company’s 2022 audited financial statements. The amounts reported in this column are not paid to or realized by the NEO. There can be no assurance that the ASC 718 amounts shown in this column will ever be realized by an executive officer. The value of grants of Performance Shares included above have been calculated assuming the target level of performance is met, which we consider to be the most probable outcome. If grants of Performance Shares were calculated assuming the maximum level of performance was met, the amounts shown in this column for Mr. Lougee would be: 2022: $8,287,514; 2021: $7,458,753; 2020: $7,458,760; for Ms. Harker: 2022: $2,828,740; 2021: $2,169,982; 2020: $2,169,998; for Ms. Beall: 2022: $2,014,994; 2021: $1,777,867; 2020: $1,777,836; and for Mr. Harrison: 2022: $1,550,013; 2021: $1,290,391; 2020: $1,220,626.

(3)

Amounts in this column represent the aggregate increase, if any, of the accumulated benefit liability relating to the NEO under the TRP and the SERP in the applicable fiscal year. Amounts are calculated by comparing values as of the pension plan measurement date used for the Company’s financial statements for the applicable fiscal years. The Company uses the same assumptions it uses for financial reporting under generally accepted accounting principles with the exception of retirement age, pre-retirement mortality and probability of terminating employment prior to retirement. The assumed retirement age for the above values is the earliest age at which an executive could retire without any benefit reduction due to age. The above values are calculated assuming each NEO survives to the assumed retirement age. The amounts reported in this column shown for Mr. Lougee include the accumulated benefit liability related to his legacy Belo Corp. pension benefit. The amounts reported in this column shown for Ms. Harker reflect the fact that she does not participate in the TRP or the SERP.

(4)

Amounts for 2022 reported in this column include (i) life insurance premiums paid by the Company for Ms. Beall in the amount of $20,163 (for an explanation of the Company’s life insurance programs, see footnote 3 to the “Potential Payments to NEOs Upon Termination” table beginning on page 56 of this Proxy Statement); (ii) matching contributions of $12,200 to each of the respective 401(k) accounts of Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison; (iii) Company contributions into the DCP accounts of Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison in the amounts of $84,800, $51,877, $44,477, and $24,462, respectively (for an explanation of these payments, see the discussion of the TEGNA Deferred Compensation Plan beginning on page 42 of this Proxy Statement); (iv) premiums in the amount of $22,032 paid by the Company for supplemental medical coverage for Mr. Lougee and Ms. Beall; (v) for Ms. Beall, an automobile allowance (beginning in 2012, the Company no longer provides an automobile (or automobile allowance) to new senior executives; Mr. Lougee, Ms. Harker and Mr. Harrison do not receive this benefit), (vi) legal and financial services for Mr. Lougee and Ms. Beall; (vii) TEGNA Foundation grants to eligible charities recommended by Mr. Lougee and Ms. Harker of up to $15,000 annually (beginning in 2013, the Company no longer provides this benefit to new senior executives, including Ms. Beall and Mr. Harrison); and (viii) premiums paid by the Company for travel accident insurance for Mr. Lougee, Ms. Harker, Ms. Beall and Mr. Harrison in the amounts of $1,696, $1,696, $1,696 and $1,358, respectively. The NEOs also occasionally receive tickets to sporting events for personal use if the tickets are not needed for business use, for which the Company does not incur incremental costs.

48	|	2023 PROXY STATEMENT

Executive Compensation: Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards in 2022 See the table entitled “Outstanding Equity Awards at Fiscal Year End” for the number of plan-based awards outstanding on December 31, 2022.

			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number Of Shares Of Stock Or Unit (#)(3)	Grant Date Fair Value of Stock and Options Awards ($)(4)
Name	Grant Date(1)	Committee Meeting Date	Threshold (#)	Target (#)	Maximum (#)
Mr. Lougee	3/1/2022	2/22/2022	101,702	156,465	312,930		3,412,502
	3/1/2022	2/22/2022				66,508	1,462,511
Ms. Harker	3/1/2022	2/22/2022	29,914	46,022	92,044		1,003,740
	3/1/2022	2/22/2022				37,347	821,261
Ms. Beall	3/1/2022	2/22/2022	21,309	32,783	65,566		714,997
	3/1/2022	2/22/2022				26,603	585,000
Mr. Harrison	3/1/2022	2/22/2022	16,392	25,218	50,436		550,005
	3/1/2022	2/22/2022				20,464	450,003

(1)	See the “Compensation Discussion and Analysis” section for a discussion of the timing of various pay decisions.
(2)

These share numbers represent the threshold, target and maximum payouts which may be earned under the 2022 Performance Share awards. The threshold payout is 65% of the target Performance Share award, and the maximum payout is 200% of the target Performance Share award.

(3)

The RSU grants reported in this column generally vest in four equal annual installments and, subject to certain exceptions, the corresponding vested shares of the Company’s common stock generally will be delivered to the NEO in four equal annual installments beginning on February 28, 2023.

(4)

The full grant date fair value of the awards was computed in accordance with ASC 718, based on the assumptions set forth in note 9 to the Company’s 2022 audited financial statements. There can be no assurance that the ASC 718 amounts shown in the table will ever be realized by an executive officer. Amounts shown for grants of Performance Shares have been calculated assuming the target level of performance is met.

2023 PROXY STATEMENT	|	49

Executive Compensation: Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

		Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)
Mr. Lougee	23,275(2)	493,197
	48,321(3)	1,023,922
	56,315(4)	1,193,315
	66,508(5)	1,409,305
	325,794(6)	6,903,575
	160,892(7)	3,409,301
			156,465	(8)	3,315,493
Ms. Harker	12,600(2)	266,994
	23,128(3)	490,082
	26,954(4)	571,155
	37,347(5)	791,383
	81,680(6)	1,730,799
	40,337(7)	854,741
			46,022	(8)	975,206
Ms. Beall	7,965(2)	168,778
	18,948(3)	401,508
	22,083(4)	467,939
	26,603(5)	563,718
	66,919(6)	1,418,014
	33,048(7)	700,287
			32,783	(8)	694,672
Mr. Harrison	4,782(2)	101,331
	13,010(3)	275,682
	16,029(4)	339,655
	20,464(5)	433,632
	45,945(6)	973,575
	23,987(7)	508,285
			25,218	(8)	534,369

(1)

The value of these RSUs and Performance Shares is based on the product of the number of the applicable RSUs or Performance Shares shown multiplied by $21.19, the closing price of a share of Company stock on December 30, 2022. There can be no assurance that the amounts shown in the table will ever be realized by an executive officer.

(2)	These RSUs vested on February 28, 2023.
(3)	Fifty percent of these RSUs vested on February 28, 2023 and the remaining fifty percent of these RSUs are scheduled to vest on February 29, 2024.
(4)	One third of these RSUs vested on February 28, 2023 and the remainder of these RSUs are scheduled to vest in two equal annual installments on February 29, 2024 and February 28, 2025.
(5)

Twenty-five percent of these RSUs vested on February 28, 2023 and the remainder of these RSUs are scheduled to vest in three equal annual installments on February 29, 2024, February 28, 2025 and February 28, 2026.

50	|	2023 PROXY STATEMENT

Executive Compensation: Option Exercises and Stock Vested

(6)

These share numbers represent the Performance Shares earned for the 2020-2021 performance cycle, which were earned at 143.1% of target. These Performance Shares were paid out on February 28, 2023 at the end of the service-based vesting period.

(7)

These share numbers represent the Performance Shares earned for the 2021-2022 performance cycle, which were earned at 91.1% of target as described on page 40 of this Proxy Statement. The payout of the earned Performance Shares remains subject to a service-based vesting period ending February 29, 2024.

(8)

These share numbers represent the target Performance Share awards under the Performance Share program for the 2022-2025 Incentive Period. If the performance conditions are met during the two-year performance cycle ending December 31, 2023, these Performance Shares are eligible to vest on February 28, 2025.

Option Exercises and Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
David T. Lougee	324,977	7,448,473
Victoria D. Harker	131,230	3,007,792
Lynn Beall	86,594	1,984,734
Akin S. Harrison	51,405	1,178,203

(1)

These share amounts include (a) 25% of the Company’s RSU awards granted respectively, on March 1, 2018, March 1, 2019, March 1, 2020 and March 1, 2021, which vested on February 28, 2022 (which RSUs were paid to the NEOs by the Company shortly after the vesting date); and (b) the Company’s 2019 Performance Share awards granted on March 1, 2019, which vested on February 28, 2022 and were paid on February 28, 2022 at 136.7% of target.

(2)

For each of the NEOs, these amounts equal the sum of (a) the product of the aggregate number of Company RSU shares granted on March 1, 2018, March 1, 2019, March 1, 2020 and March 1, 2021 which vested on February 28, 2022, multiplied by $22.92 (the closing price of a share of Company stock on February 28, 2022, the vesting date), and (b) the product of the aggregate number of Company 2019 Performance Shares granted on March 1, 2019 multiplied by 136.7% and $22.92 (the closing price of a share of Company stock on February 28, 2022, the vesting date).

Pension Benefits

The table below shows the actuarial present value as of December 31, 2022 of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each, under each of the TEGNA Retirement Plan, or TRP, and the TEGNA Supplemental Retirement Plan, or SERP, in each case determined using assumptions consistent with those used in the Company’s financial statements, except with respect to pre-retirement mortality, probability of turnover prior to retirement and retirement age. The table below reflects an immediate retirement for all NEOs who participate with respect to the TRP and the SERP. The amounts reported in the table reflect payment at the earliest point in time at which benefits are available without any reduction for age. Information regarding the TRP and SERP can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under the headings “TEGNA Retirement Plan (TRP)” and “TEGNA Supplemental Retirement Plan.” Ms. Harker does not participate in the TRP or the SERP.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Lougee (1)	TRP	20.12	559,211	0
	SERP	6.58	58,668	0
Ms. Beall (2)	TRP	20.17	350,132	0
	SERP	29.58	3,313,704	0
Mr. Harrison (3)	TRP	5.33	32,318	0
	SERP	5.33	1,252	0

2023 PROXY STATEMENT	|	51

Executive Compensation: Non-Qualified Deferred Compensation

(1)

The TRP amount shown for Mr. Lougee includes the accumulated benefit related to his legacy Belo Corp. pension benefit. The number of years of credited service shown for Mr. Lougee include 13.5 years of service under the Belo Corp. Pension Plan, which was acquired by the Company. The Company has not granted Mr. Lougee any additional credited service under the pension plans. The present values of Mr. Lougee’s accumulated TRP and legacy Belo Corp. pension benefits are $118,169 and $441,042, respectively.

(2)

Ms. Beall has fewer years of credited service under the TRP than under the SERP. As discussed in the description of the SERP beginning on page 42 of this Proxy Statement, participants in the SERP whose SERP benefits were not calculated under the pre-1998 formula ceased accruing credit for additional years of service after the GRP was frozen on August 1, 2008. Until December 31, 2017, at which time SERP participants whose SERP benefits were calculated under the pre-1998 formula ceased accruing credit for additional years of service or compensation, Ms. Beall continued to accrue benefits under the SERP at a reduced rate (as described in the discussion of the SERP found in the “Compensation Discussion and Analysis” section of this Proxy Statement) based on actual years of service. The Company does not generally provide additional pension service credit to any executive for years not actually worked.

(3)	Mr. Harrison is not vested in his SERP benefit.

Non-Qualified Deferred Compensation

The TEGNA Deferred Compensation Plan, or DCP, is a non-qualified plan that allows Company executives to defer all or a portion of their compensation. Participant contributions that are not treated as if invested in the Company’s stock are generally distributed in cash and amounts that are treated as if invested in the Company’s stock are generally distributed in shares of stock or cash, at the Company’s election. Effective August 1, 2008, the DCP also provides for Company contributions for certain participants. Additional information regarding the DCP can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under the heading “Post-Termination Pay.”

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)
Mr. Lougee	0	84,800	(33,351)	0	1,401,706
Ms. Harker	0	51,877	50,450	0	683,848
Ms. Beall	0	44,477	24,913	0	246,544
Mr. Harrison	0	24,462	6,005	0	239,563

(1)

For 2022, the Company credited contributions to the DCP on behalf of each NEO in an amount equal to 4% of their respective cash compensation that exceeds the Internal Revenue Code limits on the amount of compensation that can be taken into account when calculating benefits under a qualified plan. These Company contributions are initially treated as invested in Company stock (although participants can reallocate the contributions to other designated investment options) and are distributed in cash. The amounts shown in this column reflect the Company contributions made in February 2023 for services provided by each of the NEOs in 2022, all of which contributions were included in the amounts reported in the “All Other Compensation” column of the “Summary Compensation Table” found on page 48 of this Proxy Statement.

52	|	2023 PROXY STATEMENT

Executive Compensation: Other Potential Post-Employment Payments

Other Potential Post-Employment Payments

The Company’s employee benefit programs provide the NEOs with post-termination benefits in a variety of circumstances. The amount of compensation payable may vary depending on the nature of the termination, whether as a result of retirement/voluntary termination, involuntary not-for-cause termination, termination following a change in control or termination in the event of the disability or death of the executive. The following table describes payments the NEOs generally may receive under the Company’s employee benefits programs following termination in connection with certain events. Benefits provided to an NEO pursuant to a particular agreement or other arrangement between the Company and the NEO are not described in the table below. Any such benefits are described in the footnotes to the “Potential Payments to NEOs Upon Termination” table beginning on page 56 of this Proxy Statement.

Benefit	Retirement/ Voluntary Termination	Death	Disability	Change in Control	Involuntary Termination without Cause
Pension	Vested portion of: (1) TRP benefit payable at the date of termination. (2) SERP benefit payable at the later of the termination date or the date the NEO reaches age 55.

Vested portion of:

(1) TRP benefit payable to an eligible spouse at the date of NEO’s death.

(2) SERP benefit payable to an eligible spouse at the later to occur of (a) the date of death or (b) the date the NEO would have attained age 55.

Vested portion of: (1) TRP benefit payable at the date of termination. (2) SERP benefit payable at the later of the termination date or the date the NEO reaches age 55.

In addition to their vested TRP and SERP benefits, NEOs who participate in the SERP and TRP are entitled to receive a lump sum payment in an amount determined based upon the SERP and TRP payment the NEO would have received if the NEO had remained employed by the Company during the applicable severance period.

Vested portion of: (1) TRP benefit payable at the date of termination. (2) SERP benefit payable at the later of the termination date or the date the NEO reaches age 55.
Restricted Stock Units	Vested RSUs are payable at the date of termination and if termination occurs after age 65 (or after attaining 55 with 5 years or more of service), the NEO is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.	The NEO’s estate is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.	The NEO is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.	RSUs only provide for accelerated vesting if the awards are not continued or assumed upon a change in control or there is a qualifying termination within 2 years of the change in control.

Vested RSUs are payable at the date of termination, and if termination occurs after age 65 (or after attaining 55 with 5 or more years of service), the NEO is generally entitled to receive a prorated portion of RSUs based on the number of full months worked during the term of the applicable grant.

2023 PROXY STATEMENT	|	53

Executive Compensation: Other Potential Post-Employment Payments

Benefit	Retirement/ Voluntary Termination	Death	Disability	Change in Control	Involuntary Termination without Cause
Performance Shares	Performance shares are forfeited unless termination occurs after age 65 (or after attaining 55 with 5 years or more of service), in which case the NEO is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.	The NEO’s estate is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.	The NEO is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.

Performance Shares only provide for accelerated vesting if the awards are not continued or assumed upon the change in control or there is a qualifying termination within 2 years of the change in control.

Performance Share award payouts made as a result of change in control occurring prior to the expiration of the two-year performance cycle will be made at target; if the change in control occurs after the performance cycle is completed, payouts will be determined based on the Company’s achievement of the applicable performance metrics during the performance cycle.

Performance shares are forfeited unless termination occurs after age 65 (or after attaining 55 with 5 or more years of service), in which case the NEO is generally entitled to receive, after the end of the applicable Incentive Period, a prorated number of Performance Shares based on the number of full months worked during the applicable Incentive Period.
Life and Disability Insurance Benefits	None.

NEOs are generally entitled to receive death benefits under individual policies maintained by the Company and owned by the NEO or pursuant to the Company’s group life insurance program applicable to all employees.

			NEOs are generally entitled to receive disability benefits under the Company’s disability plans applicable to all employees, but only if their condition qualifies them for such benefits.	None.	None.

54	|	2023 PROXY STATEMENT

Executive Compensation: Other Potential Post-Employment Payments

Benefit	Retirement/ Voluntary Termination	Death	Disability	Change in Control	Involuntary Termination without Cause
Excise Taxes	None.	None.	None.

Mr. Lougee and Ms. Harker. Change in control benefits would be reduced to the extent the executive is better off on an after-tax basis.

Ms. Beall and Mr. Harrison. Payment of an amount sufficient to make each NEO who participated in the TCP prior to April 15, 2010 whole for any excise tax imposed on the payment under Section 4999 of the Internal Revenue Code.

None.
Severance Pay	None.	None.	None.	Lump sum payment calculated in accordance with the TCP or the CIC Severance Plan, as applicable.	Lump sum payment calculated in accordance with the TESP for the NEOs who participate in the plan.

The below discloses the varying amounts payable to each NEO in each of the noted situations. It assumes, in each case, that the executive’s termination was effective as of December 31, 2022. In presenting this disclosure, we describe amounts earned through December 31, 2022, taking into account, where applicable, bonuses paid in 2023 but earned as a result of 2022 performance and, in those cases where the actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company, our estimates of the amounts which would have been paid out to the executives upon their termination had it occurred on December 31, 2022. In addition, receipt of severance benefits under the TESP generally would be conditioned on the executive signing a separation agreement that includes a release of claims in favor of the Company and its respective affiliates, and agreement to adhere to customary post-employment restrictive covenants. The amounts shown in the Change in Control column represent the estimated incremental payments and benefits that would be payable to each NEO upon a change in control of the Company, assuming that the triggering event and a qualifying termination occurred at year-end 2022, in excess of the compensation and benefit entitlements that are payable to an NEO upon Retirement/Voluntary Termination.

2023 PROXY STATEMENT	|	55

Executive Compensation: Other Potential Post-Employment Payments

Potential Payments to NEOs Upon Termination

	Retirement/ Voluntary Termination (2) ($)		Death ($)		Disability ($)		Change in Control (6)(8)(9) ($)		Involuntary Termination without Cause ($)

David T. Lougee

Pension	617,213		387,841		617,213		0		617,213

Restricted Stock Units	1,462,725		1,462,725		1,462,725		2,657,104		1,462,725

Performance Shares(1)	9,524,481		9,524,481		9,524,481		4,436,953		9,524,481

Life and Disability Insurance Benefits	0		0	(3)	3,257,730	(5)	0		0

Severance Pay	0		0		0		6,746,500		4,497,667	(10)

Excise Tax Reimbursement	0		0		0		0	(7)	0

Total:	11,604,419		11,375,047		14,862,149		13,840,467		16,102,086

Victoria D. Harker

Pension(4)	0		0		0		0		0

Restricted Stock Units	750,232		750,232		750,232		1,369,383		750,232

Performance Shares(1)	2,427,865		2,427,865		2,427,865		1,216,391		2,427,865

Life and Disability Insurance Benefits	0		1,250,000	(3)	4,042,777	(5)	0		0

Severance Pay	2,227,500	(11)	0		0		947,500		2,272,500	(10)

Excise Tax Reimbursement	0		0		0		0	(7)	0

Total:	5,450,597		4,428,097		7,220,874		3,533,273		5,450,597

Lynn Beall

Pension	4,114,102		4,114,102		4,114,102		262,095		4,114,102

Restricted Stock Units	555,369		555,369		555,369		1,046,574		555,369

Performance Shares(1)	1,960,139		1,960,139		1,960,139		921,256		1,960,139

Life and Disability Insurance Benefits	0		0	(3)	1,547,671	(5)	0		0

Severance Pay	0		0		0		4,275,000		1,970,000	(10)

Excise Tax Reimbursement	0		0		0		2,768,380	(7)	0

Total:	6,629,609		6,629,609		8,177,280		9,273,306		8,599,609

Akin S. Harrison

Pension	32,319		32,319		32,319		6,968		32,319

Restricted Stock Units	0		384,005		384,005		1,150,299		0

Performance Shares(1)	0		1,378,558		1,378,558		2,065,877		0

Life and Disability Insurance Benefits	0		763,000	(3)	4,555,504	(5)	0		0

Severance Pay	0		0		0		2,790,000		1,271,250	(10)

Excise Tax Reimbursement	0		0		0		2,100,080	(7)	0

Total:	32,319		2,557,882		6,350,386		8,113,224		1,303,569

56	|	2023 PROXY STATEMENT

Executive Compensation: Other Potential Post-Employment Payments

(1)

The amounts shown in these rows represent the aggregate value of Performance Shares for the 2020-2023, 2021-2024 and 2022-2025 Incentive Periods, in each case at an assumed value per underlying share of common stock of $21.19, the closing price of a share of Company stock on December 30, 2022, which:

(a)

in the case of Retirement/Voluntary Termination, Death, Disability or Involuntary Termination without Cause, are prorated for Mr. Lougee, Ms. Harker and Ms. Beall based upon the number of full months the NEO has worked during the applicable Incentive Period, assuming payout to each NEO:

(i)

in respect of the 2020 Performance Shares, is based on actual performance levels for each performance metric during the two-year performance cycle, resulting in 143.1% of the target amounts for the grants made in connection with the Company’s 2020-2023 Incentive Period,

(ii)

in respect of the 2021 Performance Shares, is based on actual performance levels for each performance metric, resulting in 91.1% of the target amounts for the grants made in connection with the Company’s 2021-2024 Incentive Period; and

(iii)

in respect of the 2022 Performance Shares, is based on target performance levels for each performance metric, resulting in 100% of the target amounts for the grants made in connection with the Company’s 2022-2025 Incentive Period.

(b)	in the case of Death or Disability, are prorated for Mr. Harrison based upon the number of full months he has worked during the applicable Incentive Period, assuming payout to Mr. Harrison:

(i)

in respect of the 2020 Performance Shares, is based on actual performance levels for each performance metric during the two-year performance cycle, resulting in 143.1% of the target amounts for the grants made in connection with the Company’s 2020-2023 Incentive Period,

(ii)

in respect of the 2021 Performance Shares, is based on actual performance levels for each performance metric, resulting in 91.1% of the target amounts for the grants made in connection with the Company’s 2021-2024 Incentive Period, and

(iii)

in respect of the 2022 Performance Shares, is based on target performance levels for each performance metric, resulting in 100% of the target amounts for the grants made in connection with the Company’s 2022-2025 Incentive Period.

(c)	in the case of a change in control of the Company, assuming payout to each NEO in respect of:

(i)

the 2020 Performance Shares, is based on the Company’s actual performance with respect to each performance metric during the two-year performance cycle, resulting in 143.1% of the target amounts for the grants made in connection with the Company’s 2020-2023 Incentive Period, and

(ii)

both the 2021 Performance Shares and the 2022 Performance Shares, is based on target performance levels for each performance metric, resulting in 100% of the target amounts for the grants made in connection with the Company’s 2021-2024 Incentive Period and the Company’s 2022-2025 Incentive Period, respectively.

Notwithstanding the assumptions set forth above, in the case of Retirement/Voluntary Termination, Death, Disability or Involuntary Termination without Cause, Performance Shares will be paid out on the normal payout cycle (following the end of the applicable Incentive Period) based on the Company’s performance as measured under the applicable Performance Share award.

(2)

In addition to the amounts reported in this column, Mr. Lougee and Ms. Beall will receive the following post-retirement benefits and perquisites if he or she terminates employment (given that they are both currently retirement eligible): (i) legal and financial counseling services on the same basis as available to an active executive at the time his or her employment terminates, until April 15 of the year of retirement or the year following retirement; (ii) supplemental medical insurance coverage for the executive and his or her family; and (iii) generally continue to be permitted to recommend TEGNA Foundation grants to eligible charities up to $15,000 annually for a period of three years after retirement (Mr. Lougee only). If the executive is asked to represent the Company at a function or event, he or she is provided travel accident insurance. During the first year, we estimate the expected incremental cost to the Company for these post-retirement benefits would be approximately $57,100 for Mr. Lougee and $42,100 for Ms. Beall. During the second and third years following retirement, we estimate the expected incremental cost to the Company would be approximately $38,700 for Mr. Lougee and $23,700 for Ms. Beall. Thereafter, we estimate the expected incremental cost to the Company would be $22,000 for each of Mr. Lougee and Ms. Beall for these post-retirement benefits and perquisites. The Company reserves the right, in its sole discretion, to amend or terminate the post-retirement perquisites from time to time.

(3)	In connection with the Company’s life insurance programs:

•

NEOs may participate in the Company’s executive life insurance program. Mr. Lougee participates in the Key Executive Life Insurance Program (KELIP), Ms. Beall participate in the Executive Life Insurance Program (ELIP) and Ms. Harker and Mr. Harrison have chosen not to participate.

Under the KELIP, the face amount of the policy is determined once, at the beginning of the executive’s participation in the program and is equal to the sum of (i) two times the sum of the participant’s base salary and last bonus (in each case, at the time of underwriting) increased four percent annually for the lesser of ten years or until the executive reaches age 65, and (ii) $200,000. The participant’s future pay increases have no impact on the face amount of the policy and the coverage level is stepped down to $500,000 upon the earlier of the participant reaching age 65 or the participant’s retirement.

Under the ELIP, the face amount of the policy is determined at each policy anniversary. The executive’s death benefit under this frozen plan is equal to the sum of (i) two times the sum of the participant’s base salary and last bonus, and (ii) $200,000. The participant’s future pay increases, subject to a 10% guarantee issue increase limit, have a direct impact on the face amount of the policy. Upon the participant reaching age 65, the coverage level is reduced by 10% each year until it reaches $350,000.

The Company pays premiums on the above-referenced individually-owned life insurance policies, which premium is expected to be approximately $20,200 for Ms. Beall in 2023. Subject to the terms of his or her participation agreement, the participant’s right to receive future annual premium payments may become vested. As of December 31, 2022, Mr. Lougee has the right to receive these benefits, and Ms. Beall is not vested in this benefit.

2023 PROXY STATEMENT	|	57

Executive Compensation: Other Potential Post-Employment Payments

•

Death benefits are payable under individual universal life insurance policies maintained by the Company and owned by Mr. Lougee and Ms. Beall, respectively. The obligation to pay death benefits to the beneficiary(ies) designated by Mr. Lougee and Ms. Beall, respectively, pursuant to these insurance policies is that of the insurance company; the Company only pays the insurance premiums on behalf of the NEOs. In 2022, the Company paid insurance premiums on behalf of Ms. Beall. The life insurance proceeds that would have been payable (by the insurance company) to the beneficiary(ies) designated by Mr. Lougee and Ms. Beall, respectively, if a triggering event had occurred as of December 31, 2022 are: Mr. Lougee: $3,062,792 and Ms. Beall: $2,880,000.

•

Ms. Harker and Mr. Harrison continue to participate in the Company’s group life insurance program applicable to all employees (which provides for a benefit equal to the sum of base salary and last annual bonus, capped at $1,250,000).

•

In addition to the reported amount, the Company would continue to provide supplemental medical insurance coverage for their eligible dependents in the event of the deaths of Mr. Lougee or Ms. Beall, for the duration of the life of the eligible dependents. We estimate annual incremental costs to the Company for this benefit of approximately $22,000 for each of Mr. Lougee and Ms. Beall. Ms. Harker and Mr. Harrison are not eligible to receive this benefit.

(4)	The amounts shown for Ms. Harker reflect the fact that she does not participate in the TRP or the SERP.
(5)	In connection with the Company’s disability benefits programs:

•

Each NEO is entitled to a monthly disability benefit. The amounts set forth above represent the present value of the disability benefit applying the following assumptions: (i) the NEO incurred a qualifying disability on December 31, 2022, and the NEO remains eligible to receive disability benefits for the maximum period provided under the plan; (ii) the disability benefits are reduced by certain offsets provided for under the plan (e.g., a portion of the NEO’s SERP benefits, if any); and (iii) IRS-prescribed mortality and interest rate assumptions are used to calculate the present value of such benefits.

•

In the event that any of the NEOs become disabled he or she would be entitled to receive disability benefits under the Company’s disability plans, including: during the first six months of disability, disability benefits are paid at 100% of the executive’s pre-disability compensation for all or part of the six month period, depending on the length of the executive’s service, and if not paid at 100% for the entire six month period, disability benefits are paid at 60% of the executive’s pre-disability compensation for the balance of the six month period. After six months, disability benefits are paid at 60% or 50% of the executive’s pre-disability compensation, depending on whether the executive elects to pay for additional coverage. Certain executives are eligible to enroll in executive long-term disability coverage on an employee pay-all basis. This executive disability benefit provides additional disability income protection on earnings above the non-executive plan limit. To be eligible, the executive must have enrolled in the non-executive long-term disability coverage and elected the supplemental buy-up option which provides 60% income protection on annual earnings up to $500,000, defined as base salary, annual bonus and commissions. The executive disability coverage provides similar benefits on the earnings above the $500,000 limit. Mr. Lougee and Ms. Beall have each elected to participate in the executive long-term disability plan and the amounts set forth in this column reflect the additional coverage. Disability benefits are subject to certain conditions, limitations and offsets, and generally continue for the duration of the disability, but not beyond age 65. For those who become disabled near or after age 65, benefits may continue for a specified time beyond age 65 under the terms of the plan.

(6)

The amounts set forth in this column represent the estimated incremental payments and benefits that would be payable to each NEO upon a change in control of the Company, assuming that the triggering event and a qualifying termination occurred at year-end 2022. These amounts would be in excess of the compensation and benefit entitlements described in this Proxy Statement that are payable to an NEO upon Retirement/Voluntary Termination absent a change in control.

(7)

This amount represents the excise tax reimbursement amount an NEO would receive in connection with a change in control of the Company. The amounts shown for Ms. Beall and Mr. Harrison reflect the fact that the compensation she and he would have received if a change in control of the Company took place on December 31, 2022, would trigger an excise tax under Internal Revenue Code Section 4999, and that under the TCP each of them would be entitled to receive the excise tax reimbursement payment shown in the table. Mr. Lougee participates in the CIC Severance Plan, which does not provide for an excise tax reimbursement payment. Ms. Harker is not entitled to receive an excise tax reimbursement under the TCP. In the event that Mr. Lougee or Ms. Harker were subject to the excise tax under Code Section 4999, their change in control benefits would be reduced to $1 less than the amount that would trigger such taxes if such a reduction would put them in a better after-tax position. The full amount of Mr. Lougee’s and Ms. Harker’s severance is reflected in the table without giving effect to any such potential reduction.

(8)

In addition to the amounts reported in this column, each NEO in the TCP (Ms. Harker, Ms. Beall and Mr. Harrison) would receive life and medical insurance benefits for the severance period in amounts no less than those that would have been provided had the executive not been terminated. Mr. Lougee, as a participant in the CIC Severance Plan, would also receive a lump sum COBRA benefit. We estimate incremental costs to the Company for these benefits as follows: Mr. Lougee: $33,796, Ms. Harker: $29,467, Ms. Beall: $67,384, and Mr. Harrison: $43,336.

(9)

In addition to the benefits afforded under the TCP and the CIC Severance Plan, our NEOs also would receive other benefits under the SERP and the DCP upon a change in control that qualifies as a change in control under Code Section 409A, including:

•	SERP. All SERP benefits become immediately vested and benefits accrued up to the date of the change in control are paid out in the form of a lump sum distribution shortly after the change in control.

•	DCP. All post-2004 DCP benefits accrued up to the date of the change in control are paid in the form of a lump sum distribution shortly after the change in control.

(10)

These amounts represent payments NEOs may be entitled to receive under the TESP, which provides severance payments to the NEOs and other executives of the Company approved by the Committee in the event of certain involuntary terminations of employment.

(11)

Pursuant to her May 2017 letter agreement, Ms. Harker is entitled to a severance benefit under the TESP if she voluntarily terminates employment. See the section entitled “Compensation Discussion and Analysis —Post-Termination Pay —TEGNA Executive Severance Plan (TESP)” for a discussion of this benefit.

58	|	2023 PROXY STATEMENT

Executive Compensation: CEO Pay Ratio

CEO Pay Ratio

We are providing the following information to comply with Item 402(u) of Regulation S-K:

The 2022 total compensation of our CEO was $7,271,600.

During 2022, there were no changes to our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio calculations and disclosure. Accordingly, consistent with SEC regulations, we have calculated and presented the CEO pay ratio for 2022, below, on the basis of the same median employee identified as of December 31, 2021. As previously reported in our 2022 proxy statement, to determine the median employee, we first identified five possible median employees as of December 31, 2021 using our workforce of approximately 6,200 full, part-time and temporary employees as of December 31, 2021 and analyzing compensation paid in the form of base salary, bonus, commissions and sales incentives for the prior 12-month period. We then calculated 2021 total compensation for the five possible median employees based on the proxy rules for determining the annual compensation of NEOs and selected the median employee based on such calculations. The 2022 total compensation of the median employee so selected, including base salary, bonus, and 401(k) matching contributions, was $63,881.

The resulting ratio of our CEO’s 2022 total compensation to the 2022 total compensation of the median employee was 113.8 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

2023 PROXY STATEMENT	|	59

Executive Compensation: Pay Versus Performance

Pay Versus Performance
The following table sets forth additional compensation information for our principal executive officer (“PEO”) and non-PEO
NEOs, including the compensation actually paid (“CAP”) to our PEO and Average CAP to our non-PEO
NEOs, as determined in accordance with SEC
ru
les; total shareholder return (“TSR”); net income (loss); and Adjusted EBITDA for the years ended December 31, 2022, 2021, and 2020:

	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO (1)(2)	Average Summary Compensation Table Total for Other NEOs(1)	Average Compensation Actually Paid to Other NEOs(1)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (in thousands)	Adjusted EBITDA (in thousands)(4)
Year					TSR(3)	Peer Group TSR(3)

2022	$7,271,600	$9,933,343	$2,676,808	$3,360,805	$134.49	$105.70	$630,469	$1,131,903

2021	$6,958,477	$12,922,984	$2,485,626	$3,938,236	$115.72	$115.29	$476,955	$948,110

2020	$6,713,385	$6,052,469	$2,506,481	$2,081,797	$85.36	$94.71	$482,778	$1,024,293

(1)	Mr. Lougee was the PEO for all of the years ended December 31, 2022, 2021, and 2020. Ms. Harker, Ms. Beall, and Mr. Harrison were the Non-PEO NEOs for the years ended December 31, 2022, 2021 and 2020.
(2)
The following table sets forth the amounts that are deducted from, and added to, the Summary Compensation Table total compensation to calculate the Compensation Actually Paid (CAP), as determined in accordance with SEC rules, to the PEO and average CAP, as determined in accordance with SEC rules, to the
Non-PEO
NEOs for the years ended December 31, 2022, 2021, and 2020:

	PEO			Average for Non-PEO- NEOs

	2022	2021	2020	2022	2021	2020

Summary Compensation Table total	$7,271,600	$6,958,477	$6,713,385	$2,676,808	$2,485,626	$2,506,481

Stock awards: (a)	$(4,875,013)	$(4,387,505)	$(4,387,505)	$(1,375,002)	$(1,126,503)	$(1,111,498)
Less: Stock awards (as reported on the Summary Compensation Table)

Plus:	$4,574,871	$4,495,908	$4,356,277	$1,290,493	$1,154,794	$1,103,722
The fair value at the end of the year for all awards granted during the year that were outstanding and unvested at the end of the year

The change in fair value at the end of the year compared to the prior year for all awards granted in the prior year that were outstanding and unvested at the end of the year	$1,525,353	$4,716,432	$(422,478)	$369,748	$1,102,364	$(143,482)

The change in the fair value at the vesting date compared to the prior year for all awards granted in the prior year that vested in the current year	$1,436,532	$1,145,137	$(136,216)	$398,757	$322,680	$(50,389)

Less: The amounts reported as the change in pension benefits, which is the aggregate change in actuarial present value for all defined benefit and actuarial pension plans.	-	$(5,465)	$(70,994)	-	$(725)	$(223,037)

Compensation actually paid	$9,933,343	$12,922,984	$6,052,469	$3,360,805	$3,938,236	$2,081,797

(a)	Includes Performance Share and RSU awards.

(3)
TSR assumes that an investment of $100 was made in our Common Stock and in each Peer Group company on December 31, 2019 and that all dividends were reinvested, and is measured by dividing total dividends (assuming dividend reinvestment) plus share price change between the beginning and end of the measurement period by the share price at the beginning of the measurement period. Our peer group includes E.W. Scripps Company, Gray Television, Inc., Nexstar Media Group, Inc., and Sinclair Broadcast Group, Inc. (collectively, the “Peer Group”).

60	|	2023 PROXY STATEMENT

Executive Compensation: Pay Versus Performance

(4)
Adjusted EBITDA is a
non-GAAP
financial performance measure that we believe offers a useful view of the overall operation of our business. We define Adjusted EBITDA as net income attributable to TEGNA before (1) net (income) loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity (loss) income in unconsolidated investments, net, (5) other non-operating
items, net,
(6) M&A-related
costs, (7) advisory fees related to activism defense, (8) spectrum repacking reimbursements and other, net, (9) depreciation and (10) amortization.

(5)
Relationship
between executive compensation and financial performance.
The following charts reflect the relationship between the CAP to our PEO and average CAP to our non-PEO
NEOs to our TSR (as well as a comparison of our TSR to our Peer Group TSR), our net income (loss), and our Adjusted EBITDA for each of the years ended December 31, 2022, 2021, and 2020:

2023 PROXY STATEMENT	|	61

Executive Compensation: Pay Versus Performance

(6)	The following table provides a list of the most important financial performance measures used by the Company to link CAP to Company performance for the most recently completed fiscal year.

Adjusted EBITDA

Free cash flow

Revenue

62	|	2023 PROXY STATEMENT

Proposal 3—Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers

(Proposal 3 on the proxy card)

As required by Section 14A of the Exchange Act, we are asking shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers (NEOs) as described in the “Compensation Discussion and Analysis” and the related executive compensation tables, notes and narrative included on pages 26-62 of this Proxy Statement.

As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Leadership Development and Compensation Committee oversees the Company’s executive compensation programs and supports compensation policies that place a heavy emphasis on pay for performance. The Leadership Development and Compensation Committee also recognizes the importance of competitive compensation programs that are essential to recruiting and retaining the key executive talent needed to drive shareholder value.

We believe our executive compensation plans, principles and programs, as currently structured and as implemented, strongly align the interests of our NEOs with those of our shareholders and permit the Company to attract, retain and motivate talented executives. We urge you to read the “Compensation Discussion and Analysis” beginning on page 26 of this Proxy Statement, which describes in more detail the principles that guide the Committee’s compensation decisions and the components of our executive compensation plans and programs, as well as the Summary Compensation and other related executive compensation tables and narrative, beginning on page 48 of this Proxy Statement, which provide detailed information on the compensation of our NEOs.

The Board of Directors unanimously recommends that the shareholders of the Company vote “FOR” adoption of the following resolution:

“RESOLVED, that the shareholders of TEGNA Inc. approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related discussion.”

While the advisory vote we are asking you to cast is non-binding, the Company’s Leadership Development and Compensation Committee and the Board value the views of our shareholders and will take the outcome into account when considering future compensation decisions affecting our NEOs.

2023 PROXY STATEMENT	|	63

Proposal 4— Non-binding, Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of the Company’s Named Executive Officers

(Proposal 4 on the proxy card)

At least every six years, we are required under Section 14A of the Exchange Act to hold a separate non-binding, advisory shareholder vote with respect to the frequency of future votes we will hold on the Say on Pay proposal. Companies must give shareholders the choice of whether to cast an advisory vote on the Say on Pay proposal every year, every two years or every three years (commonly known as the “Frequency Vote on Say on Pay”). Shareholders may also abstain from making a choice.

As discussed above, the Board of Directors believes that our current executive compensation programs closely link executive compensation to our financial performance and align the interests of our executive officers with those of our shareholders. The Board believes that giving our shareholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our NEOs is a good corporate governance practice and is in the best interests of our shareholders, by allowing our shareholders to provide us with input every year on our executive compensation philosophy, policies and practices as disclosed in our proxy statement.

The Board of Directors recommends you vote for future advisory votes to approve the compensation of our NEOs to occur every “1 Year.”

Although the Board recommends that the Say on Pay proposal be voted on every “1 Year,” our shareholders will be able to specify one of four choices for the Frequency Vote on Say on Pay proposal as follows: (i) every “1 Year,” (ii) every “2 Years,” (iii) every “3 Years,” or (iv) “Abstain.” Shareholders are not voting to approve or disapprove of the Board’s recommendation of an annual vote on the Say on Pay proposal. Because this vote is advisory and will not be binding on the Board or the Company, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option most frequently specified by our shareholders.

64	|	2023 PROXY STATEMENT

Proposal 5—Shareholder Proposal regarding Shareholder Ratification of Termination Pay

(Proposal 5 on the proxy card)

Mr. Kenneth Steiner, who holds at least 500 shares of the Company’s common stock, submitted the following proposal, supporting statement and graphic, for which we take no responsibility, and has given notice that he (or a representative) intends to present the proposal at the Annual Meeting. Mr. Steiner’s address is 14 Stoner Avenue, Apt 2M, Great Neck, NY 11021.

Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon. This proposal gives management maximum flexibility because it places no limit on termination pay. Elevated termination pay simply needs to be subject to a non binding shareholder vote.

Generous performance-based pay can be okay but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target bonus better aligns management pay with shareholder interests.

For instance at one company, that does not have this policy, if the CEO is terminated he could receive $44 million in termination pay—over 10 times his base salary plus short-term bonus. The same person could receive a whopping $124 million in accelerated equity payouts in the event of a change in control, even if he remained employed.

It is in the best interest of TGNA shareholders and the morale of TGNA employees to be protected from such lavish management termination packages for one person.

Proposals like this proposal received between 51% and 65% support at:

AbbVie (ABBY)

FedEx (FDX)

Spirit AeroSystems (SPR)

Alaska Air (ALK)

Fiserv (FISV)

Please vote yes:

Special Shareholder Meeting Improvement—Proposal 5

The Board of Directors unanimously recommends that the shareholders of the Company vote

“AGAINST” the Shareholder proposal seeking to give shareholders the right to ratify the termination pay of the Company’s executives.

TEGNA Inc. – Statement in Opposition of Ratification of Termination Pay Proposal

After careful consideration, the Company’s Board of Directors (the “Board”) unanimously recommends that stockholders vote AGAINST this stockholder proposal for the following reasons:

2023 PROXY STATEMENT	|	65

Proposal 5: Shareholder Proposal regarding Shareholder Ratification of Termination Pay

The Company already limits cash severance payments for executives to three times base salary plus annual bonus.

As fully disclosed in this Proxy Statement, the Company’s existing severance policies already provide reasonable and appropriate severance protections that are consistent with market practices. The Company’s severance plan for executives, the TEGNA Executive Severance Plan, provides a cash severance payment of no more than two times base salary plus annual bonus and the Company’s change in control severance plans, the TEGNA 2015 Change in Control Severance Plan and the TEGNA Transitional Compensation Plan, provide cash severance that does not exceed three times base salary plus annual bonus.

By including long-term incentive awards in the calculation of the proposed limit on severance or termination benefits, the proposal discourages the use of long-term equity awards and is out of sync with market practices. In addition, the proposal would require stockholder approval of an already approved severance element.

The proposal seeks to include “equity awards if vesting is accelerated” in the calculation of the proposed limit on severance or termination payments, which discourages the use of long-term equity awards and directly conflicts with the objectives of our executive compensation program. As described in this Proxy Statement, the Company considers long-term equity awards an important element of our executive compensation program because they foster stock ownership and reward strong performance over multiple years, which in turn drives sustainable value creation for our stockholders.

Long-term equity awards also help the Company to recruit and retain executive talent and are granted and accepted with the expectation that executives will be given a fair opportunity to realize the full value of these awards. The accelerated vesting of long-term equity awards upon a qualifying termination following a change in control is intended to secure the executives’ continued dedication and services in the event of a change in control, which further aligns their interests with those of our stockholders when evaluating any potential transaction. Such accelerated vesting is expressly provided under the Company’s 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”), which was approved by our stockholders at the Company’s 2020 annual meeting. The Board believes, and our stockholders have agreed through their support of the 2020 Plan, that this provision, which is also used by a substantial majority of public companies, encourages executives to remain with the Company during a potential change in control, which further aligns their interests with those of our stockholders when evaluating any such potential transaction, even if such transaction results in a higher likelihood of job loss. If the proposal were adopted, it would require the Company to call a special meeting of stockholders to obtain stockholder approval of such accelerated vesting, which was already approved by our stockholders when they approved the 2020 Plan. The Board believes that such requirement would be expensive, impractical and unnecessary.

The proposal could create increased risk for stockholders and create a misalignment between our executives and our stockholders during a change-in-control transaction.

The proposal would impose significant limits on our use of severance protections to retain senior executives during a potential change in control and potentially impair our ability to deliver maximum stockholder value in such a transaction. The risk of job loss following a change in control, coupled with a limitation on the value that may be realized from previously granted equity awards, could present an unnecessary distraction for our senior executives and could lead them to seek the certainty of new employment while a transaction is being negotiated or is pending. This could result in a risk of the transaction not being completed or being finalized with less favorable terms for stockholders.

By effectively eliminating an important retention tool by requiring stockholder approval of termination payments, including the value of accelerated vesting of long-term equity awards, the proposal could result in a weakened alignment between the interests of our executives and those of our stockholders in a change in control transaction and create increased risk to our stockholders. It could also have an adverse impact on our ability to recruit and retain executive talent, as it would put us at a competitive disadvantage against other companies that do not face similar restrictions or uncertainty regarding their ability to offer termination protection.

The proposal is unnecessary because stockholders already have opportunities to express their approval of our post-termination compensation policies.

Our Board and management team value stockholder input and historically have proactively engaged with and solicited input from our stockholders regarding our executive compensation programs and philosophy. In addition, our existing plans and policies governing post-termination compensation for executives are fully described in the Company’s Proxy Statement each

66	|	2023 PROXY STATEMENT

Proposal 5: Shareholder Proposal regarding Shareholder Ratification of Termination Pay year under “Executive Compensation—Other Potential Post-Employment Payments” and stockholders have the opportunity to address those practices through an annual advisory vote on executive compensation. At our 2022 annual meeting of stockholders, over 96% of the stockholder votes cast supported our annual “Say on Pay” vote. Our Board’s Leadership Development and Compensation Committee (the “Committee”) and management team routinely discuss the input from stockholders on our overall executive compensation program, including stockholder support levels for “Say on Pay”, and consider whether action should be taken in response. These ongoing efforts to solicit stockholder input on our compensation program allow for year-round stockholder input and provide additional support for why the approval requirements set forth in the Proposal are unnecessary. In addition, in the event of a merger, acquisition or other similar event, stockholders would have a further opportunity to express their views on any compensation to our Named Executive Officers in connection with such transaction. Importantly, we note again that the treatment of long-term equity awards upon a change in control was expressly approved by stockholders when they approved the 2020 Plan.

The proposal could place the Company at a competitive disadvantage by limiting our ability to retain and attract highly qualified and effective executives.

Because the Company operates in a challenging business environment, we compete for talented management and the members of our management team are attractive targets for our competitors. Our executive compensation program is designed and continually refined by the Committee — which is composed entirely of independent directors and advised by an independent compensation consultant — to attract and retain executive talent in order to maximize long-term value creation for our stockholders. The proposal, if adopted, would limit the Committee’s discretion and therefore its flexibility to tailor the Company’s executive compensation programs to the Company’s needs at any given time.

In sum, our Board believes that our current executive compensation policies and practices, including our plans and policies governing post-termination compensation, are reasonable, consistent with market norms, appropriate and effectively align the interests of our executives with those of our stockholders. Our long-term equity awards, which are a fundamental component of our compensation program, further align executive officer and stockholder interests by linking a substantial portion of compensation to the achievement of strong corporate performance over multiple years. Adoption of this proposal could create a misalignment between those interests by discouraging the use of long-term equity awards and preventing the Company from effectively recruiting, motivating and retaining critical talent, and therefore would not be in the best interests of our stockholders.

For these reasons, the Board recommends a vote AGAINST this proposal.

2023 PROXY STATEMENT	|	67

Director Compensation

The compensation year for non-employee directors begins at each Annual Meeting of shareholders and ends at the following Annual Meeting of shareholders. The Leadership Development and Compensation Committee annually reviews the compensation program for non-employee directors with the assistance of Meridian, which provides a report evaluating the program relative to market practices. The Company paid its directors the following compensation for the 2022-2023 director compensation year:

•	an annual retainer of $100,000;

•

an additional annual retainer fee of $20,000 to each of the chairs of the Leadership Development and Compensation Committee, Nominating and Governance Committee, and Public Policy and Regulation Committee, an additional annual retainer fee of $30,000 to the chair of the Audit Committee, and an additional annual retainer fee of $120,000 to the independent Chair of the Board;

•	an annual equity grant in the form of restricted stock units with a grant date value equal to $125,000, which grant may be deferred under the DCP;

•	travel accident insurance of $1,000,000; and

•	a match from the TEGNA Foundation of charitable gifts made by directors up to a maximum of $10,000 each year.

All cash retainers are payable in cash quarterly and may be deferred under the DCP.

The annual equity grant is made to directors on the first day of the compensation year for directors. These awards of restricted stock units vest at a rate of 1/4th of the shares per quarter after the grant date, receive dividends or, if deferred, dividend equivalent rights and, once fully vested, will be paid to the director on the first anniversary of the grant date (unless the director has elected to defer his or her restricted stock units under the DCP), subject to the Company’s stock ownership guidelines for directors described below.

Restricted stock units will fully vest if a non-employee director retires from the Board due to the age of service limitations set forth in the Company’s By-laws or if the director leaves the Board because of death or disability. Restricted stock units also automatically vest upon a change in control of the Company. When a non-employee director leaves the Board for any other reason, the director’s unvested restricted stock units are forfeited.

Directors may elect to defer their cash retainer and/or annual equity grant under the DCP, which for cash fee deferrals provides for the same investment choices, including mutual funds and a TEGNA stock fund, made available to other DCP participants. Annual equity grants deferred at the election of the director must be invested in the TEGNA stock fund of the DCP.

The Company’s stock ownership guidelines encourage directors to own, directly, beneficially, or through the DCP, a number of shares having an aggregate value of at least three times the value of the director’s cash retainer. Directors are expected to hold all shares received from the Company as compensation until they meet their stock ownership guideline. All of our non-employee directors have met their stock ownership guideline.

68	|	2023 PROXY STATEMENT

Director Compensation

The following table shows the compensation paid to our independent directors for the fiscal year ended December 31, 2022. Mr. Lougee did not receive separate compensation for his service as a director and therefore is not included in the following tables.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Gina L. Bianchini(4)	100,000	125,000	0	225,000
Howard D. Elias(4)	220,000	125,000	10,000	355,000
Stuart J. Epstein	100,000	125,000	0	225,000
Lidia Fonseca(4)	100,000	125,000	0	225,000
Karen H. Grimes	100,000	125,000	0	225,000
Scott K. McCune	120,000	125,000	10,000	255,000
Henry W. McGee(4)	120,000	125,000	10,000	255,000
Susan Ness (5)	76,957	0	10,000	86,957
Bruce P. Nolop	130,000	125,000	10,000	265,000
Neal Shapiro(4)	100,000	125,000	10,000	235,000
Melinda C. Witmer(4)	107,174	125,000	0	232,174

(1)

Amounts shown in this column reflect the cash compensation earned by each director for 2022, in each case based upon the form in which the director elected to receive his or her retainer fees during the 2021-2022 and 2022-2023 director compensation periods.

(2)

Amounts shown in this column reflect the long-term equity award(s) granted to each director in 2022. The amounts in this column represent the aggregate grant date fair value of RSU awards computed in accordance with ASC 718 based on the assumptions set forth in note 9 to the Company’s 2022 audited financial statements.

(3)

Represents charitable gifts matched by the TEGNA Foundation pursuant to the TEGNA Match program. The TEGNA Match program matches eligible gifts made by Company employees and directors up to an aggregate of $10,000 a year. Gifts must be made to eligible organizations, including tax exempt charitable organizations, tax exempt hospitals or medical centers, and tax-exempt colleges, universities, graduate or professional schools, engineering or technical institutions and public and private preschools, elementary and secondary schools in the U.S. and its territories.

(4)

For the 2021-2022 director compensation period, Ms. Witmer deferred all payments she received in the form of cash and restricted stock units and Mr. Elias, Ms. Fonseca, Mr. McGee and Mr. Shapiro each deferred all payments received in the form of restricted stock units. For the 2022-2023 director compensation period, Ms. Witmer deferred all payments she received in the form of cash and restricted stock units and Ms. Bianchini, Mr. Elias, Mr. McGee and Mr. Shapiro each deferred all payments received in the form of restricted stock units.

(5)

Ms. Ness did not stand for reelection to the Board of Directors at the Company’s 2022 Annual Meeting of Shareholders because she had reached the Company’s mandatory retirement age for non-management directors. She therefore was paid a prorated amount of her annual compensation for the year through her last day of service as a director.

2023 PROXY STATEMENT	|	69

Outstanding Director Equity Awards at Fiscal Year-End

Name	Restricted Stock Awards (Vested/ Unvested) (#)
Gina L. Bianchini	11,481/2,989
Howard D. Elias	108,525/2,989
Stuart J. Epstein	2,989/2,989
Lidia Fonseca	25,676/2,989
Karen H. Grimes	2,989/2,989
Scott K. McCune	25,772/2,989
Henry W. McGee	60,799/2,989
Bruce P. Nolop	8,003/2,989
Neal Shapiro	93,734/2,989
Melinda C. Witmer	28,974/2,989

70	|	2023 PROXY STATEMENT

Equity Compensation Plan Information

The table below sets forth the following information as of the end of the Company’s 2022 fiscal year for (i) compensation plans previously approved by the Company’s shareholders and (ii) compensation plans not previously approved by the Company’s shareholders: (1) the number of securities to be issued upon the exercise of outstanding stock options (SOs), warrants and rights; (2) the weighted-average exercise price of such outstanding SOs, warrants and rights; and (3) other than securities to be issued upon the exercise of such outstanding SOs, warrants and rights, the number of securities remaining available for future issuance under the plans.

PLAN CATEGORY	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted -Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(A)) (c)
Equity compensation plans approved by shareholders(1)	4,958,786		16,318,950
Equity compensation plans not approved by shareholders(3)	333,255		4,424,642
Total	5,292,042		20,743,232

(1)

The equity compensation plans approved by the Company’s shareholders are the TEGNA Inc. 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”) and the TEGNA Inc. 2001 Omnibus Incentive Compensation Plan (amended and restated as of May 4, 2010), as amended (the “2010 Plan”). No further grants may be made under the 2010 Plan. The number in column (a) includes 2,588,485 shares subject to outstanding unvested restricted stock unit grants, vested restricted stock grants that have not been paid and vested restricted stock units grants that have not yet been paid, and 2,370,301 shares subject to outstanding unvested Performance Share awards. The number of shares subject to outstanding unvested Performance Share awards represents the 2020 Performance Share awards at 143.1% of target (which shares were paid out on February 28, 2023 at the end of the service-based vesting period), the 2021 Performance Share awards at 91.1% of target, and the maximum number of Performance Shares issued upon vesting of the 2022 Performance Share awards. The actual number of Performance Shares issued for the 2022 Performance Share awards could be zero to 200% of the target number of Performance Shares underlying the unvested awards. Assuming the target number of Performance Shares are issued in connection with the 2022 Performance Share awards, the number of shares subject to unvested Performance Share awards would be 1,887,574 and 16,801,317 shares would remain available for future issuance under the 2020 Plan.

(2)

The DCP is a non-qualified plan that provides benefits to directors and key executives of the Company. The DCP has not been approved by the Company’s shareholders. The DCP is a value-neutral plan, and there will be no additional premium or matching contribution with regards to the deferred compensation. The amounts elected to be deferred by each participant are credited to such participant’s account in the DCP, and the Company credits these accounts with earnings as if the amounts deferred were invested in the Company’s stock or other selected investment funds as directed by the participant. Amounts that are not treated as if invested in the Company’s stock are distributed in cash and amounts that are treated as if invested in the Company’s stock are generally distributed in shares of stock or cash, at the Company’s election. However, deferrals by directors of restricted stock or restricted stock unit grants are required to be distributed in stock under the terms of the DCP. The number in column (a) represents the number of shares credited to participants’ accounts in the DCP. The DCP does not currently include any shares to be issued upon the exercise of outstanding stock options, warrants and rights as a result of deferrals of grants made under the 2020 Plan. The table above does not include any shares that may in the future be credited to participants’ accounts in the DCP as a result of salary deferrals or transfers of other funds held in the plan. Participants in the DCP are general unsecured creditors of the Company with respect to their benefits under the plan.

2023 PROXY STATEMENT	|	71

Securities Beneficially Owned by Directors, Executive Officers and Principal Shareholders

The information presented below regarding beneficial ownership of common stock has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any SO or other right.

The following table presents, as of the Record Date, information based on the Company’s records and filings with the SEC regarding beneficial ownership of each person who is known to be the beneficial owner of more than five percent of the Company’s common stock, each current director and each nominee for election to the Board of Directors, the Company’s NEOs in 2022, and all directors and executive officers of the Company as a group. None of the shares owned by the Company’s directors or executive officers are pledged.

Name of Beneficial Owner(1)	Shares Owned(2)	Percent of Class

BlackRock, Inc.(3)	27,262,784	12.2%

The Vanguard Group, Inc. (4)	23,487,739	10.5%

David T. Lougee	893,247	*

Victoria D. Harker	478,413	*

Lynn Beall	254,901	*

Akin S. Harrison	104,882	*

Gina L. Bianchini	30,307	*

Howard D. Elias	37,516	*

Stuart J. Epstein	44,496	*

Lidia Fonseca	52,689	*

Karen H. Grimes	24,589	*

Scott K. McCune	87,041	*

Henry W. McGee	4,191	*

Bruce P. Nolop	61,677	*

Neal Shapiro	28,962	*

Melinda C. Witmer	24,604	*

All directors and executive officers as a group (14 persons including those named above)	2,220,465	*

*Less	than one percent.
(1)	Except as otherwise noted below, the address of each person listed in the table is: c/o TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102.
(2)

The following shares of common stock are included in the table because they may be acquired pursuant to restricted stock units and/or restricted stock awards granted to directors which are payable to the director by the Company if the director leaves the Board prior to August 21, 2023: Mr. Elias-5,065; Ms. Fonseca-7,468; Mr. McCune-16,550; Mr. McGee-4,191; Mr. Nolop-5,065; and Mr. Shapiro-6,315.

(3)

Based upon information as of December 31, 2022, contained in a Schedule 13G/A filed with the SEC on January 23, 2023 by BlackRock, Inc., reporting, in the aggregate, sole voting power over 26,635,205 shares and sole dispositive power over 27,262,784. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)

Based upon information as of December 31, 2022, contained in a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group, reporting, in the aggregate, shared voting power over 151,920 shares, sole dispositive power over 23,117,809 shares and shared dispositive power over 369,930 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

72	|	2023 PROXY STATEMENT

Investment in TEGNA Stock by Directors and Executive Officers

The following table presents, as of the Record Date, the total investment position in the Company’s stock of its directors and executive officers, based on the Company’s records and filings with the SEC.

Name of Officer or Director	Title	Share Investment
David T. Lougee	President and CEO, Director	931,450
Victoria D. Harker	Executive Vice President and CFO	506,336
Lynn Beall	Executive Vice President and COO—Media Operations	266,758
Akin S. Harrison	Senior Vice President, General Counsel and Secretary	111,186
Gina L. Bianchini	Director	44,923
Howard D. Elias	Director	145,097
Stuart J. Epstein	Director	44,496
Lidia Fonseca	Director	68,114
Karen H. Grimes	Director	24,589
Scott K. McCune	Director	93,388
Henry W. McGee	Director	64,435
Bruce P. Nolop	Director	61,677
Neal Shapiro	Director	120,339
Melinda C. Witmer	Director	48,315
All directors and executive officers as a group (14 persons including those named above)		2,631,256

This table reflects the same information as the table in the preceding section, but it also includes vested shares of the Company’s stock that each person holds through the Company’s Deferred Compensation Plan. As of the Record Date, fully vested shares of the Company’s stock in the following amounts were deemed to be credited to the accounts of the Company’s directors and executive officers under the Company’s Deferred Compensation Plan: Mr. Lougee-38,203; Ms. Harker-27,923; Ms. Beall-11,857; Mr. Harrison-6,304; Ms. Bianchini-14,617; Mr. Elias-107,581; Ms. Fonseca-15,425; Mr. McCune-6,347; Mr., McGee-60,243; Mr. Shapiro-91,377; Ms. Witmer-23,711; and all directors and executive officers as a group-410,791. These shares are not deemed to be “beneficially owned” under SEC rules and are therefore not included in the table in the preceding section.

2023 PROXY STATEMENT	|	73

Cost of Soliciting Proxies

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally, by telephone or other means. The Company also will request that brokerage houses, nominees, custodians and fiduciaries forward soliciting materials to the beneficial owners of stock held of record and will reimburse them for forwarding the materials. In addition, the Company has retained Innisfree M&A Incorporated, New York, New York (“Innisfree”), to aid in the solicitation of proxies at a fee of $20,000, plus out of pocket expenses. The Company has agreed to indemnify and hold harmless Innisfree and certain related persons against certain liabilities arising out of or in connection with the engagement.

74	|	2023 PROXY STATEMENT

Questions and Answers about the Proxy Materials and Annual Meeting

Why am I receiving these proxy materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by our Board of Directors for the 2023 Annual Meeting of Shareholders to be held virtually on August 17, 2023 at 10:00 a.m. ET. This Proxy Statement furnishes you with the information you need to vote, whether or not you attend the Annual Meeting.

What items will be voted on at the annual meeting?

Shareholders will vote on the following items if each is properly presented at the Annual Meeting.

		TEGNA Board’s Recommendation	More Information (Page No.)

Proposal 1	Election of Directors	FOR ALL NOMINEES	1

Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	25

Proposal 3	Approval, on an Advisory Basis, of the Compensation of the Named Executive Officers	FOR	63

Proposal 4	Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of the Company’s Named Executive Officers	1 YEAR	64

Proposal 5	Shareholder proposal regarding shareholder ratification of termination pay	AGAINST	65

What must I do if I want to attend the Annual Meeting?

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to shareholders of the Company as of the close of business June 22, 2023, which is the record date for the Annual Meeting (the “Record Date”), and guests of the Company. You will not be able to attend the Annual Meeting in person at a physical location.

Shareholders as of the Record Date who have a control number may attend the Annual Meeting via the Internet as a “Shareholder” and may vote during and participate in the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered Shareholders, your control number can be found on your proxy card or notice, or in an email you previously received.

Shareholders who hold shares through a bank, broker or other nominee must obtain a legal proxy from their bank, broker or other nominee and register in advance to be able to attend the Annual Meeting as a “Shareholder” and vote during and participate in the Annual Meeting. To register, such shareholders must submit to Computershare proof of their proxy power (legal proxy) reflecting their Company share holdings along with their name and email address. Registration emails must be labeled “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on August 14, 2023. Shareholders as of the Record Date who hold shares through a bank, broker or other nominee and properly register will receive an email from Computershare confirming their registration together with a control number.

2023 PROXY STATEMENT	|	75

Questions and Answers about the Proxy Materials and Annual Meeting

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

TEGNA Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Who may vote at the Annual Meeting?

If you owned Company stock at the close of business on the Record Date, then you may attend and vote online during the virtual Annual Meeting. You will need to follow the instructions set forth above in order to register for the Annual Meeting.

If you hold shares through a bank, broker, or other intermediary, you must provide a valid legal proxy, executed in your favor, from the holder of record if you wish to vote those shares at the Annual Meeting. Otherwise, as a beneficial shareholder, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee in order for your shares to be voted by such nominee on your behalf. A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. In uncontested situations, under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters, but beneficial shareholders must provide voting instructions with respect to non-routine matters. Only Proposal 2, to consider and act upon a Company proposal to ratify appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year, is considered a “routine” matter. Therefore, with respect to that proposal only, your broker would have the authority to vote without your instruction.

Participants in the TEGNA 401(k) Saving Plan may not vote their plan shares by ballot at the Annual Meeting. For additional information on voting of plan shares held in the TEGNA 401(k) Savings Plan, see the question entitled “How do I vote my shares in the Company’s Dividend Reinvestment and 401(k) Plans?” on page 78 below.

At the close of business on the Record Date, we had approximately 201,403,858 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each proposal.

What constitutes a quorum for the Annual Meeting?

The presence, virtually or by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum to conduct business. Shares held by an intermediary, such as a banker or a broker, that are voted by the intermediary on any or all matters will be treated as shares present for purposes of determining the presence of a quorum. Abstentions and any broker non-votes (defined above) will be counted for the purpose of determining the existence of a quorum.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to Securities and Exchange Commission (“SEC”) rules, we are permitted to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

76	|	2023 PROXY STATEMENT

Questions and Answers about the Proxy Materials and Annual Meeting

Choosing to receive your proxy materials electronically will save us the cost of printing and mailing documents to you and will reduce the impact of our annual shareholders’ meetings on the environment. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.

How can I get electronic access to the proxy materials?

This Proxy Statement and the Company’s 2022 Annual Report may be viewed online on the investor relations page of the Company’s website at www.tegna.com under the “Investors” menu. You can also elect to receive an email that will provide an electronic link to future Annual Reports and Proxy Statements rather than receiving paper copies of these documents. Choosing to receive your proxy materials electronically will save us the cost of printing and mailing documents to you. You can choose to receive future proxy materials electronically by visiting the investor relations page of the Company’s website at www.tegna.com under the “Investors” menu. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your choice to receive proxy materials electronically will remain in effect until you terminate it.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

•

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the proxy materials are being sent directly to you by the Company.

•

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by your bank, broker or other intermediary. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a shareholder of record of Company shares, how do I vote?

If you are a shareholder of record, you may vote by proxy via the Internet or by telephone by following the instructions provided in the enclosed proxy card. You may also vote by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. However, we are encouraging shareholders to vote electronically—by telephone or by Internet—whenever possible.

Shareholders of record may also attend the virtual Annual Meeting via live webcast at www.meetnow.global/MA7WFZQ and vote by ballot online.

Even if you currently plan to attend the Annual Meeting, we encourage you to vote by proxy TODAY to ensure that your shares are represented at the Annual Meeting. Your vote by ballot at the Annual Meeting will revoke any proxies previously submitted.

If I am a beneficial owner of shares held in street name, how do I vote?

As described above, as a beneficial shareholder, you may vote by proxy by following the instructions provided to you by your bank, broker or other intermediary on the voting instruction form. You must provide your voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee in order for your shares to be voted. We are encouraging shareholders to vote electronically—by telephone or by Internet—whenever possible.

If you are a beneficial owner of shares held in street name and you wish to attend the Annual Meeting and vote by ballot, you will need to provide a legal proxy, in PDF or Image file format, from the organization that holds your shares giving you the right to vote your shares.

2023 PROXY STATEMENT	|	77

Questions and Answers about the Proxy Materials and Annual Meeting

Will I be able to ask questions at the Annual Meeting?

Questions submitted during the Annual Meeting pertinent to meeting matters will be answered during the meeting, subject to time constraints. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting will be included in the rules of conduct that will be available on the virtual Annual Meeting website.

Can I change or revoke my vote?

Yes. If you deliver a proxy by mail, by telephone or via the Internet, you have the right to revoke your proxy in writing (by mailing another proxy bearing a later date), by phone (by another call at a later time), via the Internet (by voting online at a later time), by attending the virtual Annual Meeting and voting by ballot, or by notifying the Company before the Annual Meeting that you want to revoke your proxy. Submitting your vote by mail, telephone or via the Internet will not affect your right to vote by ballot if you decide to attend the Annual Meeting.

What are the votes required to adopt the proposals?

Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the director nominees and one vote on each other matter. To be elected, directors must receive a majority of the votes cast with respect to that director (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). If an incumbent nominee does not receive an affirmative majority of the votes cast, he or she is required to submit a letter of resignation to the Board’s Nominating and Governance Committee, which would recommend to the Board the action to be taken with respect to the letter of resignation. The Board is required to act on the Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified.

Ratification of the selection of our independent registered public accounting firm, the non-binding advisory vote to adopt the resolution to approve the Company’s executive compensation program, and the shareholder proposal regarding shareholder ratification of termination pay each require the affirmative vote of the majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting. The choice—1 year, 2 years, or 3 years—for the Frequency Vote on Say on Pay that receives the highest number of votes will be considered by the Company as the shareholders’ recommendation. Abstentions, if any, will have no effect on the election of any director or the Frequency Vote on Say on Pay, but will have the same effect as votes “against” each of the other three proposals. A broker non-vote with respect to each of Proposals One, Three, Four and Five will not be counted as a vote cast and will have no effect on the outcome of the vote for such proposals. We do not expect any broker non-votes for Proposal 2.

How do I vote my shares in the Company’s Dividend Reinvestment and 401(k) Plans?

If you participate in the Company’s Dividend Reinvestment Plan, your shares of stock in that plan can be voted in the same manner as shares held of record. If you do not give instructions, your shares held in the Dividend Reinvestment Plan will not be voted. If you participate in the TEGNA 401(k) Savings Plan (the “401(k) Plan”), only the trustee for the 401(k) Plan may vote the shares on your behalf. Please direct the trustee(s) how to vote your shares by using the enclosed voting instruction form. The deadline for instructing the trustee(s) as to how to vote your shares is 11:59 pm Eastern Time on August 14, 2023. All shares in the 401(k) Plan for which no instructions are received will be voted in the same proportion as instructions provided to the trustee by other 401(k) Plan participants.

How do I submit a shareholder proposal or nominate a director for election at the 2024 Annual Meeting?

To be eligible for inclusion in the proxy materials for the Company’s 2024 Annual Meeting, a shareholder proposal must be submitted in writing to TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary and must be received by March 1, 2024. If the Company changes the date of the 2024 Annual Meeting by more than 30 days from the

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Questions and Answers about the Proxy Materials and Annual Meeting one-year anniversary of the 2023 Annual Meeting, the deadline shall be a reasonable time before the Company begins to print and send its proxy materials.

A shareholder who wishes to present a proposal or nomination at the Company’s 2024 Annual Meeting, but who does not request that the Company solicit proxies for the proposal or nomination, must submit the proposal or nomination to the Company at the same address no earlier than April 19, 2024 and no later than May 9, 2024. If the Company changes the date of the 2024 Annual Meeting by more than 30 days before or 60 days after the one-year anniversary of the 2023 Annual Meeting, the notice of such proposal or nomination must be received no earlier than the date that is 120 days, and not later than the date that is 100 days prior to the date of the 2024 Annual Meeting or, if the first public announcement of the date of the 2024 Annual Meeting is less than 110 days prior to the date of such meeting, the 10th day following the day on which the public announcement of the 2024 Annual Meeting is first made by the Company. The Company’s By-laws require that any such proposal or nomination must contain specific information in order to be validly submitted for consideration.

In addition to satisfying the requirements under the Company’s By-Laws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 18, 2024. If the Company changes the date of the 2024 Annual Meeting by more than 30 days from the one-year anniversary of the 2023 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which the Company first announces the date of the 2024 Annual Meeting.

The Company anticipates that the 2024 Annual Meeting will be held in April or May 2024, more than 30 days from the one-year anniversary of the 2023 Annual Meeting. Accordingly, shareholders interested in submitting a shareholder proposal or nomination at the 2024 Annual Meeting are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and the Company’s By-laws.

Can shareholders and other interested parties communicate directly with our Board?

Yes. The Company invites shareholders and other interested parties to communicate directly and confidentially with the full Board of Directors, the Chair of the Board or the non-management directors as a group by writing to the Board of Directors, the Chair or the Non-Management Directors, TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. The Secretary will forward such communications to the intended recipient and will retain copies for the Company’s records.

How can I obtain a shareholder list?

We will make available a list of shareholders of record as of the Record Date for inspection by shareholders for any purpose germane to the 2023 Annual Meeting from August 6 through August 16, 2023, a period of ten days before the 2023 Annual Meeting, at our headquarters located at 8350 Broad Street, Suite 2000, Tysons, VA 22102.

What is “householding”?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name who have elected to receive paper copies of our proxy materials will receive only one copy of our 2022 Annual Report and this Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving multiple copies. This procedure will reduce our printing costs and postage fees. However, if any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or the Company’s 2022 Annual Report, he or she may contact the Company’s Secretary at TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102 or by calling the Secretary at (703) 873-6600. Any such shareholder may also contact the Secretary using the above contact information if he or she would like to receive separate Proxy Statements and Annual Reports in the future. If you are receiving multiple copies of the Company’s Annual Report and Proxy Statement, you may request householding in the future by contacting the Secretary.

2023 PROXY STATEMENT	|	79

Questions and Answers about the Proxy Materials and Annual Meeting

How can I obtain a copy of the Company’s 2022 Annual Report?

A copy of our 2022 Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, is being provided or made available to all shareholders of record on the Record Date. As permitted by the SEC, the Company is sending a Notice of Internet Availability of Proxy Materials to all shareholders.

If you hold your shares of record on the Record Date, you may request email or paper copies of our 2022 Annual Report over the Internet, at www.envisonreports.com/TGNA, by toll-free telephone call (in the U.S. and Canada) to 1-866-641-4276, or by email at investorvote@computershare.com. Please send an email with “Proxy Materials TEGNA Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

If you hold your shares on the Record Date in “street name” through a bank, broker or other intermediary, you also may have the opportunity to receive copies of our 2022 Annual Report electronically. Please check the information in the proxy materials provided by your bank, broker or other intermediary.

You may also obtain a copy without charge by writing to: TEGNA Inc., 8350 Broad Street, Suite 2000, Tysons, Virginia 22102, Attn: Secretary. Our 2022 Annual Report and 2022 Form 10-K are also available through the Company’s website at www.tegna.com. The Company’s Annual Report and Form 10-K are not proxy soliciting materials.

How can I obtain an additional proxy card or voting instruction form?

If you are a shareholder of record and you lose, misplace or otherwise need to obtain a proxy card, please contact Innisfree M&A Incorporated, the Company’s proxy solicitor, toll free at (877) 750-8226 (from the U.S. and Canada) or +1(412) 232-3651 (from other countries).

If you are the beneficial owner of shares held indirectly through a broker, bank, or other nominee and you lose, misplace or otherwise need to obtain a voting instruction form, please contact your account representative at that organization.

What happens if the meeting is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted. See “Can I change or revoke my vote?” above.

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Additional Information

Other Matters

As of the date of this Proxy Statement, we do not know of any other matters that may be presented for action at the Annual Meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

Incorporation By Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Leadership Development and Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by SEC rules) will not be deemed incorporated, unless specifically provided otherwise in such filing.

Websites

Website addresses referenced in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

Forward Looking Statements

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties related to: changes in the market price of the Company’s shares, general market conditions, access to credit or debt capital markets, applicable securities laws and alternative uses of capital; constraints, volatility, or disruptions in the capital markets or other factors affecting share repurchases, including the Company’s ability to complete the ASR on the expected terms and timing; delays or failures associated with implementation of the Company’s ASR program; the possibility that the Company’s ASR program, or any future share repurchases, may not enhance long-term stockholder value; the possibility that share repurchases pursuant to the ASR program could increase the volatility of the price of the Company’s common stock and diminish the Company’s cash reserves; legal proceedings, judgments or settlements; the response of customers, suppliers and business partners to the termination of the merger agreement, including impacts on and modifications to the Company’s plans, operations and business relating thereto; difficulties in employee retention due to the termination of the merger agreement; the Company’s ability to re-price or renew subscribers and execute on its capital allocation strategy; potential regulatory actions; changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto; and economic, competitive, governmental, technological and other factors and risks that may affect the Company’s operations or financial results, which are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation: anticipated growth rates and the Company’s plans, objectives and expectations.

June 29, 2023

2023 PROXY STATEMENT	|	81

TEGNA

TEGNA Inc. • 8350 Broad St., Suite 2000, Tysons, VA 22102 • www.TEGNA.com

Your vote matters heres how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/TGNA or scan the QR code login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/TGNA Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2023 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3. 1. To consider and act upon a proposal to elect nine director nominees to the Companys Board of Directors to hold office until the Companys 2024 Annual Meeting of Shareholders:For Against Abstain 01 - Gina L. Bianchini 04 - Karen H. Grimes 07 - Henry W. McGee 02 - Howard D. Elias 05 - David T. Lougee 08 - Neal Shapiro For Against Abstain 03 - Stuart J. Epstein 06 - Scott K. McCune 09 - Melinda C. Witmer For Against Abstain 2. COMPANY PROPOSAL TO RATIFY the appointment of PricewaterhouseCoopers LLP as the Companys independent registered public accounting firm for the 2023 fiscal year. 3. COMPANY PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, the compensation of the Companys named executive officers.The Board of Directors recommends a vote for 1 Year on Proposal 4. 4. ADVISORY VOTE ON THE FREQUENCY of future advisory votes to approve the compensation of the Companys named executive officers. 1Year 2 Years 3 Years Abstain The Board of Directors Recommends a vote Against Proposal 5. 5. SHAREHOLDER PROPOSAL regarding shareholder ratification of termination pay. For Against Abstain The proxies are authorized to vote in their discretion upon such other business, if any, as may properly come before the annual meeting or any adjournment thereof. 03UK2A 1UPX

TEGNA Inc.2023 Annual Meeting of Shareholders The 2023 Annual Meeting of Shareholders of TEGNA Inc. will be held on Thursday, August 17, 2023 at 10:00 a.m. Eastern Time, virtually via the Internet at meetnow.global/MA7WFZQ. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/TGNA IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. TEGNA Inc. This Proxy is Solicited on Behalf of the Board of Directors Annual Meeting of Shareholders - August 17, 2023 The undersigned hereby appoints David T. Lougee and Marc S. Sher, or either of them, attorneys and proxies each with power of substitution to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on August 17, 2023 and at any adjournment or postponement thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said Annual Meeting, as designated on the reverse, and in accordance with their best judgment in connection with such other business as may come before the Annual Meeting. If you are a current or former employee of TEGNA Inc. and own shares of TEGNA common stock through the TEGNA 401(k) Savings Plan, we must receive your completed and executed proxy card or your submission of an Internet or telephone vote by 11:59 p.m. (Eastern Time) on August 14, 2023. If your vote by proxy card, Internet or telephone is not received by 11:59 p.m. (Eastern Time) on August 14, 2023, the plan shares credited to your 401(k) account will be voted in the same proportions as the proxy votes which were timely and properly submitted by other plan participants.B Authorized Signatures This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) Please print date below. Signature 1 Please keep signature within the box. Signature 2 Please keep signature within the box. C Non-Voting Items Change of Address Please print new address below. Comments Please print your comments below.